Issuer Free Writing Prospectus

Filed Pursuant to Rule 433

Registration File No.: 333-172366-02

Date: March 12, 2012

Free Writing Prospectus

Structural and Collateral Term Sheet

$925,007,833

(Approximate Aggregate Cut-off Date Balance of Mortgage Pool)

$790,881,000

(Approximate Aggregate Principal Balance of Offered Certificates)

WFRBS Commercial Mortgage Trust 2012-C6

as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.

as Depositor

Wells Fargo Bank, National Association

The Royal Bank of Scotland

Liberty Island Group I LLC

C-III Commercial Mortgage LLC

Basis Real Estate Capital II, LLC

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates

Series 2012-C6

March 12, 2012

WELLS FARGO SECURITIES	RBS

Co-Lead Manager and	Co-Lead Manager and

Co-Bookrunner	Co-Bookrunner

Citigroup

Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-172366) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any other jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Wells Fargo Securities, LLC (“WFS”), RBS Securities Inc. (“RBSSI”), Citigroup Global Markets Inc. or any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for certain capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including Wells Fargo Securities, LLC, member FINRA and SIPC, and Wells Fargo Bank, National Association.

RBS is a trade name for the investment banking business of RBSSI. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by RBSSI and their securities affiliates. Lending, derivatives and other commercial banking activities are performed by The Royal Bank of Scotland plc and their banking affiliates. RBSSI is a member of SIPC, FINRA and the NYSE.

IRS CIRCULAR 230 NOTICE

THIS TERM SHEET IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES. THIS TERM SHEET IS WRITTEN AND PROVIDED BY THE DEPOSITOR IN CONNECTION WITH THE PROMOTION OR MARKETING BY THE DEPOSITOR AND THE CO-LEAD BOOKRUNNING MANAGERS OF THE TRANSACTION OR MATTERS ADDRESSED HEREIN. INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. Prospective investors should understand that, when considering the purchase of the Offered Certificates, a contract of sale will come into being no sooner than the date on which the relevant class of certificates has been priced and the underwriters have confirmed the allocation of certificates to be made to investors; any “indications of interest” expressed by any prospective investor, and any “soft circles” generated by the underwriters, will not create binding contractual obligations for such prospective investors, on the one hand, or the underwriters, the depositor or any of their respective agents or affiliates, on the other hand.

As a result of the foregoing, a prospective investor may commit to purchase certificates that have characteristics that may change, and each prospective investor is advised that all or a portion of the certificates referred to in these materials may be issued without all or certain of the characteristics described in these materials. The underwriters’ obligation to sell certificates to any prospective investor is conditioned on the certificates and the transaction having the characteristics described in these materials. If the underwriters determine that a condition is not satisfied in any material respect, such prospective investor will be notified, and neither the depositor nor the underwriters will have any obligation to such prospective investor to deliver any portion of the Offered Certificates which such prospective investor has committed to purchase, and there will be no liability between the underwriters, the depositor or any of their respective agents or affiliates, on the one hand, and such prospective investor, on the other hand, as a consequence of the non-delivery.

Each prospective investor has requested that the underwriters provide to such prospective investor information in connection with such prospective investor’s consideration of the purchase of the certificates described in these materials. These materials are being provided to each prospective investor for informative purposes only in response to such prospective investor’s specific request. The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2012-C6	Certificate Structure

I.	Certificate Structure

Class	Expected Ratings (Fitch/Moody’s/KBRA)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approx. Initial Credit Support(3)	Pass- Through Rate Description	Weighted Average Life (Years)(4)	Expected Principal Window(4)	Certificate Principal to Value Ratio(5)	Certificate Principal U/W NOI Debt Yield(6)
	Offered Certificates
A-1	AAA(sf)/Aaa(sf)/AAA(sf)	$57,427,000	30.000%	(7)	2.30	5/2012 – 7/2016	41.8%	17.7%
A-2	AAA(sf)/Aaa(sf)/AAA(sf)	$136,818,000	30.000%	(7)	4.47	7/2016 – 4/2017	41.8%	17.7%
A-3	AAA(sf)/Aaa(sf)/AAA(sf)	$67,832,000	30.000%	(7)	7.20	4/2017 – 6/2021	41.8%	17.7%
A-4	AAA(sf)/Aaa(sf)/AAA(sf)	$385,428,000	30.000%	(7)	9.45	6/2021 – 1/2022	41.8%	17.7%
A-S	AAA(sf)/Aaa(sf)/AAA(sf)	$100,595,000	19.125%	(7)	9.82	1/2022 – 2/2022	48.3%	15.3%
B	AA(sf)/Aa2(sf)/AA(sf)	$42,781,000	14.500%	(7)	9.95	2/2022 – 3/2022	51.0%	14.5%

	Non-Offered Certificates
X-A	AAA(sf)/Aaa(sf)/AAA(sf)	$748,100,000(8)	N/A	Variable(9)	N/A	N/A	N/A	N/A
X-B	NR/NR/NR	$176,907,832(10)	N/A	Variable(11)	N/A	N/A	N/A	N/A
C	A(sf)/A2(sf)/A(sf)	$31,219,000	11.125%	(7)	9.95	3/2022 – 3/2022	53.0%	14.0%
D	BBB-(sf)/Baa3(sf)/BBB-(sf)	$47,407,000	6.000%	(7)	9.96	3/2022 – 4/2022	56.1%	13.2%
E	BB(sf)/Ba2(sf)/BB(sf)	$13,875,000	4.500%	(7)	10.03	4/2022 – 4/2022	57.0%	13.0%
F	B(sf)/B2(sf)/B(sf)	$13,875,000	3.000%	(7)	10.03	4/2022 – 4/2022	57.9%	12.8%
G	NR/NR/NR	$27,750,832	0.000%	(7)	10.03	4/2022 – 4/2022	59.7%	12.4%

Notes:

(1)	The expected ratings presented are those of Fitch, Inc. (“Fitch”), Moody’s Investors Service, Inc. (“Moody’s”) and Kroll Bond Rating Agency, Inc. (“KBRA”) which the depositor hired to rate the rated offered certificates. One or more other nationally recognized statistical ratings organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to rate or provide market reports and/or published commentary related to the offered certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical ratings organization would assign or that its reports will not express differing, possibly negative, views of the mortgage loans and/or the offered certificates. See “Risk Factors—Risks Related to the Offered Certificates—Ratings of the Certificates Have Substantial Limitations” and “Ratings” in the free writing prospectus, dated March 12, 2012 (the “Free Writing Prospectus”).
(2)	The principal balances and notional amounts set forth in the table are approximate. The actual initial principal balances and notional amounts may be larger or smaller depending on the aggregate cut-off date principal balance of the mortgage loans definitively included in the pool of mortgage loans, which aggregate cut-off date principal balance may be as much as 5% larger or smaller than the amount presented in the Free Writing Prospectus.
(3)	The approximate initial credit support with respect to the Class A-1, A-2, A-3 and A-4 Certificates represents the approximate credit enhancement for the Class A-1, A-2, A-3 and A-4 Certificates in the aggregate.
(4)	Weighted Average Lives and Expected Principal Windows are calculated based on an assumed prepayment rate of 0% CPR and the “Structuring Assumptions” described under “Glossary” in the Free Writing Prospectus.
(5)	The Certificate Principal to Value Ratio for each Class of Certificates (other than the Class A-1, A-2, A-3 and A-4 Certificates) is calculated by dividing the aggregate principal balance of such class of certificates and all classes of certificates senior to such class by the aggregate appraised value of $1,550,180,000 (calculated as described in the Free Writing Prospectus) of the mortgaged properties securing the mortgage loans. The Certificate Principal to Value Ratios for each of the Class A-1, A-2, A-3 and A-4 Certificates are calculated by dividing the aggregate principal balance of the Class A-1, A-2, A-3 and A-4 Certificates by such aggregate appraised value. However, excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan (unless such mortgage loans are cross-collateralized and the cross-collateralization remains in effect).
(6)	The Certificate Principal U/W NOI Debt Yield for each Class of Certificates (other than the Class A-1, A-2, A-3 and A-4 Certificates) is calculated by dividing the underwritten net operating income for the mortgage pool of $114,804,775 (calculated as described in the Free Writing Prospectus) by the aggregate certificate balance of such class of certificates and all classes of certificates senior to such class of certificates. The Underwritten NOI Debt Yield for each of the Class A-1, A-2, A-3 and A-4 Certificates is calculated by dividing such mortgage pool underwritten net operating income by the aggregate principal balance of the Class A-1, A-2, A-3 and A-4 Certificates. However, cash flow from each mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan (unless such mortgage loans are cross-collateralized and the cross-collateralization remains in effect).
(7)	The pass-through rates for the Class A-1, A-2, A-3, A-4, A-S, B, C, D, E, F and G Certificates in each case will be one of the following: (i) a fixed rate per annum, (ii) the WAC Rate (as defined in the Free Writing Prospectus) for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the WAC Rate for the related distribution date or (iv) a variable rate per annum equal to the WAC Rate for the related distribution date minus a specified percentage.
(8)	The Class X-A Certificates are notional amount certificates. The Notional Amount of the Class X-A Certificates will be equal to the aggregate principal balance of the Class A-1, A-2, A-3, A-4 and A-S Certificates outstanding from time to time. The Class X-A Certificates will not be entitled to distributions of principal.
(9)	The pass-through rate for the Class X-A Certificates for any distribution date will equal the excess, if any, of (a) the WAC Rate for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, A-2, A-3, A-4 and A-S Certificates for the related distribution date, weighted on the basis of their respective aggregate principal balances outstanding immediately prior to that distribution date.
(10)	The Class X-B Certificates are notional amount certificates. The Notional Amount of the Class X-B Certificates will be equal to the aggregate principal balance of the Class B, C, D, E, F and G Certificates outstanding from time to time. The Class X-B Certificates will not be entitled to distributions of principal.
(11)	The pass-through rate for the Class X-B Certificates for any distribution date will equal the excess, if any, of (a) the WAC Rate for the related distribution date, over (b) the weighted average of the pass-through rates on the Class B, C, D, E, F and G Certificates for the related distribution date, weighted on the basis of their respective aggregate principal balances outstanding immediately prior to that distribution date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2012-C6	Transaction Highlights

II.	Transaction Highlights

Mortgage Loan Sellers:

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Cut-off Date Pool Balance
Wells Fargo Bank, National Association	35	63	$506,055,754	54.7%
The Royal Bank of Scotland(1)	24	26	210,002,034	22.7
Liberty Island Group I LLC	7	11	85,439,504	9.2
C-III Commercial Mortgage LLC	17	21	74,362,217	8.0
Basis Real Estate Capital II, LLC	6	31	49,148,324	5.3

Total	89	152	$925,007,833	100.0%

(1)	The mortgage loan seller referred to herein as The Royal Bank of Scotland is comprised of two affiliated companies: The Royal Bank of Scotland plc and RBS Financial Products Inc. With respect to the mortgage loans being sold for the deposit into the trust by The Royal Bank of Scotland (a) Twenty (20) mortgage loans, having an aggregate cut-off date principal balance of $174,648,065 and representing 18.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are being sold for deposit into the trust only by The Royal Bank of Scotland plc and (b) Four (4) mortgage loans, having an aggregate cut-off date principal balance of $35,353,969 and representing 3.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date are being sold for the deposit into the trust only by RBS Financial Products Inc.

Loan Pool:

Cut-off Date Balance:	$925,007,833
Number of Mortgage Loans:	89
Average Cut-off Date Balance per Mortgage Loan:	$10,393,346
Number of Mortgaged Properties:	152
Average Cut-off Date Balance per Mortgaged Property(1):	$6,085,578
Weighted Average Mortgage Interest Rate:	5.598%
Ten Largest Mortgage Loans as % of Cut-off Date Pool Balance:	37.5%
Weighted Average Original Term to Maturity (months):	111
Weighted Average Remaining Term to Maturity (months):	106
Weighted Average Original Amortization Term (months)(2):	332
Weighted Average Remaining Amortization Term (months)(2):	329
Weighted Average Seasoning (months):	5

(1)	Information regarding mortgage loans secured by multiple properties (other than through cross-collateralization with other mortgage loans) is based on an allocation according to relative appraised values or the allocated loan amounts or property-specific release prices set forth in related loan documents. Information regarding mortgage loans that are cross-collateralized with other mortgage loans is based upon the individual loan balances, except that the applicable loan-to-value ratio, debt service coverage ratio or debt yield for each such mortgage loan is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group. On an individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein.
(2)	Excludes any mortgage loan that does not amortize.

Credit Statistics:

Weighted Average U/W Net Cash Flow DSCR(1):	1.58x
Weighted Average U/W Net Operating Income Debt Yield Ratio(1):	12.4%
Weighted Average Cut-off Date Loan-to-Value Ratio(1):	61.1%
Weighted Average Balloon Loan-to-Value Ratio(1):	51.2%
% of Mortgage Loans with Additional Debt:	2.3%
% of Mortgage Loans with Single Tenants(2):	12.8%

(1)	Information regarding mortgage loans secured by multiple properties (other than through cross-collateralization with other mortgage loans) is based on an allocation according to relative appraised values or the allocated loan amounts or property-specific release prices set forth in related loan documents. Information regarding mortgage loans that are cross- collateralized with other mortgage loans is based upon the individual loan balances, except that the applicable loan-to-value ratio, debt service coverage ratio or debt yield for each such mortgage loan is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group. On an individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein.
(2)	Excludes mortgage loans that are secured by multiple single-tenant properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2012-C6	Transaction Highlights

Loan Structural Features:

Amortization: Based on the Cut-off Date Balance, 99.0% of the mortgage pool (88 mortgage loans) has scheduled amortization, as follows:

79.2% (82 mortgage loans) requires amortization during the entire loan term

19.8% (6 mortgage loans) provides for an interest-only period followed by an amortization period

Interest-Only: Based on the Cut-off Date Balance, 1.0% of the mortgage pool (1 mortgage loan) provides for interest-only payments during the entire loan term.

Hard Lockboxes(1): Based on the Cut-off Date Balance, 53.0% of the mortgage pool (29 mortgage loans) has hard lockboxes in place.

(1)	With respect to the WPC Self Storage Portfolio, 25 of the underlying properties are subject to hard lockboxes with springing cash management; one property, Metro - Forth Worth, is subject to a soft lockbox with springing cash management. With respect to Parrish Portfolio, 2 of the underlying properties have soft lockboxes with springing cash management and the third property has soft lockbox with upfront cash management. Please refer to Annex A-1 for further details.

Reserves: The mortgage loans require amounts to be escrowed monthly as follows (excluding any mortgage loans with springing provisions):

Real Estate Taxes:	81.7% of the pool
Insurance Premiums:	71.1% of the pool
Capital Replacements:	89.2% of the pool
TI/LC:	69.3% of the pool	*

* The percentage of Cut-off Date Balance for loans with TI/LC reserves is based on the aggregate principal balance allocable to office, retail, mixed-use and industrial properties.

Call Protection/Defeasance: Based on the Cut-off Date Balance, the mortgage pool has the following call protection and defeasance features:

89.3% of the mortgage pool (75 mortgage loans) features a lockout period, then defeasance only until an open period

10.7% of the mortgage pool (14 mortgage loans) features a lockout period, then the greater of a prepayment premium or yield maintenance until an open period

Please refer to Annex A-1 to the Free Writing Prospectus for further description of individual loan call protection.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2012-C6	Issue Characteristics

III.	Issue Characteristics

Securities Offered:	$790,881,000 approximate monthly pay, multi-class, commercial mortgage REMIC pass-through certificates consisting of six classes (Classes A-1, A-2, A-3, A-4, A-S and B), which are offered pursuant to a registration statement filed with the SEC.

Mortgage Loan Sellers:	Wells Fargo Bank, National Association (“WFB”); The Royal Bank of Scotland (“RBS”); Liberty Island Group I LLC (“LIG I”); C-III Commercial Mortgage LLC (“CIIICM”); and Basis Real Estate Capital II, LLC (“Basis”).

        Co-lead Bookrunning

Managers:	Wells Fargo Securities, LLC and RBS Securities Inc.

Co-Manager:	Citigroup Global Markets Inc.

Rating Agencies:	Fitch, Inc., Moody’s Investors Service, Inc. and Kroll Bond Rating Agency, Inc.

Master Servicer:	Wells Fargo Bank, National Association

Special Servicer:	Midland Loan Services, a division of PNC Bank, National Association

Certificate Administrator:	Wells Fargo Bank, National Association

Trustee:	Deutsche Bank Trust Company Americas

Trust Advisor:	Pentalpha Surveillance LLC

Cut-off Date:	The Cut-off Date with respect to each mortgage loan is the due date for the monthly debt service payment that is due in April 2012 (or, in the case of any mortgage loan that has its first due date in May 2012, the date that would have been its due date in April 2012 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

Expected Closing Date:	On or about April 4, 2012.

Determination Dates:	The 11th day of each month (or if that day is not a business day, the next succeeding business day), commencing in May 2012.

Distribution Dates:	The fourth business day following the Determination Date in each month, commencing in May 2012.

        Rated Final Distribution

Date:	The Distribution Date in April 2045.

Interest Accrual Period:	With respect to any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

Day Count:	The Offered Certificates will accrue interest on a 30/360 basis.

        Minimum

Denominations:	$25,000 for each Class of Offered Certificates. Investments may also be made in any whole dollar denomination in excess of the applicable minimum denomination.

Clean-up Call:	1%

Delivery:	DTC, Euroclear and Clearstream Banking

ERISA/SMMEA Status:	Each Class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No Class of Offered Certificates will be SMMEA eligible.

Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE FREE WRITING PROSPECTUS.

Bond Analytics Information:	The Certificate Administrator will generally be required to make distribution date settlements, CREFC reports and certain supplemental reports (other than confidential information) available to certain financial modeling and data provision services, including Bloomberg L.P., Trepp LLC, Intex Solutions, Inc., Markit Group Limited and BlackRock Financial Management Inc.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2012-C6	Characteristics of the Mortgage Pool

IV.	Characteristics of the Mortgage Pool

A.	Ten Largest Mortgage Loans

Mortgage Loan Seller	Mortgage Loan Name	City	State	Number of Mortgage Loans / Mortgaged Properties	Mortgage Loan Cut-off Date Balance ($)	% of Cut-off Date Balance (%)	Property Type	Number of SF, Rooms or Pads	Cut-off Date Balance Per SF, Room or Pad ($)	Cut-off Date LTV Ratio (%)	Balloon LTV Ratio (%)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)
WFB	National Cancer Institute Center	Frederick	MD	1 / 1	$76,500,000	8.3%	Office	341,271	$224	61.7%	51.2%	1.30x	10.2%
WFB	Windsor Hotel Portfolio II	Various	Various	1 / 4	67,279,272	7.3	Hospitality	901	74,672	59.9	54.5	1.66	14.7
WFB	WPC Self Storage Portfolio	Various	Various	1 / 26	48,157,500	5.2	Self Storage	1,718,350	28	49.1	45.4	1.84	12.9
WFB	Norwalk Town Square	Norwalk	CA	1 / 1	27,259,020	2.9	Retail	232,987	117	58.6	49.0	1.64	11.8
WFB	Resort MHC	Mesa	AZ	1 / 1	22,801,387	2.5	Manufactured Housing Community	791	28,826	74.1	62.1	1.51	10.3
WFB	Citrus Crossing	Azusa	CA	1 / 1	22,307,737	2.4	Retail	172,533	129	54.4	45.6	1.54	11.5
WFB	Boca Industrial Park	Boca Raton	FL	1 / 1	22,250,000	2.4	Industrial	386,846	58	60.3	55.7	1.59	11.5
RBS	Lexington Hotel Portfolio	West Chester	OH	1 / 2	20,473,784	2.2	Hospitality	226	90,592	60.4	46.8	1.58	13.7
LIG I	Seven Trees Retail Portfolio	San Jose	CA	1 / 3	19,958,826	2.2	Retail	156,085	128	46.0	38.9	1.74	13.6
LIG I	El Mercado Shopping Center	Union City	CA	1 / 1	19,941,865	2.2	Retail	109,468	182	55.7	47.2	1.49	11.6

Top Three Total / Weighted Average				3 / 31	$191,936,772	20.7%				57.9%	50.9%	1.56x	12.5%
Top Five Total / Weighted Average				5 / 33	$241,997,178	26.2%				59.5%	51.7%	1.57x	12.2%
Top Ten Total / Weighted Average				10 / 41	$346,929,390	37.5%				58.3%	50.3%	1.57x	12.2%

B.	Mortgage Loans with Additional Secured and Mezzanine Financing(1)

Loan No.	Mortgage Loan Seller	Mortgage Loan Name	Mortgage Loan Cut-off Date Balance ($)	% of Cut- off Date Balance (%)	Non-Trust Mortgage Loan Cut-off Date Balance ($)	Mezzanine Debt Cut-off Date Balance ($)	Total Debt Interest Rate (%)	Mortgage Loan U/W NCF DSCR (x)	Total Debt U/W NCF DSCR (x)	Mortgage Loan Cut- off Date U/W NOI Debt Yield (%)	Total Debt Cut-off Date U/W NOI Debt Yield (%)	Mortgage Loan Cut-off Date LTV Ratio (%)	Total Debt Cut-off Date LTV Ratio (%)
14	WFB	Claremont Village Square(2)	$15,049,818	1.6%	$1,243,000	$0	4.832%	1.67x	1.67x	12.2%	11.3%	43.4%	47.0%
53	WFB	Elks Building(3)	6,419,098	0.7	850,000	0	4.687	1.58	1.58	13.6	12.0	57.3	64.9

	Total/Weighted Average		$21,468,916	2.3%	$2,093,000	$0		1.64x	1.64x	12.6%	11.5%	47.6%	52.4%

(1)	In addition, the borrowers under certain of the mortgage loans also have incurred unsecured additional debt as described in the Free Writing Prospectus.
(2)	The subordinate debt is secured by the mortgaged property. The secured subordinate debt requires payments to the subordinate lender from time to time only to the extent of a specified portion of cash available taking into account all debts, liabilities and obligations of the borrower then due or net insurance proceeds, condemnation proceeds or sale or refinancing proceeds after repayment of other outstanding debt. Each of the Total Debt Interest Rate and Total Debt U/W NCF DSCR for the mortgage loan and the secured subordinate debt presented in the table is the same as that for the mortgage loan only.
(3)	The subordinate debt is secured by the mortgaged property. The secured subordinate debt bears no interest and requires periodic payments of principal before maturity only to the extent that a restaurant operated on the premises generates income in excess of specified thresholds. Each of the Total Debt Interest Rate and Total Debt U/W NCF DSCR for the mortgage loan and the secured subordinate debt presented in the table is the same as that for the mortgage loan only.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2012-C6	Characteristics of the Mortgage Pool

C.	Previous Securitization History(1)

Loan No.	Mortgage Loan Seller	Mortgage Loan Name	City	State	Property Type	Mortgage Loan Cut-off Date Balance ($)	% of Cut-off Date Balance (%)	Previous Securitization
2	WFB	Windsor Hotel Portfolio II	Various	Various	Hospitality	$67,279,272	7.3%	GMACC 2005-C1
4	WFB	Norwalk Town Square	Norwalk	CA	Retail	27,259,020	2.9	CCMSC 1997-2
7	WFB	Boca Industrial Park	Boca Raton	FL	Industrial	22,250,000	2.4	GMACC 2002-C1
10	LIG I	El Mercado Shopping Center	Union City	CA	Retail	19,941,865	2.2	JPMCC 2003-ML1A
11	Basis	Sunwest Portfolio	Various	Various	Retail	19,500,000	2.1	ASC 1997-D4
13	WFB	Williams Centre Plaza	Tucson	AZ	Retail	16,605,456	1.8	CSFB 2005-C5
15	RBS	Commerce Park IV & V	Beachwood	OH	Office	14,985,810	1.6	BACM 2002-PB2
22	RBS	Hulen Bend Shopping Center	Fort Worth	TX	Retail	13,061,681	1.4	FULBA 1998-C2
24	RBS	Summerhill Marketplace	East Brunswick	NJ	Retail	12,173,719	1.3	BSCMS 2005-PWR9
26	RBS	Santa Rosa Southside	Santa Rosa	CA	Retail	11,400,000	1.2	GMACC 2002-C2
27	RBS	Buford Plaza	Doraville	GA	Retail	10,985,545	1.2	MSC 2004-HQ3
33	RBS	Southland Plaza	San Diego	CA	Retail	9,500,000	1.0	BSCMS 2004-T14
34	LIG I	Lottsford Business Center	Upper Marlboro	MD	Office	9,200,000	1.0	GMACC 2002-C2
42	WFB	Hilton Garden Inn - Denver Airport	Aurora	CO	Hospitality	7,913,148	0.9	BACM 2006-4
45	WFB	64th & Greenway	Phoenix	AZ	Retail	7,550,000	0.8	SBM7 2001-C2(2)
52	RBS	Grande Pointe Apartments	Jacksonville	FL	Multifamily	6,465,992	0.7	CSFB 1998-C2
55	CIIICM	Crossings at Roswell	Roswell	GA	Retail	3,357,178	0.4	GECMC 2003-C2
56	CIIICM	Cumberland Place	Smyrna	GA	Retail	2,797,649	0.3	LBUBS 2004-C2
57	WFB	Natomas Self Storage	Sacramento	CA	Self Storage	5,959,466	0.6	CSFB 2002-CKP1
58	CIIICM	LaCarreta	Miami	FL	Retail	5,733,807	0.6	GMACC 2002-C1
59	RBS	Shady Grove Shopping Center	Irving	TX	Retail	5,476,530	0.6	BACM 2001-1
61	WFB	Van Buren Estates	Belleville	MI	Manufactured Housing Community	4,691,556	0.5	JPMCC 2001-C1
62	RBS	All Storage Mesquite	Mesquite	TX	Self Storage	3,013,632	0.3	BACM 2002-2
64	CIIICM	King’s Row MHC	Houston	TX	Manufactured Housing Community	4,481,943	0.5	BACM 2002-2
67	RBS	Shoppes at Garland	Garland	TX	Retail	2,492,764	0.3	BACM 2001-PB1
70	CIIICM	Walker Plaza	Walker	LA	Retail	3,986,102	0.4	JPMCC 2005-CB11
72	CIIICM	Parkway 3&4	Virginia Beach	VA	Industrial	3,803,723	0.4	MSC 1997-C1
76	Basis	Canton Center Crossing	Canton Township	MI	Retail	3,146,097	0.3	MSC 2005-HQ7
80	Basis	Westfield Ridge Apartments	Humble	TX	Multifamily	2,466,659	0.3	GMACC 2002-C2
82	CIIICM	Northwest Self Storage	Fort Worth	TX	Self Storage	2,150,000	0.2	BSCMS 2006-T22
83	CIIICM	Leisure Living MHC	Fort Worth	TX	Manufactured Housing Community	2,116,198	0.2	LBUBS 2002-C1
87	CIIICM	Apple Valley MHC	Fort Wayne	IN	Manufactured Housing Community	1,500,000	0.2	BACM 2006-4
89	CIIICM	Kirkwood MHC	Binghamton	NY	Manufactured Housing Community	1,468,823	0.2	JPMCC 2002-CIB4

		Total				$334,713,635	36.2%

(1)	The table above represents the most recent securitization with respect to the mortgaged property securing the related mortgage loan, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers.
(2)	The shop space at the subject property (not including the Fry’s parcel) was securitized in SBM7 2001-C2.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2012-C6	Characteristics of the Mortgage Pool

D.	Mortgage Loans with Scheduled Balloon Payments and Related Classes

Class A-2(1)
Loan No.	Mortgage Loan Seller	Mortgage Loan Name	State	Property Type	Mortgage Loan Cut-off Date Balance ($)	% of Cut-off Date Balance (%)	Mortgage Loan Balance at Maturity ($)	% of Class A-2 Certificate Principal Balance (%)	SF/ Rooms/ Pads/ Units	Loan per SF/ Room/ Pad/ Unit	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	Cut-off Date LTV Ratio (%)	Balloon LTV Ratio (%)	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
2	WFB	Windsor Hotel Portfolio II	Various	Hospitality	$67,279,272	7.3%	$61,194,328	49.2%	901	$74,672	1.66x	14.7%	59.9%	54.5%	0	51
17	WFB	Pyramid Office	TX	Office	14,832,658	1.6	13,387,679	10.8	218,836	68	1.51	13.5	55.3	50.0	0	53
19	Basis	Holiday Inn Maingate East	FL	Hospitality	14,000,000	1.5	12,743,833	10.2	444	31,532	1.58	13.7	54.7	49.8	0	60
23	WFB	Hacienda MHC	CA	Manufactured Housing Community	12,878,295	1.4	11,974,706	9.4	149	86,432	1.40	9.1	70.4	65.5	0	52
36	CIIICM	Florida Hotel Portfolio	FL	Hospitality	9,092,762	1.0	8,311,993	6.6	228	39,881	1.70	15.8	56.1	51.3	0	58
42	WFB	Hilton Garden Inn - Denver Airport	CO	Hospitality	7,913,148	0.9	7,349,879	5.8	157	50,402	2.10	16.1	39.6	36.7	0	51
45	WFB	64th & Greenway	AZ	Retail	7,550,000	0.8	7,073,737	5.5	79,903	94	1.25	10.3	66.2	62.1	13	55
81	WFB	High Cliff Estates MHP	IL	Manufactured Housing Community	2,341,619	0.3	2,145,230	1.7	224	10,454	1.61	13.4	64.9	59.4	0	54

		Total/Weighted Average			$135,887,755	14.7%	$124,181,386	99.3%			1.62x	13.8%	58.9%	53.8%	1	53

(1)	The table above presents the mortgage loans whose balloon payments would be applied to pay down the principal balance of the Class A-2 Certificates, assuming a 0% CPR and applying the “Structuring Assumptions” described in the Free Writing Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date. Each class of Certificates, including the Class A-2 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2012-C6	Characteristics of the Mortgage Pool

E.	Property Type Distribution

Property Type	Number of Mortgaged Properties	Aggregate Cut- off Date Balance ($)(1)	% of Cut-off Date Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)		Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
Retail	60	$321,169,891	34.7%	61.6%	51.5%	1.59	x	11.9%	11.0%	5.642%
Anchored	24	224,198,768	24.2	61.5	51.6	1.54		11.7	10.8	5.605
Unanchored	11	56,552,870	6.1	63.3	53.1	1.58		12.3	11.3	5.821
Shadow Anchored	4	20,266,287	2.2	54.2	48.8	2.24		13.8	12.8	5.444
Single Tenant	21	20,151,966	2.2	64.6	49.5	1.47		12.3	11.0	5.751
Hospitality	21	182,862,016	19.8	58.8	49.1	1.69		14.9	12.9	5.729
Full Service	6	89,862,408	9.7	59.1	52.4	1.66		14.8	12.5	5.546
Limited Service	14	84,410,606	9.1	58.3	45.8	1.74		15.2	13.4	5.898
Extended Stay	1	8,589,002	0.9	60.4	46.8	1.58		13.7	12.2	5.990
Office	6	129,491,535	14.0	61.4	51.5	1.40		11.3	10.0	5.435
Medical	2	84,053,969	9.1	62.1	51.6	1.31		10.3	9.3	5.417
Suburban	3	39,018,468	4.2	60.5	52.5	1.58		13.2	11.2	5.494
CBD	1	6,419,098	0.7	57.3	43.9	1.58		13.6	11.6	5.300
Self Storage	39	99,897,423	10.8	57.6	49.8	1.74		12.5	12.0	5.497
Self Storage	39	99,897,423	10.8	57.6	49.8	1.74		12.5	12.0	5.497
Manufactured Housing Community	12	68,990,219	7.5	69.4	58.0	1.49		10.9	10.6	5.605
Manufactured Housing Community	12	68,990,219	7.5	69.4	58.0	1.49		10.9	10.6	5.605
Industrial	5	48,405,671	5.2	66.6	54.4	1.49		11.6	10.8	5.489
Flex	4	43,419,135	4.7	66.2	53.8	1.48		11.5	10.7	5.403
Warehouse	1	4,986,536	0.5	69.7	59.7	1.60		12.8	11.9	6.240
Multifamily	6	39,231,090	4.2	64.7	52.6	1.50		12.2	10.9	5.771
Garden	4	21,560,867	2.3	64.5	50.3	1.58		13.0	11.7	5.676
High Rise	1	13,681,440	1.5	72.2	61.5	1.28		9.8	9.1	5.840
Low Rise	1	3,988,783	0.4	40.7	34.7	1.84		15.8	13.3	6.050
Mixed Use	3	34,959,988	3.8	50.4	42.0	1.60		12.0	10.7	5.331
Retail/Office	2	25,768,761	2.8	56.3	47.0	1.56		11.3	10.4	5.288
Retail/Hotel/Office	1	9,191,228	1.0	33.8	28.2	1.70		13.7	11.5	5.450

Total/Weighted Average	152	$925,007,833	100%	61.1%	51.2%	1.58	x	12.4%	11.3%	5.598%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, (a) the information for mortgage loans secured by more than one mortgaged property (other than through cross-collateralization with other mortgage loans) is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents), and (b) the information for each mortgaged property that relates to a mortgage loan that is cross-collateralized with other mortgage loans is based upon the principal balance of that mortgage loan, except that the applicable loan-to-value ratio, debt service coverage ratio or debt yield for each such mortgaged property is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group. On an individual basis, without regard to the cross-collateralization feature, any mortgaged property securing a mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2012-C6	Characteristics of the Mortgage Pool

F.	Geographic Distribution*

Location(1)	Number of Mortgaged Properties	Aggregate Cut- off Date Balance ($)(2)	% of Cut- off Date Balance	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon or ARD LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)		Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
California	40	$269,939,159	29.2%	55.3%	47.6%	1.69	x	12.4%	11.4%	5.417%
Southern	29	182,911,798	19.8	53.7	46.5	1.75		12.6	11.6	5.329
Northern	11	87,027,360	9.4	58.7	50.0	1.58		11.9	11.0	5.603
Texas	32	115,490,731	12.5	65.7	53.6	1.51		12.3	11.1	5.751
Florida	11	90,424,378	9.8	58.2	49.7	1.61		13.2	11.6	5.667
Maryland	2	85,700,000	9.3	62.2	51.9	1.32		10.4	9.3	5.422
Arizona	4	50,945,626	5.5	67.4	57.8	1.46		10.9	10.3	5.641
Other States(3)	63	312,507,939	33.8	64.0	52.5	1.60		13.1	11.8	5.717

Total/ Weighted Average	152	$925,007,833	100.0%	61.1%	51.2%	1.58x		12.4%	11.3%	5.598%

*	The Mortgaged Properties are located in 30 states.
(1)	For purposes of determining whether a mortgaged property is in Northern California or Southern California, Northern California includes areas with zip codes above 93600 and Southern California includes areas with zip codes of 93600 and below.
(2)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, (a) the information for mortgage loans secured by more than one mortgaged property (other than through cross-collateralization with other mortgage loans) is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents), and (b) the information for each mortgaged property that relates to a mortgage loan that is cross-collateralized with other mortgage loans is based upon the principal balance of that mortgage loan, except that the applicable loan-to-value ratio, debt service coverage ratio or debt yield for each such mortgaged property is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group. On an individual basis, without regard to the cross-collateralization feature, any mortgaged property securing a mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein.
(3)	Includes 25 other states.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2012-C6	Characteristics of the Mortgage Pool

G.	Characteristics of the Mortgage Pool(1)

CUT-OFF DATE BALANCE

Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
1,468,823 – 2,000,000	7	$11,477,361	1.2%
2,000,001 – 3,000,000	10	24,490,573	2.6
3,000,001 – 4,000,000	10	35,659,906	3.9
4,000,001 – 5,000,000	5	22,809,780	2.5
5,000,001 – 6,000,000	3	17,169,803	1.9
6,000,001 – 7,000,000	7	46,200,468	5.0
7,000,001 – 8,000,000	8	61,353,173	6.6
8,000,001 – 9,000,000	2	17,345,670	1.9
9,000,001 – 10,000,000	6	55,911,098	6.0
10,000,001 – 15,000,000	17	215,005,338	23.2
15,000,001 – 20,000,000	6	110,555,965	12.0
20,000,001 – 30,000,000	5	115,091,928	12.4
30,000,001 – 50,000,000	1	48,157,500	5.2
50,000,001 – 70,000,000	1	67,279,272	7.3
70,000,001 – 76,500,000	1	76,500,000	8.3

Total:	89	$925,007,833	100.0%

Average:	$10,393,346

UNDERWRITTEN NOI DEBT SERVICE COVERAGE RATIO

Range of U/W NOI DSCRs (x)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
1.27 – 1.30	1	$14,817,796	1.6%
1.31 – 1.40	8	74,734,032	8.1
1.41 – 1.50	6	121,941,124	13.2
1.51 – 1.60	12	115,188,299	12.5
1.61 – 1.70	15	93,309,425	10.1
1.71 – 1.80	15	146,868,208	15.9
1.81 – 1.90	10	71,344,092	7.7
1.91 – 2.00	11	197,351,916	21.3
2.01 – 2.25	7	61,243,916	6.6
2.26 – 2.50	2	10,795,877	1.2
2.51 – 3.00	1	7,913,148	0.9
3.01 – 3.24	1	9,500,000	1.0

Total:	89	$925,007,833	100.0%

Weighted Average:	1.74x

UNDERWRITTEN NCF DEBT SERVICE COVERAGE RATIO

Range of U/W NCF DSCRs (x)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
1.25 – 1.30	5	$120,549,235	13.0%
1.31 – 1.40	11	124,932,973	13.5
1.41 – 1.50	13	90,717,330	9.8
1.51 – 1.60	19	194,471,957	21.0
1.61 – 1.70	18	194,029,236	21.0
1.71 – 1.80	13	86,873,697	9.4
1.81 – 1.90	3	63,131,827	6.8
1.91 – 2.00	2	20,239,048	2.2
2.01 – 2.25	3	13,632,332	1.5
2.26 – 2.50	1	6,930,195	0.7
2.51 – 3.04	1	9,500,000	1.0

Total/Weighted Average:	89	$925,007,833	100.0%

Weighted Average:	1.58x

LOAN PURPOSE(1)

Loan Purpose	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
Refinance	77	$815,103,248	88.1%
Acquisition	11	103,330,659	11.2
Various	1	6,573,925	0.7

Total:	89	$925,007,833	100.0%

(1)	With respect to the T&M Retail Portfolio, Three Bears Supermarket was an acquisition and Marsh Supermarket was a refinance. Please refer to Annex A-1 for further details.

MORTGAGE RATE

Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
4.740 – 4.750	1	$7,913,148	0.9%
4.751 – 5.000	2	22,378,295	2.4
5.001 – 5.250	9	155,154,655	16.8
5.251 – 5.500	19	319,875,281	34.6
5.501 – 5.750	8	54,928,389	5.9
5.751 – 6.000	26	218,558,116	23.6
6.001 – 6.250	19	118,342,503	12.8
6.251 – 6.500	4	18,764,683	2.0
6.501 – 6.550	1	9,092,762	1.0

Total:	89	$925,007,833	100.0%

Weighted Average:	5.598%

UNDERWRITTEN NOI DEBT YIELD

Range of U/W NOI Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
9.1 – 10.0	6	$73,133,454	7.9%
10.1 – 11.0	11	187,607,302	20.3
11.1 – 12.0	22	183,433,202	19.8
12.1 – 13.0	13	138,972,073	15.0
13.1 – 14.0	22	169,218,223	18.3
14.1 – 15.0	3	89,644,488	9.7
15.1 – 16.0	9	56,173,541	6.1
16.1 – 17.0	2	16,496,284	1.8
17.1 – 18.1	1	10,329,266	1.1

Total:	89	$925,007,833	100.0%

Weighted Average:	12.4%

UNDERWRITTEN NCF DEBT YIELD

Range of U/W NCF Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
8.7 – 9.0	3	$27,778,295	3.0%
9.1 – 10.0	8	164,283,527	17.8
10.1 – 11.0	22	272,865,373	29.5
11.1 – 12.0	24	135,300,079	14.6
12.1 – 13.0	18	221,491,273	23.9
13.1 – 14.0	6	45,150,570	4.9
14.1 – 15.0	4	30,442,617	3.3
15.1 – 16.0	3	17,366,834	1.9
16.1 – 16.4	1	10,329,266	1.1

Total:	89	$925,007,833	100.0%

Weighted Average:	11.3%

(1)	Information regarding mortgage loans secured by multiple properties (other than through cross-collateralization with other mortgage loans) is based on an allocation according to relative appraised values or the allocated loan amounts or property-specific release prices set forth in related loan documents. Information regarding mortgage loans that are cross-collateralized with other mortgage loans is based upon the individual loan balances, except that the applicable loan-to-value ratio, debt service coverage ratio or debt yield for each such mortgage loan is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group. On an individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2012-C6	Characteristics of the Mortgage Pool

ORIGINAL TERM TO MATURITY

Range of Original Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
60	8	$135,887,753	14.7%
85 – 120	81	789,120,079	85.3

Total:	89	$925,007,833	100.0%

Weighted Average:	111

REMAINING TERM TO MATURITY

Range of Remaining Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
51 – 60	8	$135,887,753	14.7%
85 – 120	81	789,120,079	85.3

Total:	89	$925,007,833	100.0%

Weighted Average:	106

ORIGINAL AMORTIZATION TERM

Range of Original Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
Non-Amortizing	1	$9,500,000	1.0%
240	4	35,825,894	3.9
241 – 300	28	271,221,628	29.3
301 – 360	56	608,460,311	65.8

Total:	89	$925,007,833	100.0%

Weighted Average:*	332

*	Excludes the non-amortizing loans.

REMAINING AMORTIZATION TERM(1)

Range of Remaining Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
Non-Amortizing	1	$9,500,000	1.0%
230 – 240	4	35,825,894	3.9
241 – 300	28	271,221,628	29.3
301 – 360	56	608,460,311	65.8

Total:	89	$925,007,833	100.0%

Weighted Average:*	329

*	Excludes the non-amortizing loans.
(1)	The remaining amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

LOCKBOXES

Type of Lockbox	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
Hard/Springing Cash Management	20	$285,149,802	30.8%
None	26	220,055,637	23.8
Hard/Upfront Cash Management	8	158,791,341	17.2
Soft/Springing Cash Management	21	139,957,108	15.1
Various(1)	2	63,014,395	6.8
Springing (Without Established Account)	10	51,884,722	5.6
Springing (With Established Account)	2	6,154,827	0.7

Total:	89	$925,007,833	100.0%

(1)	With respect to the WPC Self Storage Portfolio, 25 of the underlying properties are subject to hard lockboxes with springing cash management; one property (Metro - Forth Worth) is subject to a soft lockbox with springing cash management. With respect to Parrish Portfolio, 2 of the underlying properties have soft lockboxes with springing cash management and the third property has soft lockbox with upfront cash management. Please refer to Annex A-1 for further details.

PREPAYMENT PROVISION SUMMARY

Prepayment Provision	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
Lockout/Defeasance/Open	75	$825,879,947	89.3%
Lockout/YM%/Open	14	99,127,886	10.7

Total:	89	$925,007,833	100.0%

CUT-OFF DATE LOAN-TO-VALUE RATIO

Range of Cut-off Date LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
33.8 – 35.0	1	$9,191,228	1.0%
35.1 – 40.0	2	17,413,148	1.9
40.1 – 45.0	2	19,038,601	2.1
45.1 – 50.0	3	81,573,862	8.8
50.1 – 55.0	7	74,305,296	8.0
55.1 – 60.0	10	164,871,713	17.8
60.1 – 65.0	19	210,627,130	22.8
65.1 – 70.0	33	220,041,646	23.8
70.1 – 74.4	12	127,945,209	13.8

Total:	89	$925,007,833	100.0%

Weighted Average:	61.1%

BALLOON LOAN-TO-VALUE RATIO

Range of Balloon LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
28.2 – 30.0	1	$9,191,228	1.0%
30.1 – 35.0	2	14,318,048	1.5
35.1 – 40.0	5	61,004,928	6.6
40.1 – 45.0	8	58,763,105	6.4
45.1 – 50.0	20	257,962,708	27.9
50.1 – 55.0	15	228,218,128	24.7
55.1 – 60.0	29	178,274,741	19.3
60.1 – 65.0	8	104,396,651	11.3
65.1 – 65.5	1	12,878,295	1.4

Total:	89	$925,007,833	100.0%

Weighted Average:	51.2%

AMORTIZATION TYPE

Type of Amortization	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
Amortizing Balloon	82	$732,350,333	79.2%
Interest-only, Amortizing Balloon	6	183,157,500	19.8
Interest-only, Balloon	1	9,500,000	1.0

Total:	89	$925,007,833	100.0%

ORIGINAL TERM OF INTEREST-ONLY PERIOD FOR PARTIAL IO LOANS*

IO Term (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
12	1	$9,200,000	1.0%
13 – 18	1	7,550,000	0.8
19 – 24	2	96,000,000	10.4
49 – 60	2	70,407,500	7.6

Total:	6	$183,157,500	19.8%

Weighted Average:	37

*	Excludes non-amortizing loans and amortizing loans that do not provide for a partial interest-only period.

SEASONING

Seasoning (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
0	9	$92,450,000	10.0%
1 – 3	45	330,254,314	35.7
4 – 6	14	81,785,126	8.8
7 – 9	20	405,700,597	43.9
10	1	14,817,796	1.6

Total:	89	$925,007,833	100.0%

Weighted Average:	5

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2012-C6	Certain Terms and Conditions

V.	Certain Terms and Conditions

Interest Entitlements:	The interest entitlement of each Class of Offered Certificates on each Distribution Date generally will be the interest accrued during the related Interest Accrual Period on the related Certificate Principal Balance or Notional Amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that Class for such Distribution Date as described below. If prepayment interest shortfalls arise from voluntary prepayments (without special servicer consent) on non-specially serviced mortgage loans during any collection period, the Master Servicer is required to make a compensating interest payment to offset those shortfalls, generally up to an amount equal to the portion of its master servicing fees that accrues at two basis points per annum. The remaining amount of prepayment interest shortfalls will be allocated to reduce the interest otherwise distributable on all Classes of Certificates (other than the Class X-A and Class X-B Certificates), pro rata, based on their respective amounts of accrued interest for the related Distribution Date. If a Class receives less than the entirety of its interest entitlement on any Distribution Date, then the shortfall will be added to its interest entitlement for the next succeeding Distribution Date. Interest entitlements on the Class D, C and B Certificates, in that order, may be reduced by certain Trust Advisor expenses.

Principal Distribution Amount:	The Principal Distribution Amount for each Distribution Date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any nonrecoverable advances and interest thereon that are reimbursed to the Master Servicer, the Special Servicer or the Trustee during the related collection period. Nonrecoverable advances and interest thereon are reimbursable from principal collections and advances before reimbursement from other amounts. The Principal Distribution Amount may also be reduced, with a corresponding loss to the Class D, C, B and A-S Certificates, then to the Class A-1, A-2, A-3 and A-4 Certificates (with any losses on the Class A-1, A-2, A-3 and A-4 Certificates allocated pro rata according to their respective Certificate Principal Balances immediately prior to that Distribution Date), in that order, in connection with certain Trust Advisor expenses to the extent that interest entitlements on the Class B, C and D Certificates are insufficient to absorb the effect of the expense on any particular Distribution Date.

Distributions:	On each Distribution Date, funds available for distribution from the mortgage loans, net of specified trust fees, expenses and reimbursements will generally be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

1.	Class A-1, A-2, A-3, A-4, X-A and X-B Certificates: To interest on the Class A-1, A-2, A-3, A-4, X-A and X-B Certificates, pro rata, according to their respective interest entitlements.

2.	Class A-1, A-2, A-3 and A-4 Certificates: To principal on the Class A-1, A-2, A-3 and A-4 Certificates in the following amounts and order of priority: (i) first, to principal on the Class A-1 Certificates until their Certificate Principal Balance is reduced to zero, up to the Principal Distribution Amount for such Distribution Date; (ii) second, to principal on the Class A-2 Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (iii) third, to principal on the Class A-3 Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (iv) fourth, to principal on the Class A-4 Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date. However, if the Certificate Principal Balance of each and every Class of Principal Balance Certificates other than the Class A-1, A-2, A-3 and A-4 Certificates has been reduced to zero as a result of the allocation of Mortgage Loan losses and expenses and any of the Class A-1, A-2, A-3 and/or A-4 Certificates remain outstanding, then the Principal Distribution Amount will be distributed on the Class A-1, A-2, A-3 and A-4 Certificates, pro rata, based on their respective outstanding Certificate Principal Balances, until their Certificate Principal Balances have been reduced to zero.

3.	Class A-1, A-2, A-3 and A-4 Certificates: To reimburse the holders of the Class A-1, A-2, A-3 and A-4 Certificates, pro rata, for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated in reduction of the Certificate Principal Balances of such Classes.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2012-C6	Certain Terms and Conditions

4.	Class A-S Certificates: To make distributions on the Class A-S Certificates as follows: (a) first, to interest on Class A-S Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3 and A-4 Certificates), to principal on Class A-S Certificates until their Certificate Principal Balance is reduced to zero; and (c) next, to reimburse the holders of the Class A-S Certificates for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated to that Class in reduction of its Certificate Principal Balance.

5.	Class B Certificates: To make distributions on the Class B Certificates as follows: (a) first, to interest on Class B Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-4 and A-S Certificates), to principal on Class B Certificates until their Certificate Principal Balance is reduced to zero; and (c) next, to reimburse the holders of the Class B Certificates for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated to that Class in reduction of its Certificate Principal Balance.

6.	After the Class A-1, A-2, A-3, A-4, A-S and B Certificates are paid all amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest, principal and loss reimbursement amounts (other than certain Trust Advisor expenses) on the Class C, D, E, F and G Certificates sequentially in that order in a manner analogous to the Class B Certificates.

Allocation of Yield Maintenance and Prepayment Premiums:	If any yield maintenance charges and prepayment premiums are collected during any particular collection period with respect to any mortgage loan, then on the distribution date corresponding to that collection period, the certificate administrator will pay a portion of the yield maintenance charges and prepayment premiums (net of liquidation fees payable therefrom) in the following manner: (1) pro rata, between the (x) the group (the “YM Group A”) of the Class A-1, A-2, A-3, A-4, A-S and X-A Certificates, and (y) the group (the “YM Group B” and, collectively with the YM Group A, the “YM Groups”) of the Class B, C, D and X-B Certificates, based upon the aggregate amount of principal distributed to the classes of principal balance certificates in each YM Group for that distribution date, and (2) among the classes of certificates in each YM Group, in the following manner, up to an amount equal to the product of (a) the yield maintenance or prepayment premium allocated to such YM Group, (b) the related Base Interest Fraction (as defined in the Free Writing Prospectus), and (c) a fraction, which in no event may be greater than 1.0, the numerator of which is equal to the amount of principal distributed to the holder(s) of such class for that distribution date, and the denominator of which is the aggregate amount of principal distributed to all the certificates in that YM Group for that distribution date. Any yield maintenance charges or prepayment premium allocated to such YM Group remaining after such distributions will be distributed to the Class X-A and/or Class X-B Certificates, as applicable, in such YM Group.

No prepayment premiums or yield maintenance charges will be distributed to the holders of the Class E, F, G or R Certificates. The holders of the Class X-B Certificates will be entitled to all prepayment premiums and yield maintenance charges collected after the Class A-1, A-2, A-3, A-4, A-S, B, C and D Certificates are retired. For a description of when prepayment premiums and yield maintenance charges are generally required on the mortgage loans, see Annex A-1 to the Free Writing Prospectus. See also “Certain Legal Aspects of Mortgage Loans — Enforceability of Certain Provisions” in the Free Writing Prospectus. Prepayment premiums and yield maintenance charges will be distributed on each Distribution Date only to the extent they are actually received on the mortgage loans as of the related Determination Date.

Realized Losses:	The Certificate Principal Balances of the Class A-1, A-2, A-3, A-4, A-S, B, C, D, E, F and G Certificates will be reduced without distribution on any Distribution Date as a write-off to the extent of any losses realized on the mortgage loans allocated to such Class on such Distribution Date. Such losses (other than certain Trust Advisor expenses) will be applied in the following order, in each case until the related Certificate Principal Balance is reduced to zero: first, to Class G; second, to Class F; third, to Class E; fourth, to Class D; fifth, to Class C; sixth, to Class B; seventh, to Class A-S; and, finally, pro rata, to Classes A-1, A-2, A-3 and A-4 based on their outstanding Certificate Principal Balances. Certain Trust Advisor expenses (if not absorbed by reductions of interest entitlements on Classes D, C and B) will be applied as write-offs in a similar manner, except that such write-offs will be applied only to the Class D, C, B, A-S and A-1, A-2, A3 and A-4 Certificates (with any write-offs on the Class A-1, A-2, A-3 and A-4 Certificates to be allocated pro rata according to their respective Certificate Principal Balances immediately prior to

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2012-C6	Certain Terms and Conditions

that Distribution Date). The notional amount of the Class X-A Certificates will be reduced by the amount of all losses that are allocated to the Class A-1, A-2, A-3, A-4 or A-S Certificates as write- offs in reduction of their Certificate Principal Balances. The notional amount of the Class X-B Certificates will be reduced by the amount of all losses that are allocated to the Class B, C, D, E, F or G Certificates as write-offs in reduction of their Certificate Principal Balances.

Debt Service Advances:	The Master Servicer or, if the Master Servicer fails to do so, the Trustee, will be obligated to advance delinquent debt service payments (other than balloon payments and default interest) and assumed debt service payments on the mortgage loans, except to the extent they are deemed non-recoverable from collections on the related mortgage loan. In addition, if an Appraisal Reduction Amount exists for a given mortgage loan, the interest portion of any debt service advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Certificates in reverse alphabetical order of their Class designations (except that interest payments on the Class A-1, A-2, A-3, A-4, X-A and X-B Certificates would be affected on a pari passu basis).

Servicing Advances:	The Master Servicer or, if the Master Servicer fails to do so, the Trustee, will be obligated to make servicing advances, including the payment of delinquent property taxes, insurance premiums and ground rent, except to the extent that those advances are deemed non-recoverable from collections on the related mortgage loan.

Appraisal Reduction Amounts:	An Appraisal Reduction Amount generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Free Writing Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan.

A mortgage loan will cease to be a required appraisal loan when the same has ceased to be a specially serviced mortgage loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such mortgage loan to be a required appraisal loan.

Appraisal Reduction Amounts will affect the amount of debt service advances on the related mortgage loan. Appraisal Reduction Amounts will also be taken into account in the determination of the identity of the Class whose majority constitutes the “majority subordinate certificateholder” and is entitled to appoint the subordinate class representative.

Clean-Up Call and Exchange Termination:	On each Distribution Date occurring after the aggregate unpaid principal balance of the mortgage loans is reduced below 1% of the initial aggregate principal balance of the mortgage loans of the Cut-off Date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Free Writing Prospectus. Exercise of the option will terminate the trust and retire the then-outstanding certificates.

If the aggregate Certificate Principal Balances of each of the Class A-1, A-2, A-3, A-4, A-S, B, C and D Certificates have been reduced to zero, the trust may also be terminated in connection with an exchange of all the then-outstanding certificates, including the Class X-B Certificates, for the mortgage loans and REO properties then remaining in the issuing entity, but all of the holders of those Classes of outstanding certificates would have to voluntarily participate in the exchange.

Liquidated Loan Waterfall:	Following the liquidation of any loan or property, the net liquidation proceeds generally will be applied (after reimbursement of advances and certain trust fund expenses), first, as a recovery of accrued interest, other than delinquent interest that was not advanced as a result of Appraisal Reduction Amounts, and then as a recovery of principal until all principal has been recovered. Any liquidation proceeds remaining thereafter will be applied as a recovery to delinquent interest that was not advanced as a result of Appraisal Reduction Amounts.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2012-C6	Certain Terms and Conditions

Majority Subordinate Certificateholder and Subordinate Class Representative:	A subordinate class representative may be appointed by the “majority subordinate certificate holder”, which will be the holder(s) of a majority of: (a) during a “subordinate control period”, the most subordinate class among the Class E, F and G Certificates that has a Certificate Principal Balance, as notionally reduced by any Appraisal Reduction Amounts allocable to that class, that is at least equal to 25% of its total initial principal balance and (b) during a “collective consultation period”, the most subordinate class among the Class E, F and G Certificates that has a total principal balance, without regard to Appraisal Reduction Amounts, that is at least equal to 25% of its initial Certificate Principal Balance. The majority subordinate certificateholder will have a continuing right to appoint, remove or replace the subordinate class representative in its sole discretion. This right may be exercised at any time and from time to time. See “Servicing of the Mortgage Loans and Administration of the Trust Fund”- The Majority Subordinate Certificateholder and the Subordinate Class Representative” in the Free Writing Prospectus.

Control and Consultation:	The rights of various parties to replace the Special Servicer and approve or consult with respect to major actions of the Special Servicer will vary according to defined periods. A “subordinate control period” will exist when the Class E Certificates have a Certificate Principal Balance, net of any Appraisal Reduction Amounts allocable to that class, that is not less than 25% of the initial principal balance of that class. In general, during a subordinate control period, (i) the subordinate class representative will be entitled to grant or withhold approval of asset status reports prepared, and material servicing actions proposed, by the Special Servicer, and (ii) the majority subordinate certificateholder, or the subordinate class representative on its behalf, will be entitled to terminate and replace the Special Servicer with or without cause, and appoint itself or another person as the successor special servicer. It will be a condition to such appointment that Fitch, Moody’s and KBRA confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of certificates. A “collective consultation period” will exist when the Class E Certificates have a Certificate Principal Balance that both (i) as notionally reduced by any Appraisal Reduction Amounts allocable to that class, is less than 25% of its initial principal balance and (ii) without regard to any Appraisal Reduction Amounts allocable to that class, is 25% or more of its initial Certificate Principal Balance. In general, during a collective consultation period, the Special Servicer will be required to consult with each of the subordinate class representative and the Trust Advisor in connection with asset status reports and material special servicing actions. A “senior consultation period” will exist when either the Class E Certificates have an aggregate principal balance, without regard to any Appraisal Reduction Amounts allocable to that class, that is less than 25% of its initial principal balance. In general, during a senior consultation period, the Special Servicer must seek to consult with the Trust Advisor in connection with asset status reports and material special servicing actions, and, in general, no subordinate class representative will be recognized or have any right to terminate the Special Servicer or approve, direct, or consult with respect to servicing matters.

Replacement of Special Servicer by General Vote of Certificateholders:	During any “collective consultation period” or “senior consultation period”, the Special Servicer may be terminated and replaced upon the affirmative direction of certificate owners holding not less than 75% of the appraisal-reduced voting rights of all certificates, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all certificates. The certificateholders who initiate a vote on a termination and replacement of the Special Servicer without cause must cause Fitch, Moody’s and KBRA to confirm the then-current ratings of the certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement.

Appraisal Remedy:	Solely for purposes of determining whether a “subordinate control period” is in effect, whenever the Special Servicer obtains an appraisal or updated appraisal under the pooling and servicing agreement, the subordinate class representative will have the right (at its expense) to direct the Special Servicer to hire a qualified appraiser to prepare a second appraisal of the mortgaged property. The Special Servicer must thereafter determine whether, based on its assessment of such second appraisal, any recalculation of the Appraisal Reduction Amount is warranted. The Appraisal Reduction Amount, whether based on the first or the second appraisal, will become effective following the second appraisal, except that the Appraisal Reduction Amount based on the first appraisal shall become effective if the subordinate class representative declines to demand a second appraisal within a specified number of business days, or if a second appraisal is not received within 90 days after the direction of the subordinate class representative. In addition, for the same purposes, if there is a material change in the mortgaged property securing any mortgage loan for which an Appraisal Reduction Amount has been calculated, the majority certificateholder of the Class E, F or G Certificates will be entitled (at its expense) to present an additional appraisal to the Special Servicer, which will generally be required to recalculate the Appraisal Reduction Amount based upon such additional appraisal. This latter right may not be exercised more frequently than once in any 12-month period for each mortgage loan for which an Appraisal Reduction Amount was calculated and can only be exercised during a subordinate control

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2012-C6	Certain Terms and Conditions

period or a collective consultation period as further described in the Free Writing Prospectus.

Sale of Defaulted Assets:	There will be no “fair value” purchase option. Instead, the pooling and servicing agreement will authorize the Special Servicer to sell defaulted mortgage loans to the highest bidder in a manner generally similar to sales of REO properties. The subordinate class representative will have certain preferential rights, including a right of first refusal other than during a “senior consultation period”, in respect of sales of defaulted mortgage loans and REO properties as described in the Free Writing Prospectus.

“As-Is” Appraisals:	Appraisals must be conducted on an “as-is” basis, and must be no more than 9 months old, for purposes of determining Appraisal Reduction Amounts, market value in connection with REO sales, etc. Required appraisals may consist of updates of prior appraisals. Internal valuations by the Special Servicer are permitted if the principal balance of a mortgage loan is less than $2,000,000.

Trust Advisor:	The Trust Advisor will perform certain review duties that will generally include a limited annual review of and report regarding the Special Servicer to the Certificate Administrator. The review and report generally will be based on: (a) during a subordinate control period, each final asset status report delivered to the Trust Advisor by the Special Servicer, (b) during a collective consultation period or senior consultation period, any asset status reports and additional information delivered to the Trust Advisor by the Special Servicer, and/or (c) during a senior consultation period, in addition to the applicable information described above, a meeting with the Special Servicer to conduct a limited review of the Special Servicer’s operational practices on a platform basis in light of the servicing standard. In addition, during any collective consultation period or senior consultation period, the Special Servicer must seek to consult with the Trust Advisor (in addition to the subordinate class representatives during a collective consultation period) in connection with material special servicing actions with respect to specially serviced mortgage loans. Furthermore, under certain circumstances, but only during a senior consultation period, the Trust Advisor may recommend the replacement of the Special Servicer, in which case the Certificate Administrator will deliver notice of such recommendation to the certificateholders, and certificateholders with specified percentages of the voting rights may direct the replacement of the Special Servicer at their expense.

The Trust Advisor may be removed and replaced without cause upon the affirmative direction of certificates owners holding not less than 75% of the appraisal-reduced voting rights of all certificates, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all certificates. The certificateholders who initiate a vote on a termination and replacement of the Trust Advisor without cause must cause Fitch, Moody’s and KBRA to confirm the then-current ratings of the certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement. During any “subordinate control period”, the proposed replacement trust advisor will be subject to the subordinate class representative’s consent (such consent not to be unreasonably withheld). If a proposed termination and replacement of the Trust Advisor is not consummated within 180 days following the initial request of the certificateholders who requested a vote, the proposed termination and replacement shall have no further force or effect. The Trust Advisor will be discharged from its duties if and when the Class A-1, A-2, A-3, A-4, A-S, B, C and D Certificates are retired.

Certain Fee Offsets:	If a workout fee is earned by the Special Servicer following a loan default, then certain limitations will apply to the collection and retention of a modification fee from the borrower. The modification fee generally must not exceed 1% of the principal balance of the loan as modified. In addition, if the loan re-defaults within a specified period of months and other conditions are satisfied, any subsequent workout or liquidation fee on that loan must be reduced by a portion of the previously- collected modification fee.

Deal Website:	The Certificate Administrator will be required to maintain a deal website which will include, among other items: (a) summaries of asset status reports prepared by the Special Servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Free Writing Prospectus, (e) the “Investor Q&A Forum” and (f) a voluntary “Investor Registry”. Investors may access the deal website following execution of a certification and confidentiality agreement.

Initial Majority Subordinate Certificateholder:	It is expected that RREF CMBS AIV, LP, an affiliate of Rialto Real Estate Fund, LP, will be the initial majority subordinate certificateholder.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

[THIS PAGE INTENTIONALLY LEFT BLANK.]

NATIONAL CANCER INSTITUTE CENTER

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

NATIONAL CANCER INSTITUTE CENTER

National Cancer Institute Center
8560 Progress Drive
Frederick, MD 21702
Frederick
FREDERICK COUNTY
Walkersville
Spring Garden
Clover Hill
Fort Detrick
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Ballenger Creek
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Frederick Fairgrounds
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Maryland School for the Deaf
Harry Grove Stadium
Frederick Crossing
Francis Scott Key Mall
Riverview Plaza
Westview Promenade
Ballenger Creek Park
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Woodsboro Pike
Baltimore 43 miles
Washington DC 45 miles
15
26
40
70
144
270
355
85
180
351
340
194
Chambersburg
PENNSYLVANIA
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MARYLAND
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Baltimore
WEST VIRGINIA
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Washington, DC
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Manassas

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

National Cancer Institute Center

Loan Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association

Credit Assessment (Fitch/Moody’s/KBRA):	NAP

Original Principal Balance:	$76,500,000

Cut-off Date Principal Balance	$76,500,000

% of Initial Pool Balance:	8.3%

Loan Purpose:	Refinance

Borrower Name:	Riv 402 Sub, LLC

Sponsors:	FCP Riverside NCI I, LLC; Matan 402 Member, LLC

Mortgage Rate:	5.350%

Note Date:	July 13, 2011

Anticipated Repayment Date:	NAP

Maturity Date:	August 1, 2021

IO Period:	24 months

Loan Term (Original):	120 months

Seasoning:	8 months

Amortization Term (Original):	312 months

Loan Amortization Type:	Interest-Only, Amortizing Balloon

Interest Accrual Method:	Actual/360

Call Protection:	L(32),D(84),O(4)

Lockbox Type:	Hard/Springing Cash Management

Additional Debt:	None

Additional Debt Type:	NAP

Escrows and Reserves:

Type:	Initial	Monthly	Cap (If Any)
Taxes(1)	$0	Springing	NAP
Insurance(2)	$0	Springing	NAP
Replacement Reserves	$0	$853	NAP
TI/LC(3)	$6,570,698	$0	NAP

Property Information
Single Asset/Portfolio:	Single Asset

Property Type:	Office

Specific Property Type:	Medical

Location:	Frederick, MD

Size:	341,271 SF

Cut-off Date Principal Balance Per Unit/SF:	$224.16

Year Built/Renovated:	2011/NAP

Occupancy %(4):	100.0%

Occupancy % Source Date:	January 18, 2012

Title Vesting:	Fee

Property Manager:	Matan Companies, LLLP

3rd Most Recent NOI (As of)(5):	NAV

2nd Most Recent NOI (As of)(5):	NAV

Most Recent NOI (As of)(5):	NAV

U/W Revenues:	$11,746,062

U/W Expenses:	$3,972,287

U/W NOI:	$7,773,775

U/W NCF:	$7,068,290

U/W NOI DSCR:	1.43x

U/W NCF DSCR:	1.30x

U/W NOI Debt Yield:	10.2%

U/W NCF Debt Yield:	9.2%

Appraised Value(6):	$124,000,000

Appraisal Valuation Date:	June 13, 2011

Cut-off Date LTV Ratio(6):	61.7%

LTV Ratio at Maturity or ARD(6):	51.2%

(1)	Monthly tax escrows are waived so long as no event of default has occurred and is continuing and the borrower delivers to lender satisfactory evidence of payment of taxes.
(2)	Monthly insurance escrows are waived so long as no event of default has occurred and is continuing and the borrower provides satisfactory evidence that the property is insured in accordance with the loan documents.
(3)	The TI/LC escrow was established for outstanding tenant improvement costs owed to the sole tenant, SAIC-Frederick, Inc. a wholly owned subsidiary of SAIC, Inc. The remaining balance as of the Cut-off Date is $21,067.
(4)	As of the Cut-off Date, the tenant was in possession of its space, paying full contractual rent and in the process of improving its space, but not yet in occupancy.
(5)	Historical operating statements are not available because the property was recently constructed in 2011.
(6)	The Appraised Value represents an “as-completed” value, which assumes completion of the tenant’s build-out of its space. The appraisal also presented an “as-is” appraised value of $118,000,000. Based on the “as-is” appraised value, the Cut-off Date LTV would be 64.8% and the LTV at Maturity would be 53.8%. The appraisal further presents a “go dark as-completed” appraised value of $84,700,000, which assumes termination of the lease by the tenant pursuant to the termination option. See “Major Tenant” below. Based on the “go dark as-completed” appraised value, the Cut-off Date LTV would be 90.3%, and the LTV at Maturity would be 75.0%.

The Mortgage Loan. The mortgage loan (the “National Cancer Institute Center Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a recently constructed, research facility for the National Cancer Institute (“NCI”), located in Frederick, Maryland (the “National Cancer Institute Center Property”). The National Cancer Institute Center Mortgage Loan was originated on July 13, 2011 by Wells Fargo Bank, National Association. The National Cancer Institute Center Mortgage Loan had an original principal balance of $76,500,000, has an outstanding principal balance as of the Cut-off Date of $76,500,000 and accrues interest at an interest rate of 5.350% per annum. The National Cancer Institute Center Mortgage Loan had an initial term of 120 months, has a remaining term of 112 months as of the Cut-off Date and requires interest-only payments for the first 24 payments following origination and thereafter requires payments of interest and principal based on a 26-year amortization schedule. The National Cancer Institute Center Mortgage Loan matures on August 1, 2021. The proceeds from the National Cancer Institute Center Mortgage Loan were used to refinance existing debt on the National Cancer Institute Center Property of approximately $43.8 million, fund upfront reserves of approximately $6.6 million, pay closing costs of approximately $773,187, and return approximately $25.5 million of equity to the sponsor.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

NATIONAL CANCER INSTITUTE CENTER

Following the lockout period, the borrower has the right to defease the National Cancer Institute Center Mortgage Loan in whole, but not in part, on any due date before the scheduled maturity date. In addition, the National Cancer Institute Center Mortgage Loan is prepayable without penalty on or after May 1, 2021.

The Property. The National Cancer Institute Center Property is a three-story, four-wing research facility containing approximately 341,271 rentable square feet situated on 32.0 acres of land. The property was built in 2011 and is located within Riverside Research Park in Frederick, Maryland, approximately 40 miles northwest of Washington, D.C. The improvements include approximately 84,557 square feet of office/administrative space, approximately 194,630 square feet of laboratory space and approximately 62,084 square feet of manufacturing space. The National Cancer Institute Center Property is operated as an advanced technology research facility for the NCI. The National Cancer Institute Center Property is 100.0% leased to SAIC-Frederick, Inc. (the “Tenant”), a wholly-owned subsidiary of SAIC, Inc. under a 10-year lease term that is scheduled to expire on September 25, 2021 and contains two 10-year renewal options in favor of the Tenant. The Tenant holds a government contract pursuant to which it is the sole operations and technical support contractor for the National Cancer Institute’s federally-funded research and development center at Fort Detrick, Maryland. In addition, the Tenant has reserved the right to expand by an additional 100,000 square feet on land adjacent to the National Cancer Institute Center Property.

The Tenant is a government services contractor that provides information technology services primarily to federal and state agencies, including various divisions of the United States military. Services offered by the Tenant include providing technological needs for national security, energy and the environment departments, cyber security and health research.

The following table represents certain information relating to the tenant at the National Cancer Institute Center Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date
Major Tenant
SAIC – Frederick, Inc.(3)	NR/A3/A-	341,271	100.0%	$24.60	$8,394,276	100.0%	9/25/2021	(4)

Total Major Tenant		341,271	100.0%	$24.60	$8,394,276	100.0%

(1)	Credit ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	The Annual U/W Base Rent PSF and Annual U/W Base Rent were derived by averaging the annual contractual rental increases through the lease term. The current in-place rent is $22.10 per square foot.
(3)	The Tenant possesses a purchase option at a price equal to fair market value of the National Cancer Institute Center Property at the time of purchase. Fair market value shall be considered the price that a willing buyer would pay and a willing seller would accept on the basis that the lease term is ten years and is not subject to any tenant early termination rights. See “Risk Factors –Renewal, Termination and Expiration and Reletting Entails Risks that May Adversely Affect Your Investment” in the Free Writing Prospectus.
(4)	The Tenant may terminate the lease with 240 days notice after the occurrence of various events, including but not limited to the following: (i) the United States government terminates in whole or in part the NCI contract with Tenant for any reason, (ii) the United States government reduces or changes the scope of the contract with Tenant for any reason, such that the reduction eliminates the need for Tenant’s activity conducted on the premises, (iii) funds available to Tenant for the services to be performed under the NCI contract are abolished or substantially eliminated by the United States government, or (iv) a termination for convenience occurs pursuant to applicable federal acquisition regulations with the Tenant. If the Tenant decides to terminate the lease prior to the following conditions: (i) the issuance of a certificate of occupancy, (ii) all of the Tenant’s fixtures, leasehold improvements, furniture and equipment being installed within the entire property and all government approvals and consents are issued, and (iii) not less than 250 employees of the Tenant are physically occupying the building, then the Tenant is responsible to reimburse the sponsor for any and all development costs and fees incurred by the sponsor as well as an early termination fee equal to 12% per annum of the sponsor’s cost to date (subject to a cap of $105 million).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

NATIONAL CANCER INSTITUTE CENTER

The following tables present certain information relating to the lease rollover schedule at the National Cancer Institute Center Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring(2)	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2012	0	0	0.0%	0	0.0%	$0	$0.00
2013	0	0	0.0%	0	0.0%	$0	$0.00
2014	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	0	0	0.0%	0	0.0%	$0	$0.00
2020	0	0	0.0%	0	0.0%	$0	$0.00
2021	1	341,271	100.0%	341,271	100.0%	$8,394,276	$24.60
2022	0	0	0.0%	341,271	100.0%	$0	$0.00
Thereafter	0	0	0.0%	341,271	100.0%	$0	$0.00
Vacant	0	0	0.0%	341,271	100.0%	$0	$0.00

Total /Weighted Average	1	341,271	100.0%			$8,394,276	$24.60

(1)	Source: Information obtained from the underwritten rent roll.
(2)	The Tenant has a lease termination option that is exercisable prior to the originally stated expiration date of the subject lease and is not considered in the Lease Expiration Schedule.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the National Cancer Institute Center Property:

Cash Flow Analysis(1)

	U/W(2)	U/W $ per SF(2)
Base Rent	$8,394,276	$24.60
Grossed Up Vacant Space	0	0.00
Total Reimbursables	3,970,000	11.63
Other Income	0	0.00
Less Vacancy & Credit Loss	(618,214)	(1.81)

Effective Gross Income	$11,746,062	$34.42
Total Operating Expenses	$3,972,287	$11.64

Net Operating Income	$7,773,775	$22.78
TI/LC	620,167	1.82
Capital Expenditures	85,318	0.25

Net Cash Flow	$7,068,290	$20.71
NOI DSCR	1.43x
NCF DSCR	1.30x
NOI DY	10.2%
NCF DY	9.2%

(1)	Historical operating statements are not available because the property was recently constructed in 2011.
(2)	The Annual U/W Base Rent PSF and Annual U/W Base Rent were derived by averaging the annual contractual rental increases through the lease term. The Tenant’s lease is triple-net and the current in-place rent is $22.10 per square foot.

Appraisal. According to the appraisal, the National Cancer Institute Center Property had an “as-is” appraised value of $118,000,000, an “as-completed” appraised value of $124,000,000, which assumes completion of the Tenant’s build-out of it space, and a “go dark as-completed” appraised value of $84,700,000, which assumes a termination of the lease by the Tenant pursuant to the termination option described above. All of the aforementioned appraised values have an effective date of June 13, 2011.

Environmental Matters. According to the Phase I environmental site assessment dated June 9, 2011 there was no evidence of any recognized environmental conditions.

Market Overview and Competition. According to the appraisal, the National Cancer Institute Center Property is located within The Riverside Research Park, a 450-acre master planned corporate campus with approximately 177 acres dedicated primarily for medical research. The National Cancer Institute Center Property is located approximately four miles from Fort Detrick, a United

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

NATIONAL CANCER INSTITUTE CENTER

States Army medical installation that houses the principal offices of the United States Army Medical Research and Material Command. The National Cancer Institute Center Property is also located within approximately four miles of the National Interagency of Biodefense Camps and the existing properties at which the NCI or contractors on behalf of NCI maintain offices or research facilities.

The National Cancer Institute Center Property is located in the Suburban Maryland market within the greater Washington DC/Baltimore/Suburban Maryland market. The Washington DC/Baltimore/Suburban Maryland market has a concentration of life science, medical research and biotechnology facilities. Other government research entities located within the market include the Food and Drug Administration, the Department of Health and Human Services, the National Institutes of Health, and the U.S. Army’s Medical Research Institute for Infectious Diseases. Due to its laboratory build-out, the National Cancer Institute Center Property is classified as a life science property. Within the life science sector of the Suburban Maryland market, as of the second quarter 2011, vacancy is less than 6% and average market rents for similar space average $27.50 per square foot, triple net.

The Borrower. The National Cancer Institute Center Loan is structured as a Maryland Indemnity Deed of Trust (“IDOT”). The borrower is a single member Delaware limited liability company and a single purpose entity with two independent directors, whose sole member RIV 402, LLC is the owner of the National Cancer Institute Center Property and the indemnitor under the IDOT. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the National Cancer Institute Center Mortgage Loan. The borrower is a joint venture between Matan Companies (“Matan”) and Federal Capital Partners (“FCP”). Matan has a 49.5% ownership interest via Matan 402 Member, LLC (“Matan 402”) and a 0.5% ownership interest via Matan 402 SPC, Inc. FCP has a 50.0% ownership interest via FCP Riverside NCI I, LLC (“FCP Riverside”). Matan 402 is 100% owned by Wedgewood Investment Group 2008, LLC, which is an investment entity controlled by Mark C. Matan. FCP Riverside is solely owned by FCP Fund 1, LP, FCP’s first real estate private equity fund, focused on equity and debt investments in properties and land in the Mid-Atlantic region. FCP Fund 1, LP is majority owned by third party investors, but is controlled by the FCP partners, who serve as the fund’s general partners. Mark C. Matan is the General Manager of the joint venture and ultimately maintains a 32% ownership in the property.

The Sponsor. The sponsor is a joint venture between FCP Riverside and Matan 402 and Mark C. Matan is the General Manager of the joint venture. Mr. Matan founded Matan Companies in 1995, which is an office and industrial real estate company based in Frederick, Maryland. The company’s current portfolio includes interests in over 41 buildings in excess of 3.5 million square feet. Over 50% of the company’s projects are located in Frederick, MD and only two projects are located outside of the greater Washington, D.C. metro area.

Escrows. The loan documents waive monthly escrows of real estate taxes provided the following conditions are met: (i) no event of default has occurred and is continuing and (ii) borrower delivers to lender evidence of timely payment of taxes not less than fifteen days prior to the delinquency of such payment. The loan documents waive monthly escrows of insurance for so long as the following conditions are satisfied: (i) no event of default has occurred and is continuing, (ii) the liability and casualty polices covering the property are part of a blanket or umbrella policy approved by lender and (iii) the borrower provides the lender with evidence of renewal of such policy and receipts for the payment of insurance premiums in accordance with the loan documents. The loan documents provide for monthly escrows of $853 for replacement reserves. The loan documents provide for an upfront escrow in the amount of $6,570,698 for outstanding tenant improvement costs and leasing commissions owed to the tenant.

Lockbox and Cash Management. The National Cancer Institute Center Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and the Tenant is directed to pay its rents directly to such lockbox account. The loan documents also require that all cash revenues and all other monies received by the borrower or the property manager relating to the National Cancer Institute Center Property be deposited into the lockbox account within two business days after receipt. Upon the occurrence of a Cash Trap Event Period, as defined below, all funds on deposit in the lockbox account will be swept to certain restricted accounts, and if an event of default exists, the lender has the exclusive control of, and the right to withdraw and apply, the funds in the deposit account to payment of any and all debts, liabilities and obligations of the borrower in such order, proportion and priority as lender may determine in its sole discretion.

A “Cash Trap Event Period” shall commence upon the date the Tenant gives notice that it will vacate its space at the National Cancer Institute Center Property and a Cash Trap Event Period shall expire upon the earlier of (i) the date that the Tenant revokes its notice of early lease termination, or (ii) upon the date the National Cancer Institute Center Property is leased to new tenant(s) acceptable to lender upon terms reasonably acceptable to lender; such new tenant(s) are occupying the space and paying rent and has delivered estoppel certificate(s), and (iii) such lease(s) is generating a debt yield of not less than 9.9%.

Property Management. The National Cancer Institute Center Property is managed by Matan Companies, LLLP, an affiliate of the borrower. The property manager is currently entitled to a base management fee in an amount equal to 4.0% of the gross receipts collected from the National Cancer Institute Center Property. The borrower may not extend, renew, or cancel the management agreement or otherwise replace the manager or enter into any other management agreement without written consent from the lender (which consent may not be unreasonably withheld).

Assumption. The National Cancer Institute Center Mortgage Loan has a three-time right to transfer the National Cancer Institute Center Property with the consent of lender, provided that no event of default has occurred and is continuing under the National Cancer Institute Center Mortgage Loan and certain other conditions are satisfied, including lender’s reasonable determination that the proposed transferee and guarantor satisfy lender’s credit review and underwriting standards taking into consideration, (i) experience and financial strength and credit quality, (ii) requirements that the transferee will execute a recourse guaranty and an

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

NATIONAL CANCER INSTITUTE CENTER

environmental indemnity, (iii) rating agency confirmation that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings from Fitch, Moody’s and KBRA assigned to the Series 2012-C6 Certificates and (iv) other factors relied upon by lender in the original underwriting of the National Cancer Institute Center Mortgage Loan.

Purchase Option. The Tenant or its nominee, the United States Government, has the option to purchase the National Cancer Institute Center Property at any time for fair market value as agreed, or, absent an agreed value, as determined by a consensus of a board of three licensed MAI real estate appraisers or the average of the two closest values provided by such appraisers. If the tenant exercises such purchase option during the defeasance lockout period, the National Cancer Institute Center Borrower will be required to pay a yield maintenance-based prepayment premium, together with outstanding loan balance and other amounts payable under the related loan documents. If the purchase option is exercised following the defeasance lockout period, the National Cancer Institute Center borrower must defease the loan.

Release. The borrower is permitted to a partial release of two undeveloped land parcels (a 4.3 acre parcel on the west side of the existing parking lot and a 1.2 acre parcel on the east side of the existing building) of the National Cancer Institute Center upon the satisfaction of certain conditions, including but not limited to: (i) there is no event of default continuing, (ii) lender shall receive a legal non-consolidation opinion that the single purpose nature and bankruptcy remoteness of the borrower are in accordance with Fitch, Moody’s and KBRA’s standards, and (iii) the lender receives a legal opinion that following the release of the parcel the securitization will not fail to maintain its status as a REMIC trust.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the National Cancer Institute Center Property, as well as business interruption insurance covering no less than the 18-month period from the occurrence of a casualty event, together with a 12-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

[THIS PAGE INTENTIONALLY LEFT BLANK.]

WINDSOR HOTEL PORTFOLIO II

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WINDSOR HOTEL PORTFOLIO II

Las Vegas
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Spring Valley
Clark County
Las Vegas Strip
McCarran International Airport

Asheville
Buncombe County
Biltmore Forest
Pisgah National Forest
Blue Ridge Mountains
Deaverview

Los Angeles
Pasadena
Arcadia
Glendale
Monrovia
Azusa
San Gabriel
El Monte
Alhambra
Montebello
Whittier
Downey
San Gabriel Mts.

Atlanta
Alpharetta
Johns Creek
Roswell
Marietta
Sandy Springs
Dunwoody
Norcross
Decatur
Smyrna
Woodstock
Stockbridge

Windsor Hotel Portfolio II

1	Embassy Suites Las Vegas	3600 Paradise Road	Las Vegas, NV 89169
2	Renaissance Asheville	31 Woodfin Street	Asheville, NC 28801
3	Embassy Suites Arcadia	211 East Huntington Drive	Arcadia, CA 91006
4	Embassy Suites Alpharetta	5955 North Point Parkway	Alpharetta, GA 30022

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Windsor Hotel Portfolio II

Loan Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association

Credit Assessment (Fitch/Moody’s/KBRA):	NAP

Original Principal Balance:	$68,200,000

Cut-off Date Principal Balance:	$67,279,272

% of Initial Pool Balance:	7.3%

Loan Purpose:	Refinance

Borrower Name(1):	Various

Sponsor:	Patrick M. Nesbitt

Mortgage Rate:	5.500%

Note Date:	June 6, 2011

Anticipated Repayment Date:	NAP

Maturity Date:	July 1, 2016

IO Period:	None

Loan Term (Original):	60 months

Seasoning:	9 months

Amortization Term (Original):	300 months

Loan Amortization Type:	Amortizing Balloon

Interest Accrual Method:	Actual/360

Call Protection:	L(33),D(23),O(4)

Lockbox Type:	Hard/Upfront Cash Management

Additional Debt:	None

Additional Debt Type:	NAP

Escrows and Reserves:

Type:	Initial	Monthly	Cap (If Any)
Taxes	$459,374	$84,166	NAP
Insurance	$0	$31,658	NAP
Deferred Maintenance	$206,576	$0	NAP
FF&E Reserve(2)	$3,275,440	Various	NAP
Seasonality Reserve	$300,000	Excess Cash Flow	$300,000

Property Information
Single Asset/Portfolio:	Portfolio

Property Type:	Hospitality

Specific Property Type:	Full Service

Location:	Various

Size:	901 Rooms

Cut-off Date Principal Balance Per Room:	$74,671.78

Year Built/Renovated:	Various

Occupancy %:	76.2%

Occupancy % Source Date:	December 31, 2011

Title Vesting:	Fee

Property Manager:	Windsor Capital Group, Inc.

3rd Most Recent NOI (As of):	$9,346,844 (12/31/2009)

2nd Most Recent NOI (As of):	$8,864,415 (12/31/2010)

Most Recent NOI (As of):	$9,892,114 (12/31/2011)

U/W Revenues:	$35,767,588

U/W Expenses:	$25,879,265

U/W NOI:	$9,888,323

U/W NCF:	$8,332,866

U/W NOI DSCR:	1.97x

U/W NCF DSCR:	1.66x

U/W NOI Debt Yield:	14.7%

U/W NCF Debt Yield:	12.4%

As-Is Appraised Value:	$112,300,000

As-Is Appraisal Valuation Date	Various

Cut-off Date LTV Ratio:	59.9%

LTV Ratio at Maturity or ARD:	54.5%

(1)	Borrower names are Alpharetta Hotel Venture, LP, Arcadia Hotel Venture, LP, Nesbitt Asheville Venture LLC, and Nesbitt L.V.C.C., LLC.
(2)	Monthly payments of 4.0% of gross monthly income are payable into a FF&E reserve fund for each of the Embassy Suites Alpharetta, Embassy Suites Arcadia and Embassy Suites Las Vegas and 5.0% of monthly gross income for the Renaissance Asheville.

The Mortgage Loan. The mortgage loan (the “Windsor Hotel Portfolio II Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the borrower’s fee interest in three Embassy Suites Hotels and one Renaissance Hotel located in four states (the “Windsor Hotel Portfolio II Properties”). The Windsor Hotel Portfolio II Mortgage Loan was originated on June 6, 2011 by Wells Fargo Bank, National Association. The Windsor Hotel Portfolio II Mortgage Loan had an original principal balance of $68,200,000, has an outstanding principal balance as of the Cut-off-Date of $67,279,272 and accrues interest at an interest rate of 5.550% per annum. The Windsor Hotel Portfolio II Mortgage Loan had an initial term of 60 months, has a remaining term of 51 months as of the Cut-off Date and requires payments of interest and principal based on a 25-year amortization schedule. The Windsor Hotel Portfolio II Mortgage Loan matures on July 1, 2016. The proceeds from the Windsor Hotel Portfolio II Mortgage Loan, a preferred equity investment in the amount of $37.0 million from CBREI Capital Partners, and $2.1 million from the carryover of previous escrow accounts were used to refinance existing debt on the Windsor Hotel Portfolio II Properties and associated costs of $101.0 million securitized in GMACC 2005-C1, fund escrow accounts of approximately $4.2 million, and fund closing costs of approximately $2.0 million.

Following the lockout period, the borrower has the right to defease the Windsor Hotel Portfolio II Mortgage Loan in whole but not in part, on any due date before the scheduled maturity date. In addition, the Windsor Hotel Portfolio II Mortgage Loan is prepayable without penalty on or after April 1, 2016.

The Properties. The Windsor Hotel Portfolio II Mortgage Loan is secured by the fee interest in three full-service Embassy Suites hotels and one full-service Renaissance hotel located in Nevada, North Carolina, California, and Georgia. The properties comprise a total of 901 rooms.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WINDSOR HOTEL PORTFOLIO II

Embassy Suites Las Vegas

The property is a 286-room, full-service hotel located in Las Vegas, Nevada. The eleven-story property was built in 2000 and is located along Paradise Road, approximately 5 miles south of Downtown Las Vegas and just south of the Las Vegas Convention Center. On-site amenities include an outdoor pool, fitness center, restaurant, business center and approximately 11,025 square feet of meeting and banquet space. The Embassy Suites’ franchise agreement expires on March 27, 2018.

Renaissance Asheville

The property is a 275-room, full-service hotel located in Asheville, North Carolina. The 13-story property is located in the central business district of Asheville and the property was built in 1970 and renovated in 2008. On-site amenities consist of a restaurant, indoor swimming pool, fitness center, business center, and 20,789 square feet of meeting space. The Renaissance franchise agreement expires on December 15, 2018.

Embassy Suites Arcadia

The property is a 190-room, full service hotel located in Arcadia, California. The seven-story property is located approximately 17 miles northeast of Los Angeles and was built in 1984 and renovated in 2002. On-site amenities include a swimming pool, restaurant and lounge, fitness center, business center and approximately 7,568 square feet of meeting space. The Embassy Suites franchise agreement expires on November 11, 2017.

Embassy Suites Alpharetta

The property is a 150-room, full-service hotel located in Alpharetta, Georgia. The six-story property was built in 2001 and is located in close proximity to North Point Mall and approximately 25 miles north of Atlanta. On-site amenities include a restaurant and bar, fitness room, indoor pool, business center and 3,156 square feet of meeting space. The Embassy Suites franchise agreement expires on February 11, 2020.

The following table represents certain information relating to the Windsor Hotel Portfolio II Properties:

Property Name	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Rooms	Loan/Room	Year Built/ Renovated	Appraised Value
Embassy Suites Las Vegas	$21,431,703	31.9%	286	$74,936	2000/NAP	$33,400,000
Renaissance Asheville	$20,203,511	30.0	275	$73,467	1970/2008	$31,500,000
Embassy Suites Arcadia	$17,559,692	26.1	190	$92,419	1984/2002	$34,800,000
Embassy Suites Alpharetta	$8,084,364	12.0	150	$53,896	2001/NAP	$12,600,000

Total/Weighted Average	$67,279,272	100.0%	901	$74,672		$112,300,000

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WINDSOR HOTEL PORTFOLIO II

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Windsor Hotel Portfolio II Properties:

Cash Flow Analysis

	2009	2010	2011	U/W	U/W $ per Room
Occupancy	69.8%	74.0%	76.2%	76.2%
ADR	$123.46	$116.58	$119.75	$119.75
RevPAR	$86.15	$86.26	$91.30	$91.30

Total Revenue	$33,916,268	$33,899,394	$35,767,588	$35,767,588	$39,698
Total Department Expenses	11,589,572	11,806,557	12,168,730	12,168,730	13,506

Gross Operating Profit	$22,326,696	$22,092,837	$23,598,858	$23,598,858	$26,192

Total Undistributed Expenses	11,581,661	11,789,895	12,319,571	12,308,760	$13,661

Profit Before Fixed Charges	$10,745,035	$10,302,942	$11,279,287	$11,290,098	$12,531

Total Fixed Charges	1,398,191	1,438,527	1,387,173	1,401,775	1,556

Net Operating Income	$9,346,844	$8,864,415	$9,892,114	$9,888,323	$10,975

FF&E	1,360,877	1,358,758	1,434,160	1,555,457	1,726

Net Cash Flow	$7,985,967	$7,505,657	$8,457,954	$8,332,866	$9,249

NOI DSCR	1.86x	1.76x	1.97x	1.97x
NCF DSCR	1.59x	1.49x	1.68x	1.66x
NOI DY	13.9%	13.2%	14.7%	14.7%
NCF DY	11.9%	11.2%	12.6%	12.4%

Appraisal. According to the appraisals performed between March 14, 2011 and April 8, 2011, the Windsor Hotel Portfolio II had an aggregated “as-is” appraised value of $112,300,000.

Environmental Matters. According to a Phase I environmental site assessment dated April 11, 2011, the continued implementation of an existing asbestos operations and maintenance plan was recommended with respect to the Renaissance Asheville property.

According to Phase I environmental site assessments dated April 8, 2011 and April 11, 2011, there was no evidence of recognized environmental conditions at Embassy Suites Las Vegas, Embassy Suites Arcadia and Embassy Suites Alpharetta.

Market Overview and Competition. The Windsor Hotel Portfolio II Properties are located in Nevada, North Carolina, California and Georgia.

Embassy Suites Las Vegas

The Embassy Suites Las Vegas property is located in Las Vegas, Clark County, Nevada, south of the Las Vegas Convention Center, one mile east of Las Vegas Boulevard (“the Strip”) and five miles south of downtown Las Vegas. The property is also located just east of Hughes Center, a master planned office, retail and residential community that includes approximately 1.4 million square feet of office space and restaurants. The demand segment for the competitive market is estimated at 47% commercial, 30% meeting and group and 23% leisure.

Subject and Market Historical Occupancy, ADR and RevPAR (Embassy Suites Las Vegas)

	Competitive Set(1)			Embassy Suites Las Vegas(1)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2011	76.6%	$100.37	$76.89	79.6%	$111.14	$88.43	103.9%	110.7%	115.0%
12/31/2010	70.2%	$99.74	$70.03	75.9%	$109.58	$83.19	108.1%	109.9%	118.8%
12/31/2009	63.7%	$111.01	$70.76	75.5%	$115.91	$87.52	118.5%	104.4%	123.7%

(1)	Data provided by a December 31, 2011 hospitality research report.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WINDSOR HOTEL PORTFOLIO II

Renaissance Ashesville

The Renaissance Asheville property is located in Asheville, Buncombe County, North Carolina. Asheville is located in Western North Carolina, approximately 130 miles northwest of Charlotte, North Carolina and approximately 116 miles southeast of Knoxville, Tennessee. The property is located within the Asheville central business district at the southeast corner of Sweeten Creek and Roberts Roads and south of Interstate 240. The demand segment for the competitive market is estimated at 44% leisure, 43% commercial and 13% meeting and group.

Subject and Market Historical Occupancy, ADR and RevPAR (Renaissance Asheville)

	Competitive Set(1)			Renaissance Asheville(1)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2011	58.3%	$102.10	$59.49	71.6%	$130.92	$93.74	122.9%	128.2%	157.6%
12/31/2010	56.6%	$98.53	$55.77	68.9%	$122.31	$84.33	121.8%	124.1%	151.2%
12/31/2009	54.4%	$100.34	$54.60	63.7%	$129.50	$82.45	117.0%	129.1%	151.0%

(1)	Data provided by a December 31, 2011 hospitality research report.

Embassy Suites Arcadia

The Embassy Suites Arcadia property is located in Arcadia, Los Angeles County, California. Arcadia is located approximately 14 miles to the northeast of Downtown Los Angeles. The property is located on the northeast corner of Huntington Drive and Second Avenue in downtown Arcadia and access is provided by Interstate 210, Interstate 10 and Interstate 605. The property is located approximately one mile west of the Santa Anita Park and Raceway and in close proximity to offices maintained by Exxon Mobile, IBM, Northrup Grumman and Boeing Company. The demand segment for the competitive market is estimated at 69% commercial, 24% leisure, and 7% meeting and group.

Subject and Market Historical Occupancy, ADR and RevPAR (Embassy Suites Arcadia)

	Competitive Set(1)			Embassy Suites Arcadia(1)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/30/2011	81.1%	$114.45	$92.83	79.5%	$127.40	$101.25	98.0%	111.3%	109.1%
12/30/2010	75.6%	$109.98	$83.16	81.4%	$123.67	$100.63	107.6%	112.4%	121.0%
12/30/2009	68.6%	$114.24	$78.41	73.0%	$132.53	$96.74	106.3%	116.0%	123.4%

(1)	Data provided by December 31, 2011 hospitality research report.

Embassy Suites Alpharetta

The Embassy Suites Alpharetta property is located in Alpharetta, Georgia within Fulton County. Alpharetta is approximately 25 miles northeast of Atlanta central business district. Georgia Highway 400 is located just west of the property and provides north/south access from the Atlanta central business district. The property is located near several office parks, the North Point Mall and the Verizon Wireless Amphitheatre, a 12,000 seat music venue that opened in 2010, as well as local offices maintained by AT&T, General Electric, Johnson & Johnson, Siemens and Verizon. The demand segment for the competitive market is estimated at 59% commercial, 23% meeting and group and 18% leisure.

Subject and Market Historical Occupancy, ADR and RevPAR (Embassy Suites Alpharetta)

	Competitive Set(1)			Embassy Suites Alpharetta(1)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2011	65.5%	$108.95	$71.32	72.5%	$111.94	$81.15	110.7%	102.7%	113.8%
12/31/2010	64.4%	$100.83	$64.90	71.5%	$108.97	$77.86	111.0%	108.1%	120.0%
12/31/2009	58.0%	$103.82	$60.22	66.8%	$114.59	$76.51	115.1%	110.4%	127.0%

(1)	Data provided by December 31, 2011 hospitality research report.

The Borrower. The borrowers consist of two Delaware limited partnerships and two limited liability companies, all single purpose entities with two independent directors. Legal counsel for the borrower delivered a non-consolidation opinion in connection with the origination of the Windsor Hotel Portfolio II Mortgage Loan. Patrick M. Nesbitt, the indirect owner of the borrower, is the guarantor of certain nonrecourse carveouts under the Windsor Hotel Portfolio II Mortgage Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WINDSOR HOTEL PORTFOLIO II

The Sponsor. Patrick M. Nesbitt is the founder, Chairman and CEO of Windsor Capital Group, Inc., (“WCG”) which is based in Santa Monica, California. Since creating WCG over 36 years ago, the company has become one of the largest private owners and operators of Embassy Suites hotels. In addition, WCG owns and manages a number of other hospitality assets under the Marriott flag. In total, WCG owns and/or operates 22 branded hotels in 11 states. Two loans for which Mr. Nesbitt and WCG are the sponsors, Windsor Capital Embassy Suites Portfolio and Citadel Crossing, which were sold into commercial mortgage securitizations in 2006, are currently in maturity default and were transferred to special servicing. See “Risk Factors — Prior Bankruptcies or Other Proceedings May Be Relevant to Future Performance” in the Free Writing Prospectus.

Escrows. The loan documents provide for initial deposits of $459,374 for real estate taxes, $206,576 for deferred maintenance, $3,275,440 for an FF&E reserve, and $300,000 for a seasonality reserve. The loan documents provide for ongoing monthly escrow deposits in the amount of $84,166 for real estate taxes (subject to adjustment according to the lender’s estimate of real estate taxes) and $31,658 of insurance (subject to adjustment according to the lender’s estimate of insurance premiums). The borrower is also required to deposit monthly into a franchise, fixture and equipment (“FF&E”) reserve account an amount equal to 4.0% of total revenue during the corresponding calendar month for each of the Embassy Suites Las Vegas, Embassy Suites Arcadia and Embassy Suites Alpharetta and 5.0% of total revenue during the corresponding calendar month for the Renaissance Asheville. The borrower is also required to deposit monthly (subject to a cap of $300,000 on the amount required to be on deposit at any one time) with lender an amount equal to all remaining excess cash flow into a reserve account (a “Seasonality Reserve”) for the purpose of maintaining adequate reserves to fund the aggregate shortfalls for debt service, operating expenses and required reserves that the lender estimates will occur due to seasonal fluctuations in the performance of each of the Windsor Hotel Portfolio II Properties.

A “Cash Trap Event Period” will commence upon any of the following: (i) an event of default under the loan documents, or (ii) if, as of the last day of any calendar quarter during the loan term, the debt service coverage ratio is equal to or less than 1.20x. So as long as no event of default exists and is continuing, a Cash Trap Event Period shall end if and when the Windsor Hotel Portfolio II Properties achieve a debt service coverage ratio greater than 1.20x for two consecutive calendar quarters after the commencement of a Cash Trap Event Period. If no Cash Trap Event Period has occurred and is continuing and no event of default has occurred and is continuing, all excess cash flow after fulfilling the requirements of the Seasonality Reserve, will be returned to the borrower.

Lockbox and Cash Management. The Windsor Hotel Portfolio II Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct all tenants and credit card companies/banks to deliver all receipts payable with respect to the Windsor Hotel Portfolio II Properties directly into the lockbox account. The loan documents also require that all revenues received by the borrower or property manager be deposited into the lockbox account within one business day after receipt.

Property Management. The Windsor Hotel Portfolio II Properties are managed by WCG, an affiliate of the borrower. See “The Sponsor” above. According to the management agreement for all of the Windsor Hotel Portfolio II Properties, the manager is entitled to 3.5% of gross revenues of each operating year. The borrower may not enter into a third party property or asset management contract without prior written consent from lender.

Assumption. The Windsor Hotel Portfolio II Mortgage Loan has a two-time right to transfer the Windsor Hotel Portfolio II Properties and cause an assumption of the loan, subject to various conditions set forth in the loan documents, including but not limited to (i) no event of default has occurred and is continuing under the Windsor Hotel Portfolio II Mortgage Loan, (ii) the transferee borrower is a reputable entity or person of good character, creditworthy with sufficient financial worth, (iii) the borrow pays an assumption fee in an amount equal to 1% of the then outstanding principal balance of the loan, (iv) the lender receives a new non-consolidation opinion, and (v) rating agency confirmation that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings from Fitch, Moody’s and KBRA assigned to the Series 2012-C6 Certificates.

Right of First Refusal. For the Renaissance Asheville property only, Marriott International, Inc., as franchisor, has a right of first refusal to acquire the related property if there is transfer of hotel or controlling direct or indirect interest in the related borrower to a “competitor” (any person having an interest, other than as a passive investor, in another hotel brand comprised of at least 10 hotels).

Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Preferred Equity. A subsidiary of CBRE Capital Partners, CPUSI SS Co-Investment Windsor Owner, LLC, is a preferred member in the borrower (the “Preferred Member”) and is entitled to a preferred return on an equity investment of $37,000,000, which is fully payable on June 1, 2016, which is one month before the scheduled maturity of the Windsor Hotel Portfolio II Mortgage Loan. The managing member in the borrower is currently NFT SPE 3 LLC, which is an affiliate of WCG (the “Managing Member”). The current interest rate on the unreturned initial preferred capital is 8% per annum, with a minimum required internal rate of return of 16% on the Preferred Member’s initial preferred capital contribution. However, following any removal of the Managing Member, the interest rate increases to 21% per annum. The Managing Member is subject to removal upon the occurrence of various events, including but not limited to: (i) failure to pay the preferred return on any scheduled distribution date, (ii) failure to pay the Preferred Member the entire preferred capital return amount when due, (iii) the Managing Member is indicted for a felony, engages in misapplication

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WINDSOR HOTEL PORTFOLIO II

or theft of funds or commits fraud, and (iv) as of December 1, 2012 and each subsequent twelve month period until loan maturity, if both the property’s net operating income for the twelve month period immediately preceding December 1, 2012 is less than the property’s net operating income for the twelve-month period immediately preceding June 1, 2011 and the Preferred Member’s investment-to-value ratio is greater than 95% based on a capitalization rate of 8.75%.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all-risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Windsor Hotel Portfolio II Properties, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with 12 months of extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WPC SELF STORAGE PORTFOLIO

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WPC SELF STORAGE PORTFOLIO

Fresno
NEVADA
CALIFORNIA
Visalia
Delano
Bakersfield
Ridgecrest
Atascadero
Morro Bay
San Luis Obispo
Tehachapi
Pismo Beach
Santa Maria
Rosamond
Edwards Air Force Base
Barstow
Lompoc
Lancaster
Apple Valley
Santa Paula
Palmdale
Santa Barbara
Los Angeles
San Bernardino
Twentynine Palms
Ventura
Santa Monica
Riverside
Palm Springs
Long Beach
Anaheim
Irvine
Pacific Ocean
Laguna Beach
Carlsbad
Escondido
San Diego

Beloit
WISCONSIN
ILLINOIS
Kenosha
Pleasant Prairie
Zion
Loves Park
Woodstock
Gurnee
Waukegan
Lake Michigan
Rockford
Crystal Lake
Highland Park
Buffalo Grove
Northbrook
Palatine
Evanston
Elgin
Schaumburg
DeKalb
St. Charles
Oak Park
Chicago
Wheaton
Aurora
Naperville
Bolingbrook
Orland Park
Hammond
Joliet
Chicago Heights
La Salle
Ottawa

WPC Self Storage Portfolio

No.	Property	Location
1	Extra Space - San Diego	San Diego, CA
2	Extra Space - Pearl City	Pearl City, HI
3	Extra Space - Palmdale 10th Street	Palmdale, CA
4	Extra Space - Fresno	Fresno, CA
5	Extra Space - Palm Springs	Palm Springs, CA
6	SecureCare - Chicago Adams	Chicago, IL
7	Extra Space - Apple Valley Town Center	Apple Valley, CA
8	Extra Space - Bakersfield Oswell	Bakersfield, CA
9	Extra Space - Palmdale Sierra	Palmdale, CA
10	Extra Space - Bakersfield Weedpatch	Bakersfield, CA
11	Extra Space - South Gate	South Gate, CA
12	Extra Space - Bakersfield Hughes	Bakersfield, CA
13	Extra Space - Rosamond	Rosamond, CA
14	Metro - Fort Worth	Fort Worth, TX
15	Extra Space - Apple Valley Powhatan	Apple Valley, CA
16	SecureCare - Rockford Alpine	Rockford, IL
17	SecureCare - Chicago Elston	Chicago, IL
18	SecureCare - Rockford Main	Rockford, IL
19	Extra Space - Harbor City	Harbor City, CA
20	Extra Space - Rubidoux	Rubidoux, CA
21	Extra Space - Anaheim	Anaheim, CA
22	Extra Space - Riverside	Riverside, CA
23	Extra Space - Bakersfield Buck Owens	Bakersfield, CA
24	Extra Space - Kona	Kailua-Kona, HI
25	Extra Space - Grand Terrace	Grand Terrace, CA
26	SecureCare - Alpine Annex	Rockford, IL

Kauai
Kapaa
Lihue
Niihau
Oahu
Pacific Ocean
Pearl City
Kaneohe
Honolulu
Molokai
Lahaina
Kahului
Lanai
Wailea
Maui
Waimea
Hilo
Kailua-Kona
Hawaii
Pacific Ocean

Eagle Mountain
Keller
Colleyville
Azle
Watauga
North Richland Hills
Saginaw
Bedford
Lakeside
Lake Worth
Haltom City
Hurst
Sansom Park
River Oaks
Fort Worth
White Settlement
Westover Hills
Dalworthington Gardens
Arlington
Benbrook
Forest Hill
Edgecliff Village
Kennedale
Everman
Rendon
Mansfield
Crowley

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WPC Self Storage Portfolio

Loan Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association

Credit Assessment (Fitch/Moody’s/KBRA):	NAP

Original Principal Balance:	$48,157,500

Cut-off Date Principal Balance:	$48,157,500

% of Initial Pool Balance:	5.2%

Loan Purpose:	Acquisition

Borrower Names:	American WPC Storage (Multi) LLC; Alamo WPC Storage (TX) LLC

Sponsor:	Corporate Property Associates 17 – Global Incorporated

Mortgage Rate:	5.200%

Note Date:	June 27, 2011

Anticipated Repayment Date:	NAP

Maturity Date:	July 1, 2021

IO Period:	60 months

Loan Term (Original):	120 months

Seasoning:	9 months

Amortization Term (Original):	360 months

Loan Amortization Type:	Interest-only, Amortizing Balloon

Interest Accrual Method:	Actual/360

Call Protection:	L(33),D(83),O(4)

Lockbox Type(1):	Various

Additional Debt:	None

Additional Debt Type:	NAP

Escrows and Reserves:

Type:	Initial	Monthly	Cap (If Any)
Taxes(2)	$0	Springing	NAP
Insurance(3)	$0	Springing	NAP
Replacement Reserves(4)	$0	Springing	NAP
Deferred Maintenance	$381,334	$0	NAP

Property Information
Single Asset/Portfolio:	Portfolio

Property Type:	Self Storage

Specific Property Type:	Self Storage

Location:	Various

Size:	1,718,350 IF

Cut-off Date Principal Balance Per Unit/SF:	$28.03

Year Built/Renovated:	Various/Various

Occupancy %:	63.8%

Occupancy % Source Date:	December 31, 2011

Title Vesting(5):	Various

Property Manager(6):	Various

3rd Most Recent NOI (As of):	$8,446,909(12/31/2009)

2nd Most Recent NOI (As of):	$7,452,196(12/31/2010)

Most Recent NOI (As of)(7):	$6,592,302 (Annualized Q1/Q3/Q4 2011)

U/W Revenues(8):	$12,026,743

U/W Expenses(8):	$5,833,071

U/W NOI(8):	$6,193,672

U/W NCF(8):	$5,850,002

U/W NOI DSCR(8):	1.95x

U/W NCF DSCR(8):	1.84x

U/W NOI Debt Yield(8):	12.9%

U/W NCF Debt Yield(8):	12.1%

As-Is Appraised Value:	$98,145,000

As-Is Appraisal Valuation Date:	Various

Cut-off Date LTV Ratio:	49.1%

LTV Ratio at Maturity or ARD:	45.4%

(1)	Rents from 25 of the properties are subject to hard lockboxes with springing cash management; rents from one property (Forth Worth) are subject to springing cash management with an established account.
(2)	Monthly tax escrows are waived so long as no event of default has occurred and is continuing and the borrower provides satisfactory evidence of payment of taxes.
(3)	Monthly insurance escrows are waived so long as no event of default has occurred and is continuing and the borrower provides satisfactory evidence that the properties are insured in accordance with the loan documents.
(4)	Monthly replacement reserves are waived so long as no event of default has occurred and is continuing.
(5)	Twenty-five of the properties are fee interests; one property (Pearl City) is a leasehold interest.
(6)	See “Property Management” below for more details.
(7)	Financials for the second quarter of 2011 were not provided upon the borrower’s acquisition of the properties.
(8)	Underwritten NOI is based on the annualized trailing three-month period ending December 31, 2011.

The Mortgage Loan. The mortgage loan (the “WPC Self Storage Portfolio Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering 26 self storage facilities located in California, Illinois, Hawaii and Texas (the “WPC Self Storage Portfolio Properties”). The WPC Self Storage Portfolio Mortgage Loan was originated on June 27, 2011 by Wells Fargo Bank, National Association. The WPC Self Storage Portfolio Mortgage Loan had an original principal balance of $48,157,500, has an outstanding balance as of the Cut-off Date of $48,157,500, and accrues interest at an interest rate of 5.200% per annum. The WPC Self Storage Portfolio Mortgage Loan had an initial term of 120 months, has a remaining term of 111 months as of the Cut-off Date and requires interest-only payments for the first 60 months and thereafter requires payments of interest and principal based on a 30-year amortization schedule. The WPC Self Storage Portfolio Mortgage Loan matures on July 1, 2021. The proceeds from the WPC Self Storage Mortgage Loan were used to acquire the WPC Self Storage Portfolio Properties for approximately $96.3 million and fund $381,334 in upfront reserves; in addition, the borrower contributed approximately $48.5 million in equity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WPC SELF STORAGE PORTFOLIO

Following the lockout period, the borrower has the right to defease the WPC Self Storage Portfolio Mortgage Loan in whole, but not in part (except in conjunction with a partial release as hereafter described), on any due date before the scheduled maturity date. In addition, the WPC Self Storage Portfolio Mortgage Loan is prepayable without penalty on or after April 1, 2021.

The Properties. The WPC Self Storage Portfolio Mortgage Loan is secured by a fee interest in 25 self storage properties and the leasehold interest in one self storage property, together consisting of approximately 1,718,350 square feet. The WPC Self Storage Portfolio Properties are located in California, Illinois, Hawaii and Texas. The properties range from 28,553 square feet to 161,525 square feet. As of December 31, 2011, the WPC Self Storage Portfolio Properties were 63.8% occupied.

The following table represents certain information relating to the WPC Self Storage Portfolio Properties:

Property Name	Property Type	Location	Allocated Cut- off Date Principal Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value
San Diego	Self Storage	San Diego, CA	$6,273,000	77.4%	1986/NAP	97,605	$12,400,000
Pearl City	Self Storage	Pearl City, HI	$3,450,000	57.2%	1977/NAP	72,324	$7,000,000
Palmdale 10th Street	Self Storage	Palmdale, CA	$2,773,000	46.7%	1988/2005	126,290	$5,650,000
Fresno	Self Storage	Fresno, CA	$2,638,000	58.5%	1976/1999	161,525	$5,450,000
Palm Springs	Self Storage	Palm Springs, CA	$2,511,000	70.6%	1989/NAP	64,541	$4,720,000
Chicago Adams	Self Storage	Chicago, IL	$2,342,000	71.7%	1916/2002	39,271	$4,150,000
Apple Valley Town Center	Self Storage	Apple Valley, CA	$2,300,000	50.5%	1989/2005	107,455	$4,440,000
Bakersfield Oswell	Self Storage	Bakersfield, CA	$2,130,000	71.6%	1987/NAP	73,960	$4,060,000
Palmdale Sierra	Self Storage	Palmdale, CA	$2,081,000	55.4%	1988/2003	69,037	$4,400,000
Bakersfield Weedpatch	Self Storage	Bakersfield, CA	$2,013,000	62.6%	1990/NAP	80,980	$4,100,000
South Gate	Self Storage	South Gate, CA	$1,774,000	56.2%	1925/2004	56,074	$3,650,000
Bakersfield Hughes	Self Storage	Bakersfield, CA	$1,713,700	63.2%	1974/NAP	82,970	$3,515,000
Rosamond	Self Storage	Rosamond, CA	$1,700,000	63.7%	1995/NAP	64,060	$3,900,000
Fort Worth	Self Storage	Fort Worth, TX	$1,538,000	79.2%	2004/NAP	74,750	$3,200,000
Apple Valley Powhatan	Self Storage	Apple Valley, CA	$1,445,900	75.9%	1989/2000	45,337	$2,650,000
Rockford Alpine	Self Storage	Rockford, IL	$1,363,000	79.0%	1978/NAP	59,457	$3,100,000(1)
Chicago Elston	Self Storage	Chicago, IL	$1,321,500	66.3%	1968/1999	39,541	$2,690,000
Rockford Main	Self Storage	Rockford, IL	$1,318,600	70.5%	1957/1997	65,485	$2,250,000
Harbor City	Self Storage	Harbor City, CA	$1,293,000	67.2%	1987/NAP	28,533	$2,400,000
Rubidoux	Self Storage	Rubidoux, CA	$1,247,000	69.5%	1986/2004	51,998	$2,320,000
Anaheim	Self Storage	Anaheim, CA	$1,148,600	74.1%	1988/NAP	35,705	$2,250,000
Riverside	Self Storage	Riverside, CA	$1,124,000	60.5%	1985/NAP	51,732	$2,220,000
Bakersfield Buck Owens	Self Storage	Bakersfield, CA	$849,000	59.2%	1972/NAP	62,964	$2,800,000
Kona	Self Storage	Kailua Kona, HI	$832,000	50.6%	1987/NAP	34,064	$2,500,000
Grand Terrace	Self Storage	Grand Terrace, CA	$728,200	68.3%	1978/NAP	30,776	$2,330,000
Alpine Annex	Self Storage	Rockford, IL	$250,000	65.1%	1975/NAP	41,916	$3,100,000(1)

Total/Weighted Average			$48,157,500	63.8%		1,718,350	$98,145,000

(1)	The Rockford Alpine and Alpine Annex properties were assessed together in one appraisal; the appraised value of $3,100,000 represents the combined value of the two properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WPC SELF STORAGE PORTFOLIO

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow for the WPC Self Storage Portfolio Properties:

Cash Flow Analysis

	2009	2010	Annualized Q1/Q3/Q4 2011(1)	U/W(2)	U/W $ per SF
Base Rent	$13,833,575	$12,704,080	$11,829,323	$11,108,888	$6.46
Grossed Up Vacant Space	0	0	0	6,303,213	3.67
Less Concessions	(119,483)	(97,158)	(25,211)	0	0.00
Other Income	1,439,180	1,645,559	1,215,996	917,855	0.53
Less Vacancy & Credit Loss	0	0	0	(6,303,213)	(3.67)

Effective Gross Income	$15,153,272	$14,252,481	$13,020,099	$12,026,743	$7.00

Total Operating Expenses	$6,706,363	$6,800,285	$6,427,797	$5,833,071	$3.39

Net Operating Income	$8,446,909	$7,452,196	$6,592,302	$6,193,672	$3.60
TI/LC	0	0	0	0	0.00
Capital Expenditures	0	0	0	343,670	0.20

Net Cash Flow	$8,446,909	$7,452,196	$6,592,302	$5,850,002	$3.40

NOI DSCR	2.66x	2.35x	2.08x	1.95x
NCF DSCR	2.66x	2.35x	2.08x	1.84x
NOI DY	17.5%	15.5%	13.7%	12.9%
NCF DY	17.5%	15.5%	13.7%	12.1%

(1)	Financials for the second quarter of 2011 were not provided upon the borrower’s acquisition of the properties.
(2)	Underwritten NOI is based on the annualized trailing three-month period ending December 31, 2011.

Appraisal. According to the individual appraisals, the WPC Self Storage Portfolio Properties had an aggregate “as-is” appraised value of $98,145,000 as of the effective appraisal dates ranging from May 12, 2011 to May 26, 2011.

Environmental Matters. Phase I environmental site assessments (“ESA”) were performed from April 21, 2011 to May 16, 2011 for all WPC Self Storage Portfolio Properties. Following the Phase I environmental assessments, the environmental consultant recommended no further material action for 18 of the properties. A $2,000,000 environmental insurance policy with a 10-year term is in place to cover potential losses from the risks identified in the environmental reports (as described below) for the following properties: Chicago Adams, Chicago Elston, Fresno and South Gate.

At the Chicago Adams property, the Phase I assessment revealed that numerous commercial printing businesses occupied the building from 1920 to 2002. The environmental consultant determined this matter not to be an immediate health risk to the occupants of the building because no evidence of release or staining was observed, the presence of a basement lessens the likelihood for a release to the subsurface at the property and groundwater is not utilized as a drinking source at the property. The ESA concluded that if remediation were to be needed, experience in remediating similar facilities with actual known contamination indicates a likely cost of approximately $250,000.

At the Chicago Elston property, the Phase I assessment revealed that a coal and fuel oil storage operation was located at the property from approximately 1924 to approximately 1963. Building permit records suggested the possible presence of four 2,000- gallon fuel oil underground storage tanks (“UST”) and evidence of the presence of at least one gas tank. Based on these conditions, the Phase I assessment recommended that, in the absence of documentation regarding the disposition of the USTs or impacted soils, that a ground penetrating radar survey and subsurface investigation be conducted. Subsurface sampling as part of a Phase II environmental site assessment in May 2011 identified trichloroethylene impacts in two soil borings that exceeded regulatory clean-up standards. Additional investigation is planned in order to determine the potential severity and the extent of such impacts, and to determine what, if any, remediation might be necessary as a prerequisite to seeking a No Further Action determination from the state environmental agency. The ESA concluded that if remediation were to be needed, experience in remediating similar facilities with actual known contamination indicates a likely cost of approximately $400,000.

At the Fresno property, the Phase I assessment revealed that the site is a former machine shop and Leaking Underground Storage Tank (“LUST”) facility. The LUST incident was discovered during the in-place permanent abandonment and closure of three 10,000- gallon fuel USTs that were reportedly historically used to store fuel oil. The incident was granted regulatory closure, with approval to leave the LUST-impacted soil in place, by the Fresno County Environmental Health System on November 16, 2001. The ESA concluded that if remediation were to be needed, experience in remediating similar facilities with actual known contamination indicates a likely cost of approximately $400,000.

At the South Gate property, the Phase I assessment revealed that an environmental database indicates that pesticides were manufactured at the property in 1994, although historical records indicate that the building was occupied by a furniture manufacturer from approximately 1973 through 2000. Although the assessment did not identify any contamination at the property, these reported uses could be a concern. Phase II environmental site assessments were also performed in June 2011 for the following four WPC Self Storage Portfolio Properties: Rockford Main, Rockford Alpine, Anaheim and Pearl City. Following the Phase II assessments, the environmental consultant recommended no further action for these properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WPC SELF STORAGE PORTFOLIO

The Borrower. The borrowers are American WPC Storage (Multi) LLC and Alamo WPC Storage (TX) LLC, each of which is a single purpose entity and has an independent director (collectively the “WPC Self Storage Portfolio Borrower”). Legal counsel to the WPC Self Storage Portfolio Borrower delivered a non-consolidation opinion in connection with the origination of the WPC Self Storage Portfolio Mortgage Loan. Corporate Property Associates 17 – Global Incorporated, the indirect owner of the WPC Self Storage Portfolio Borrower, is the guarantor of certain nonrecourse carveouts under the WPC Self Storage Portfolio Mortgage Loan.

The Sponsor. The sponsor is Corporate Property Associates 17 – Global Incorporated (“CPA 17- Global”), a non-traded real estate investment trust (“REIT”). The sponsor is managed by Carey Asset Management Corp., a wholly-owned subsidiary of W.P. Carey (NYSE:WPC), an investment management company that provides long-term sale-leaseback and build-to-suit financing for companies worldwide. W.P. Carey manages a global investment portfolio of more than 900 commercial properties in 17 countries comprising approximately 110 million square feet, and along with its three non-traded REITs (CPA 15, CPA 16 – Global and CPA 17 – Global), has raised approximately $5.5 billion in equity since 1979.

Escrows. The loan documents waive monthly escrows for real estate taxes provided the following conditions are satisfied: (i) no event of default has occurred and is continuing and (ii) borrower provides lender with paid receipts and other evidence satisfactory to lender that all taxes have been and continue to be fully and timely paid 10 business days prior to the date such taxes would be delinquent. The loan documents waive monthly escrows for insurance provided the following conditions are satisfied: (i) no event of default exists and is continuing, (ii) the insurance required to be maintained by borrower is maintained pursuant to one or more blanket policies, and (iii) borrower provides lender with paid receipts and other evidence satisfactory to lender that all insurance premiums have been and continue to be fully and timely paid, and in any event, at least fifteen days prior to the date the policies would, in the absence of payment, expire, lapse, be canceled or the coverage be impaired. The loan documents provide for an upfront deferred maintenance escrow in the amount of $381,334, which is approximately 125% of the estimated costs of the immediate repairs outlined in the property condition report. The loan documents waive monthly escrows for replacement reserves; however, upon an event of default, monthly replacement reserve payments will be required in the amount of $28,639.

Lockbox and Cash Management. The WPC Self Storage Portfolio Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower directs tenants to pay their rents directly to such lockbox account (except for rents from the Fort Worth property, which are required to be deposited directly to such lockbox account only upon the occurrence of a Cash Trap Event Period, as defined below). The loan documents also require that all cash revenues relating to the WPC Self Storage Portfolio Properties and all other monies received by the borrower or the property manager be deposited into the lockbox account within three business days after receipt. Funds in the lockbox account are transferred into a cash management account each week. Prior to the occurrence of a Cash Trap Event Period, all funds on deposit in the cash management account are disbursed to the WPC Self Storage Portfolio Mortgage Loan borrower.

A “Cash Trap Event Period” shall commence upon: (i) the occurrence and continuance of an event of default or (ii) the debt service coverage ratio, as defined in the loan documents, being less than 1.10x. Any Cash Trap Event Period commenced in connection with clause (i) above shall expire upon the cure of such event of default. Any Cash Trap Event Period commenced in connection with clause (ii) above shall expire upon the earlier of (a) the DSCR being equal to or greater than 1.10x for two consecutive calendar quarters; (b) the DSCR being equal to or greater than 1.20x for one calendar quarter; or (c) the delivery by borrower of a letter of credit in an amount sufficient to cause the DSCR to be equal or greater than 1.20x if such amount was deducted from the outstanding principal balance of the WPC Self Storage Portfolio Mortgage Loan.

Property Management. The WPC Self Storage Portfolio Properties located in California and Hawaii are managed by Extra Space Management, Inc (“Extra Space”); the WPC Self Storage Portfolio Properties located in Illinois are managed by SecureCare Self Storage, Inc.; and the WPC Self Storage Portfolio Property located in Texas is managed by Metro Storage LLC. Each of the aforementioned managers is entitled to a base management fee in an amount equal to 6.0% of total monthly gross income from the associated WPC Self Storage Portfolio Properties. In addition, at the 20 properties managed by Extra Space, the management fee for two calendar months shall be waived each year if the gross revenue of the properties (taken as an aggregate for 19 of the properties and as a standalone value for the Pearl City property) does not increase by an amount equal to or greater than 4.0% when compared with the immediately preceding year of operations.

Assumption. The WPC Self Storage Portfolio Mortgage Loan has a two-time right to transfer all of the remaining WPC Self Storage Portfolio Properties at once, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including the lender’s reasonable determination that the proposed transferee and guarantor satisfy lender’s credit review and underwriting standards taking into consideration, (i) transferee experience and financial strength and credit quality, (ii) requirements that the transferee will execute a recourse guaranty and an environmental indemnity, (iii) rating agency confirmation that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings from Fitch, Moody’s and KBRA assigned to the Series 2012-C6 Certificates and (iv) other factors relied upon by lender in the original underwriting of the WPC Self Storage Portfolio Mortgage Loan.

The WPC Self Storage Portfolio Mortgage Loan also has the right to transfer any individual WPC Self Storage Portfolio Property and cause a severance of the WPC Self Storage Portfolio Mortgage Loan into two loans, one secured by the transferred property and the other secured by the remaining properties (“Partial Assumption”), provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) through (iv) above, as well as (v) the loan-to-value ratio with respect to the transfer property as well as the remaining properties shall be no greater than 50%; (vi) the debt service coverage ratio with respect to the transfer property and remaining properties shall be no less than 2.10x; and (vii) the portion of the loan relating to the transfer property shall no longer be cross-collateralized and/or cross-defaulted with the remaining portion of the loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WPC SELF STORAGE PORTFOLIO

Notwithstanding the foregoing, (i) any Partial Assumption with respect to the Rockford Alpine property and the Alpine Annex property must include both properties and (ii) upon the completion of a Partial Assumption, the following properties shall not consist of more than 40% of the outstanding principal balance of the remaining properties: Apple Valley Town Center, Bakersfield Hughes, Bakersfield Buck Owens, Grand Terrace, Rosamond, Kona and Palmdale 10th Street.

Release. Following the second anniversary of the issuance of the Series 2012–C6 Certificates, the WPC Self Storage Portfolio Borrower is permitted to partially release any constituent properties in connection with a partial defeasance, subject to certain conditions including: (i) partial defeasance of the WPC Self Storage Portfolio Mortgage Loan as evidenced by an amended note secured by the remaining properties and having principal balance reduced by 125% of the released property’s allocated loan balance; (ii) the loan-to-value ratio with respect to the remaining properties shall be no greater than 50%; (iii) the debt service coverage ratio with respect to the remaining properties shall be no less than 2.10x; and (iv) the lender receives rating agency confirmation from Fitch, Moody’s and KBRA that the release will not result in a downgrade, withdrawal or qualification of the respective rating then assigned to any of the Series 2012-C6 Certificates.

Real Estate Substitution. The WPC Self Storage Portfolio Borrower may obtain a release of any individual WPC Self Storage Portfolio Property from the lien of the mortgage in connection with a substitution of a different parcel subject to the satisfaction of certain conditions, including without limitation that: (i) no event of default shall have occurred and be continuing; (ii) the substituted property must have a current appraised value equal to or greater than that of the applicable substitution property, and the loan-to- value ratio of the remaining properties must be no greater than 50%; (iii) the substituted property shall be equal or superior to that of the release property as to physical condition, building use and quality, lease terms favorable to borrower and market attributes as determined by lender in accordance with prudent lending standards; (iv) the assumed debt service coverage ratio for the remaining properties on a trailing 12-month basis shall be no less than the assumed debt service coverage ratio for the 12 months preceding the substitution; and (v) the lender receives a legal opinion that the substitution satisfies REMIC requirements.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. The borrower’s interest in one of the WPC Self Storage Portfolio Properties is a leasehold interest. The Pearl City property ground lease has a 60-year term, with no options to extend, and expires in December 2036.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the WPC Self Storage Portfolio Properties, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

[THIS PAGE INTENTIONALLY LEFT BLANK.]

NORWALK TOWN SQUARE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

NORWALK TOWN SQUARE

Downtown Los Angeles 7 miles
Pico Rivera
West Whittier
Whittier College
Whittier
The Quad at Whittier
Los Nietos Park
Santa Fe Springs
South Whittier
Santa Ana Fwy
San Gabriel River Fwy
Lake Ctr. Athletic Park
Little Lake Park
Metropolitan State Hospital
METROLINK ORANGE COUNTY LINE
Candlewood Country Club
Stonewood Center
Downey Regional Medical Center
Rio San Gabriel Park
San Gabriel River
Rancho Los Amigos National Rehabilitation Center
Apollo Park
Downey
Lakewood Park Health Center
Kaiser Downey Medical Center
Los Angeles Intl. Airport 15 miles
Century Fwy
Lakewood
GREEN LINE METRO
Norwalk
NORWALK/ SANTE FE SPRINGS
Norwalk City Hall
Norwalk Community Hospital
La Mirada
Coast Plaza Hospital
Norwalk Park
Thompson Park
Paramount
Hollywood Sports Park
Bellflower
LOS ANGELES COUNTY
Norwalk Town Square
11647-11749 Rosecrans Avenue
11723 Petticoat Lane
13901-14135 Pioneer Boulevard
11637-11735 The Plaza
Norwalk, CA 90650
Cerritos College
John Wayne Orange Co. Airport 18 miles
Cerritos Park East
Cerritos
Artesia Fwy
Cerritos Towne Center
Artesia
Cerritos Ctr. for the Performing Arts
Long Beach
Los Cerritos Shopping Center
Buena Park
ORANGE COUNTY
Lakewood Center Mall
Cerritos Regional County Park
La Palma
Lakewood
Cypress
Rosecrans Ave
Imperial Hwy
Foster Rd
Alondra Blvd
Artesia Blvd
South St
Del Amo Blvd
Pioneer Blvd
Studebaker Rd
Firestone Blvd
Telegraph Rd
Florence Ave
Lakeland Rd
Excelsior Dr
Santa Monica
Los Angeles
Glendale
Pasadena
Pomona
Ontario
San Bernardino
Riverside
Anaheim
Santa Ana
Long Beach
Huntington Beach
Irvine
Pacific Ocean
San Clemente
Oceanside
Temecula

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Norwalk Town Square

Loan Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association

Credit Assessment (Fitch/Moody’s/KBRA):	NAP

Original Principal Balance:	$27,500,000

Cut-off Date Principal Balance:	$27,259,020

% of Initial Pool Balance:	2.9%

Loan Purpose:	Refinance

Borrower Names:	Levian Family Norwalk, LLC; Hekmatravan Family Norwalk LLC

Sponsors:	Hamid Hekmatravan; Hekmat Hekmatravan; Javid Levian; Jamshid Levian; Manoochehr Levian; Shokrollah Levian

Mortgage Rate:	5.230%

Note Date:	July 20, 2011

Anticipated Repayment Date:	NAP

Maturity Date:	August 1, 2021

IO Period:	None

Loan Term (Original):	120 months

Seasoning:	8 months

Amortization Term (Original):	360 months

Loan Amortization Type:	Amortizing Balloon

Interest Accrual Method:	Actual/360

Call Protection:	L(32),D(84),O(4)

Lockbox Type:	Soft/Springing Cash Management

Additional Debt:	None

Additional Debt Type:	NAP

Escrows and Reserves:

Type:	Initial	Monthly	Cap (If Any)
Taxes(1)	$183,385	$36,677	NAP
Insurance(1)	$63,279	$7,031	NAP
Replacement Reserves	$0	$3,883	$186,384
TI/LC	$0	$15,520	$744,916
Deferred Maintenance	$330,881	$0	NAP
Tenant Specific Holdback(2)	$1,500,000	$0	NAP
Norwalk Buffet Rent Reserve(3)	$31,727	$0	NAP

Property Information
Single Asset/Portfolio:	Single Asset

Property Type:	Retail

Specific Property Type:	Anchored

Location:	Norwalk, CA

Size:	232,987 SF

Cut-off Date Principal Balance Per Unit/SF:	$117.00

Year Built/Renovated:	1953/1990

Occupancy %:	93.9%

Occupancy % Source Date:	February 17, 2012

Title Vesting:	Fee

Property Manager:	Newmark Merrill Companies, LLC

3rd Most Recent NOI (As of):	$3,454,155(12/31/2009)

2nd Most Recent NOI (As of):	$3,282,695(12/31/2010)

Most Recent NOI (As of):	$3,316,268 (TTM 11/30/2011)

U/W Revenues:	$4,623,880

U/W Expenses:	$1,394,251

U/W NOI:	$3,229,628

U/W NCF:	$2,981,153

U/W NOI DSCR:	1.78x

U/W NCF DSCR:	1.64x

U/W NOI Debt Yield:	11.8%

U/W NCF Debt Yield:	10.9%

As-Is Appraised Value:	$46,500,000

As-Is Appraisal Valuation Date:	May 7, 2011

Cut-off Date LTV Ratio:	58.6%

LTV Ratio at Maturity or ARD:	49.0%

(1)	Monthly payments are subject to adjustment per lender’s estimate of real estate taxes and insurance premiums.
(2)	See “Escrows” below for a description of the holdback. $1,400,000 of the Tenant Specific Holdback has been released. $100,000 remains in the form of a tenant improvement allowance.
(3)	$31,727 was reserved upfront for outstanding TI/LC work for Norwalk Grill Buffet. The Norwalk Buffet Rent Reserve was released upon satisfaction of the related conditions.

The Mortgage Loan. The mortgage loan (the “Norwalk Town Square Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering an anchored retail shopping center located in Norwalk, California (the “Norwalk Town Square Property”). The Norwalk Town Square Mortgage Loan was originated on July 20, 2011 by Wells Fargo Bank, National Association. The Norwalk Town Square Mortgage Loan had an original principal balance of $27,500,000, has an outstanding principal balance as of the Cut-off Date of $27,259,020 and accrues interest at an interest rate of 5.230% per annum. The Norwalk Town Square Mortgage Loan had an initial term of 120 months, has a remaining term of 112 months as of the Cut-off Date and requires payments of interest and principal based on a 30-year amortization schedule. The Norwalk Town Square Mortgage Loan matures on August 1, 2021. The proceeds from the Norwalk Town Square Mortgage Loan were used to pay defeasance costs and refinance existing debt on the Norwalk Town Square Property of approximately $19.1 million that was securitized in CCMSC 1997-2, fund $2.1 million in upfront reserves and return approximately $6.5 million of equity to the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

NORWALK TOWN SQUARE

Following the lockout period, the borrower has the right to defease the Norwalk Town Square Mortgage Loan in whole, but not in part, on any due date before the scheduled maturity date. In addition, the Norwalk Town Square Mortgage Loan is prepayable without penalty on or after May 1, 2021.

The Property. The Norwalk Town Square Property is a 232,987 square foot anchored retail center situated on 14.7 acres located in Norwalk, California. Major tenants at the property include LA Fitness, Regency Theatres, Ross Dress for Less, 99 Cent Only, AutoZone and Dollar Tree. The center was constructed in phases between 1953 and 1976, and renovated in 1990. The property is located at the intersection of Rosecrans Avenue and Pioneer Boulevard with access to the area’s major freeways: State Route 91, Interstate 605 (which connects to Interstate 105) and Interstate 5; all located within two miles of the Norwalk Town Square Property.

As of February 17, 2012, the Norwalk Town Square Property was 93.9% occupied. The six anchor tenants, representing 54.9% of the NRA, have been in occupancy (on average) for 15 years. Parking is provided by 863 surface spaces resulting in a parking ratio of 3.70 spaces per every 1,000 square feet of net rentable area.

The following table presents certain information relating to the tenancies at the Norwalk Town Square Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF(2)	Occupancy Cost(2)	Lease Expiration Date
Anchor Tenants – Collateral
LA Fitness	NR/NR/NR	30,718	13.2%	$10.95	$336,312	9.2%	NAV	NAV	12/31/2020
Regency Theatres	NR/NR/NR	26,751	11.5%	$9.87	$264,000(3)	7.2%	NAP(4)	NAV	1/31/2022
Ross Dress for Less	NR/NR/BBB+	20,911	9.0%	$12.50	$261,387	7.1%	NAV	NAV	1/31/2019(5)
99 Cent Only	NR/B2/B	17,000	7.3%	$12.00	$204,000	5.6%	NAV	NAV	1/31/2017
AutoZone	BBB/Baa2/BBB	16,288	7.0%	$11.12	$181,200	5.0%	NAV	NAV	5/31/2017
Fallas Parades J&M Sales	NR/NR/NR	16,250	7.0%	$17.03	$276,705	7.6%	$143	15.8%	2/28/2014

Total Anchor Tenants – Collateral		127,918	54.9%	$11.91	$1,523,605	41.6%

Other Major Tenants – Collateral
Dollar Tree	NR/NR/NR	11,147	4.8%	$18.48	$205,997	5.6%	$175	13.6%	8/31/2016
Bank of America	A/Baa1/A-	9,000	3.9%	$16.80	$151,200	4.1%	NAV	NAV	3/31/2015
Norwalk Grill Buffet	NR/NR/NR	8,813	3.8%	$14.40	$126,907	3.5%	NAV	NAV	8/31/2016

Total Other Major Tenants – Collateral		28,960	12.4%	$16.72	$484,104	13.2%

Non-Major Tenants		61,812	26.5%	$26.71(6)	$1,651,216(6)	45.1%

Occupied Collateral Total		218,690	93.9%	$16.73	$3,658,925	100.0%

Vacant Space		14,297	6.1%

Collateral Total		232,987	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Sales per square foot are for the full year ending December 31, 2011.
(3)	Under the terms of its lease, Regency Theatres has the right to release of $100,000 from the borrower (which will be held in the Tenant Specific Holdback Reserve), which Regency Theatres may take either as cash or in equivalent free rent. While Regency Theatres is currently paying full, unabated rent, no election has been made. Full rent has been underwritten. $100,000 remains in the Tenant Specific Holdback.
(4)	Regency Theatres lease commenced February 1, 2012 when they took occupancy and opened for business.
(5)	Ross Dress for Less has a co-tenancy remedy that is triggered by (i) both of 99 Cent Only and Fallas Parades not being open for 6 months, or (ii) less than 65% of retail tenants (including the required co-tenant) in specified areas being open. Such co-tenancy remedy is not currently triggered.
(6)	Annual U/W Base Rent for Non-Major Tenants includes income from five cellular tower leases, for which no square footage is attributed. On a combined basis, the cellular tower leases contribute $180,579 to Annual U/W Base Rent (4.9% of Total Annual U/W Base Rent). Annual U/W Base Rent PSF (for Non-Major Tenants) excluding this income is $23.79 per square foot. Annual U/W Base Rent PSF for Occupied Collateral is $15.91 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

NORWALK TOWN SQUARE

The following table presents certain information relating to the lease rollover schedule at the Norwalk Town Square Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring(2)(3)	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	1	4,636	2.0%	4,636	2.0%	$100,119	$21.60
2012	2	1,840	0.8%	6,476	2.8%	$58,791	$31.95
2013(2)	10	18,365	7.9%	24,841	10.7%	$477,088	$25.98
2014(2)	6	24,120	10.4%	48,961	21.0%	$482,309	$20.00
2015	9	27,913	12.0%	76,874	33.0%	$601,154	$21.54
2016	6	29,280	12.6%	106,154	45.6%	$599,352	$20.47
2017(2)	4	34,156	14.7%	140,310	60.2%	$445,428	$13.04
2018(2)	1	0	0.0%	140,310	60.2%	$32,985	$0.00
2019	1	20,911	9.0%	161,221	69.2%	$261,387	$12.50
2020	1	30,718	13.2%	191,939	82.4%	$336,312	$10.95
2021	0	0	0.0%	191,939	82.4%	$0	$0.00
2022	1	26,751	11.5%	218,690	93.9%	$264,000	$9.87
Thereafter	0	0	0.0%	218,690	93.9%	$0	$0.00
Vacant	0	14,297	6.1%	232,987	100.0%	$0	$0.00

Total / Weighted Average	42	232,987	100.0%			$3,658,925	$16.73

(1)	Source: Information obtained from underwritten rent roll.
(2)	Expiring leases include certain leases of cellular towers, which are not attributed any square footage.
(3)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

The following table presents historical occupancy percentages at the Norwalk Town Square Property:

Historical Occupancy Percentages*

12/31/2009	12/31/2010	12/31/2011

91%	99%	97%
*	Source: Information obtained from borrower rent rolls.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Norwalk Town Square Property:

Cash Flow Analysis

	2009	2010	TTM 11/30/2011	U/W	U/W $ per SF
Base Rent	$3,601,730	$3,498,328	$3,551,602	$3,658,925(1)	$15.70
Grossed Up Vacant Space	0	0	0	205,314	0.88
Percentage Rent	(1,408)	3,704	4,409	0	0.00
Total Reimbursables	1,308,860	1,187,075	1,072,845	1,032,538	4.43
Other Income	21,013	40,774	27,483	27,483	0.12
Less Vacancy & Credit Loss	0	0	0	(300,380)	(1.29)

Effective Gross Income	$4,930,195	$4,729,880	$4,656,339	$4,623,880	$19.85

Total Operating Expenses	$1,476,040	$1,447,186	$1,340,071	$1,394,251	$5.98

Net Operating Income	$3,454,155	$3,282,695	$3,316,268	$3,229,628	$13.86

TI/LC	738	3,396	1,227	201,878	0.87
Capital Expenditures	0	0	0	46,597	0.20

Net Cash Flow	$3,453,417	$3,279,298	$3,315,041	$2,981,153	$12.80

NOI DSCR	1.90x	1.81x	1.82x	1.78x
NCF DSCR	1.90x	1.80x	1.82x	1.64x
NOI DY	12.7%	12.0%	12.2%	11.8%
NCF DY	12.7%	12.0%	12.2%	10.9%

(1)	Contractual rent increases for several tenants were underwritten through July 2012.

Appraisal. According to the appraisal dated May 7, 2011, the Norwalk Town Square Property has an “as-is” appraised value of $46,500,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

NORWALK TOWN SQUARE

Environmental Matters. According to the Phase I environmental site assessment performed on May 19, 2011, there was evidence of two recognized environmental conditions. The Phase I assessment recommended the performance of a comprehensive asbestos survey and the adoption of an O&M plan, along with a subsurface investigation to address a former on-site dry cleaning facility that operated after 1996. A Phase II environmental site assessment was performed on June 17, 2011. Based on the results of the subsurface assessment of the former dry cleaner space and the absence of an active dry cleaning operation, no evidence of a significant release of chemicals of concern to the subsurface was identified and no further investigative action was recommended.

Market Overview and Competition. The Norwalk Town Square Property is an anchored retail center located in Norwalk, California. Norwalk is a suburb of Los Angeles and is situated in Los Angeles County, approximately 16 miles southeast of the Los Angeles Central Business District. Traffic count is estimated at 30,012 cars per day along Rosecrans Avenue and 20,888 cars per day along Pioneer Boulevard.

The Los Angeles County retail market consists of 65.9 million square feet of retail space divided into twelve submarkets. As of December 31, 2011, the market was 6.5% vacant with an average quoted rental rate of $28.90 per square foot triple net. The Norwalk Town Square Property is located in the Paramount/Downey/East County submarket, which consists of approximately 4.5 million square feet. As of December 31, 2011, the submarket was 5.9% vacant with an average quoted rental rate of $25.06 per square foot triple net. The foregoing information was provided by a 4th quarter 2011 third party market research report.

The following table presents certain information relating to some comparable retail centers provided in the appraisal for the Norwalk Town Square Property:

Competitive Set(1)

	Norwalk Town Square (Subject)	Bellflower Plaza	Paddison Square	Norwalk Plaza	Firestone & Studebaker	Santa Fe Springs Plaza
Market	Norwalk, CA	Bellflower, CA	Norwalk, CA	Norwalk, CA	Norwalk, CA	SantaFe Springs, CA

Distance from Subject	—	3.0 miles	0.3 miles	0.9 miles	2.0 miles	4.7 miles

Property Type	Anchored Retail	Community Center	Community Center	Community Center	Neighborhood Center	Community Center

Year Built/Renovated	1953/1990	1973/NAV	1966/2008	1988/NAV	2008/NAV	1982/2009

Anchors	LA Fitness, Regency Theatres, Ross Dress for Less, 99 Cent Only Stores, Fallas Parades J&M Sales	Big Lots, 99 Cents	Target, Rite Aid, Payless Foods, O’Reilly	Northgate Market, TJ Maxx	Walgreens, 99 Cents Only	DD’s Discounts, Food 4 Less

Total GLA	232,987 SF	77,656 SF	300,000 SF	116,371 SF	69,341 SF	194,270 SF

Total Occupancy	94%	96%	99%	89%	96%	90%

(1)	Source: Information obtained from appraisal dated May 7, 2011.

The Borrower. The borrower consists of two tenants-in-common, Hekmatravan Family Norwalk LLC and Levian Family Norwalk, LLC, both California limited liability companies and single-purpose entities with independent directors. Each own 50% of the Norwalk Town Square Property. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Norwalk Town Square Mortgage Loan. Hamid Hekmatravan, Hekmat Hekmatravan, Javid Levian, Jamshid Levian, Manoochehr Levian and Shokrollah Levian, are principals of each borrower entity, and are the guarantors of certain nonrecourse carveouts under the Norwalk Town Square Mortgage Loan. The tenants-in-common have waived their rights to “partition” the Norwalk Town Square Property.

The Sponsor. The principals of Hekmatravan Family Norwalk LLC are Dr. Hamid Hekmatravan and his brother Hekmat Hekmatravan, who have been investing in real estate since the late 1970’s. Dr. Hamid Hekmatravan owns an interest in approximately eleven retail properties in the Los Angeles area, eight of which are owned free and clear. The principals of Levian Family Norwalk, LLC are Javid Levian, Jamshid Levian, Manoochehr Levian, and Shokrollah Levian, with a 24.5%, 25.0%, 25.0% and 25.0% ownership interest, respectively. The Levians started Levian Brothers (dba Fabricland L.A.) in 1994, a family owned fabric importer and wholesaler. The Levians started their real estate company in 1978 and own a majority interest in over 17 shopping centers, located mainly in the Los Angeles area. Included in this number are four properties that are also owned in partnership with the Hekmatravan family.

Escrows. The loan documents provide for upfront escrows at closing in the amount of $183,385 for real estate taxes, $63,279 for insurance, $31,727 for the Norwalk Buffet Rent Reserve (which was subsequently released) and $330,881 for deferred maintenance. The loan documents provide for ongoing, monthly escrows in the amount of: $36,677 (subject to adjustment according to the lender’s estimate) for real estate taxes, $7,031 (subject to adjustment according to the lender’s estimate) for insurance premiums, $15,520 for ongoing tenant improvements and leasing commissions (subject to a cap of $744,916), and $3,883 for replacement reserves (subject to a cap of $186,384).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

NORWALK TOWN SQUARE

The loan documents also provide for a $1.5 million holdback for Regency Theatres, which had not taken occupancy under a new lease at the time of loan closing. Regency Theatres is now in occupancy, open for business and paying full rent. $1,400,000 of the Tenant Specific Holdback has been released to the borrower after meeting the eligibility criteria. $100,000 remains for outstanding tenant improvement amounts owed, which Regency Theatres may take either as cash or in equivalent free rent. The remaining $100,000 will not be released until Regency Theatres elects to receive cash or their rent abatement period expires.

On each payment date occurring during the continuance of a Tenant Trigger Event (as defined below), the borrower will be required to deposit all excess cash flow, referred to herein as the “Tenant Trigger Cash Sweep Reserve Funds”. A “Tenant Trigger Event” will occur if any tenant occupying more than 10,000 square feet at the Norwalk Town Square Property fails to renew or extend the term of its lease, upon the earlier to occur of: (i) receipt by the borrower of such tenant’s notification of non-renewal or (ii) six months prior to the expiration of the applicable lease, unless, within ten days of such event, the borrower deposits the “Tenant Trigger Cash Sweep Reserve Funds”, which equates to $15 per rentable square foot of the applicable space of each tenant that causes a Tenant Trigger Event.

The “Tenant Sweep Termination Event” will occur following the earlier of: (i) lender’s receipt of evidence that each tenant which caused a Tenant Trigger Event has renewed its lease, and (ii) lender’s receipt of evidence that; (a) one or more replacement tenants have entered into a lease or leases and (b) such tenants are in occupancy, open for business and paying full unabated rent; and (iii) borrower deposits funds in an amount equal to $15 per applicable square foot.

Lockbox and Cash Management. The Norwalk Town Square Mortgage Loan requires a lockbox account, which is already in place, and that the borrower deposits all rents directly to such lockbox account within one business day after receipt. Prior to the occurrence of a Cash Trap Event Period (as defined below), all funds on deposit in the lockbox account are swept into the borrower’s operating account on a daily basis. During a Cash Trap Event Period, the borrower must instruct tenants to deliver all payments and rents to the lender controlled lockbox account. All funds on deposit in the lockbox account are swept to a cash management account each business day.

A “Cash Trap Event Period” will commence: (i) if an event of default has occurred and is continuing under the Norwalk Town Square Loan, (ii) if the actual debt service coverage ratio is less than 1.10x, (iii) on the date on which the borrower is in breach of any lease to a tenant occupying more than 10,000 square feet, beyond all applicable cure periods or (iv) upon the occurrence of a Tenant Trigger Event. A Cash Trap Event Period will expire upon the cure of such event of default, the actual debt service coverage ratio being equal to or greater than 1.20x for six consecutive calendar months, with respect to a Cash Trap Event Period commenced in connection with clause (iii), the lender’s receipt of satisfactory evidence that all then existing breaches have been cured or the occurrence of a Tenant Sweep Termination Event.

Property Management. The Norwalk Town Square Property is managed by Newmark Merrill Companies, LLC, which is not an affiliate of the borrower. According to the management agreement, the property manager is entitled to a base management fee in an amount equal to 3.75% of gross revenues collected including reimbursement revenue. In addition, the Norwalk Town Square Property manager must be reimbursed for the expense of an on-site manager and assistant if warranted at the Norwalk Town Square Property; however, in that event the 3.75% fee shall be reduced by the amount so reimbursed to the Norwalk Town Square Property manager. The borrower may not amend, extend, renew or cancel the management agreement or otherwise replace the manager or enter into any management agreement without written consent from the lender.

Assumption. The Norwalk Town Square Mortgage Loan has a two-time right to transfer the Norwalk Town Square Property and cause an assumption of the loan, provided that no event of default has occurred and is continuing under the Norwalk Town Square Mortgage Loan and certain other conditions are satisfied, including that; (a) the borrower pays an assumption fee of 1.0% of the outstanding principal balance of the Norwalk Town Square Mortgage Loan; (b) the transferee satisfies certain criteria; (c) transferee assumes the obligations of the borrower under the management agreement or enters into a new management agreement with a manager that satisfies certain criteria, and (d) confirmation from Fitch, Moody’s and KBRA that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2012-C6 Certificates.

Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Norwalk Town Square Property, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

Earthquake Insurance. The Norwalk Town Square Property is located in a seismic zone 4 and has an aggregate probable maximum loss of 22%. Earthquake insurance is in place with a $5 million limit, and excess earthquake insurance has been obtained with a sub-limit of $25 million inclusive of business interruption insurance due to peril of earthquake.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

[THIS PAGE INTENTIONALLY LEFT BLANK.]

RESORT MHC

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RESORT MHC

Resort MHC
1101 South Ellsworth Road
Mesa, AZ 85208
SALT RIVER INDIAN RESERVATION
TONTO NATIONAL FOREST
GOLDFIELD MOUNTAINS
Usery Mountain Regional Park
Salt River (Dry)
Phoenix Sky Harbor Intl. Airport 17 miles
Bush Hwy
Usery Pass Rd
Red Mountain Frwy
E. Thomas Rd
E. McDowell Rd
E. McKellips Rd
E. Brown Rd
E. University Dr
E. Main St
E. Broadway Rd
E. Southern Ave
E. Baseline Rd
E. Guadalupe Rd
E. Elliot Rd
Williams Field Rd
Santan Freeway
Santan Frwy
Superstition Freeway
E. Apache Trail
McKellips Blvd
W. Lost Dutchman Blvd
E. Superstition Blvd
Old West Hwy
W. Southern Ave
S. Ellsworth Rd
S. Crismon Rd
S. Meridian Rd
N. Ironwood Dr
S. Ironwood Dr
S. Idaho Rd
N. Lindsay Rd
N. Val Vista Dr
N. Higley Rd
N. Recker Rd
N. Bush Hwy
S. Val Vista Dr
S. Greenfield Rd
S. Higley Rd
S. Power Rd
Falcon Field Airport
Mesa Community College
Red Mountain District Park
Red Mountain Ranch CC
Las Sendas Golf Course
Longbow Golf Course
Painted Mountain Golf Course
Alta Mesa Country Club
View Point Golf Course
Banner Baywood Medical Ctr.
Mesa
MARICOPA COUNTY
PINAL COUNTY
Apache Junction
Apache Greyhound Park
Equestrian Park
Prospector Park
Sunland Village Golf Course
Leisure World Country Club
Arizona Golf Resort
Fountain Of The Sun CC
Superstition Springs Center
Mesa Pavilions
Superstition Springs GC
School of Osteopathic Medicine in AZ
AZ School of Dentistry
Factory Stores of America
Sunland Village East GC
Superstition Gateway West
Apache Creek Golf Course
Water Park
Freestone District Park
Gilbert
Val Vista Towne Center
Greenfield Lakes Golf Course
Western Skies Golf Course
Arizona State University East Campus
Phoenix-Mesa Gateway Airport
Queen Creek
87
202
60
88
Fountain Hills
Scottsdale
Paradise Valley
Phoenix
Tempe
Chandler
Gilbert
Mesa
Apache Junction
Gold Camp
Sun Lakes
Queen Creek
Santan
PARADISE VALLEY
SOUTH MTS
MARICOPA COUNTY
PINAL COUNTY
TONTO NATIONAL FOREST
GOLDFIELD MOUNTAINS
GILA RIVER INDIAN RESERVATION

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Resort MHC

Loan Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association

Credit Assessment (Fitch/Moody’s/KBRA):	NAP

Original Principal Balance:	$23,000,000

Cut-off Date Principal Balance:	$22,801,387

% of Initial Pool Balance:	2.5%

Loan Purpose:	Refinance

Borrower Name:	ILA Resort II, LLC

Sponsors:	Albert J. LaCanne; Catherine E. Ivy

Mortgage Rate:	5.300%

Note Date:	July 29, 2011

Anticipated Repayment Date:	NAP

Maturity Date:	August 1, 2021

IO Period:	None

Loan Term (Original):	120 months

Seasoning:	8 months

Amortization Term (Original) :	360 months

Loan Amortization Type:	Amortizing Balloon

Interest Accrual Method:	Actual/360

Call Protection:	L(32),D(84),O(4)

Lockbox Type:	None

Additional Debt:	None

Additional Debt Type:	NAP

Escrows and Reserves:

Type:	Initial	Monthly	Cap (If Any)
Taxes	$50,652	$12,663	NAP
Insurance(1)	$0	Springing	NAP
Replacement Reserve	$0	$3,296	NAP
Seasonality Reserve(2)	$400,000	Springing	$440,319

Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Manufactured Housing Community

Specific Property Type:	Manufactured Housing Community

Location:	Mesa, AZ

Size:	791 Pads

Cut-off Date Principal

Balance Per Unit/Pad:	$28,826.03

Year Built/Renovated:	1984/2010

Occupancy %(3):	98.5%

Occupancy % Source Date(3):	January 30, 2012

Title Vesting:	Fee

Property Manager:	Interstate Investments, Inc.

3rd Most Recent NOI (As of):	$2,058,863(12/31/2009)

2nd Most Recent NOI (As of):	$2,297,911(12/31/2010)

Most Recent NOI (As of):	$2,404,575(12/31/2011)

U/W Revenues:	$3,495,083

U/W Expenses:	$1,143,216

U/W NOI:	$2,351,867

U/W NCF:	$2,312,317

U/W NOI DSCR:	1.53x

U/W NCF DSCR:	1.51x

U/W NOI Debt Yield:	10.3%

U/W NCF Debt Yield:	10.1%

As-Is Appraised Value:	$30,770,000

As-Is Appraisal Valuation Date:	May 23, 2011

Cut-off Date LTV Ratio:	74.1%

LTV Ratio at Maturity or ARD:	62.1%

(1)	Monthly insurance escrows are waived so long as no event of default has occurred and is continuing and the borrower delivers to lender satisfactory evidence that the property is insured in accordance with the loan documents.
(2)	Monthly seasonality escrows are waived so long as the borrower does not request or obtain any disbursement from the initial seasonality escrow deposit. Upon disbursement, a monthly escrow amount of $42,268 is required from September through April of each year during the loan term subject to a cap.
(3)	Current occupancy does not reflect seasonality at the Resort MHC Property.

The Mortgage Loan. The mortgage loan (the “Resort MHC Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a manufactured housing community and recreational vehicle park located in Mesa, Arizona (the “Resort MHC Property”). The Resort MHC Mortgage Loan was originated on July 29, 2011 by Wells Fargo Bank, National Association. The Resort MHC Mortgage Loan had an original principal balance of $23,000,000, has an outstanding principal balance as of the Cut-off Date of $22,801,387 and accrues interest at an interest rate of 5.300% per annum. The Resort MHC Mortgage Loan had an initial term of 120 months, has a remaining term of 112 months as of the Cut-off Date and requires payment of interest and principal based on a 30-year amortization schedule. The Resort MHC Mortgage Loan matures on August 1, 2021. The proceeds from the Resort MHC Mortgage Loan were used to refinance existing debt on the Resort MHC Property of approximately $11.6 million, buy-out partnerships with approximately $7.9 million, fund reserves of approximately $450,000, pay closing and other costs of approximately $210,000, and return approximately $2.9 million of equity to the sponsor.

Following the lockout period, the borrower has the right to defease the Resort MHC Mortgage Loan in whole, but not in part, on any due date before the scheduled maturity date. In addition, the Resort MHC Mortgage Loan is prepayable without penalty on or after May 1, 2021.

The Property. The Resort MHC Property is a 791-pad, age-restricted (55 and older), manufactured housing community and recreational vehicle park located in Mesa, Arizona. The Resort MHC Property consists of 642 pads containing resident owned manufactured homes and 149 pads available for daily, weekly, monthly or seasonal recreational vehicle rental. Each pad site is approximately 2,000 square feet, has a hose bib and underground electricity, water, sewer, telephone and cable connections. Community amenities and improvements at the Resort MHC Property consist of a swimming pool and heated spa, four tennis

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RESORT MHC

courts, two pickle ball courts, shuffle board courts, horseshoe pits, a baseball field, a fenced pet park area, exterior concrete block fencing and striped standard parking spaces. The improvements were primarily constructed in 1984 and renovated in 2010 to add a 10,000 square foot building housing a storage room, recreation room, woodshop and bathrooms and the newly constructed tennis courts, pickleball courts and baseball field.

The following table presents historical occupancy percentages at the Resort MHC Property:

Historical Occupancy Percentages*

12/31/2009	12/31/2010	1/30/2012

94%	94%	99%

*	Source: Information based on borrower provided operating statements.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Resort MHC Property:

Cash Flow Analysis

	2009	2010	2011	U/W(1)	U/W $ per Pad
Gross Potential Rent	$2,947,799	$3,147,615	$3,359,029	$3,359,029	$4,246.56
Other Income(2)	111,999	118,296	136,054	136,054	172.00
Less Vacancy & Credit Loss	0	0	0	0	0

Effective Gross Income	$3,059,798	$3,265,911	$3,495,083	$3,495,083	$4,418.56
Total Operating Expenses	$1,000,935	$968,000	$1,090,507	$1,143,216	$1,445.28

Net Operating Income	$2,058,863	$2,297,911	$2,404,575	$2,351,367	$2,973.28
Capital Expenditures	0	0	0	39,550	50.00

Net Cash Flow	$2,058,863	$2,297,911	$2,404,575	$2,312,317	$2,923.28

NOI DSCR	1.34x	1.50x	1.57x	1.53x
NCF DSCR	1.34x	1.50x	1.57x	1.51x
NOI DY	9.0%	10.1%	10.5%	10.3%
NCF DY	9.0%	10.1%	10.5%	10.1%

(1)	Gross Potential Rent is based on 2011 rent collection.
(2)	Other Income includes utilities, postal, community activities, wood shop and miscellaneous income.

Appraisal. According to the appraisal report dated May 23, 2011, the Resort MHC Property had an “as-is” appraised value of $30,770,000.

Environmental Matters. According to the Phase I environmental site assessment dated May 31, 2011, there was no evidence of any recognized environmental conditions at the Resort MHC Property.

Market Overview and Competition. The Resort MHC Property is an age-restricted manufactured housing community and recreational vehicle park located in Mesa, Arizona, which is part of the metropolitan Phoenix market in Maricopa County. The Resort MHC Property is located approximately 11 miles east of the Mesa central business district and approximately 15 miles east of Phoenix. According to the appraisal, the Resort MHC Property is within four miles of the 1.3 million square foot Superstition Springs Regional Mall and within ten miles of seven master planned residential communities spread across more than 7,600 acres. According to a 3rd party population report, Mesa, Arizona had a 2010 reported population of 439,041, representing a population increase of 10.8% since 2000. The 2010 average household income for Mesa, Arizona was $50,079. Major employers in Mesa, Arizona include Mesa Public Schools (9,100), Banner Medical Centers (5,900) and The Boeing Company (4,500). Mesa, Arizona is also home to a variety of outdoor activities including parks, sports facilities, golf courses and Chicago Cubs Spring Training baseball.

The Borrower. The borrower, ILA Resort II, LLC, is an Arizona limited liability company and a single-purpose entity. Legal counsel to the ILA Resort II, LLC delivered a non-consolidation opinion in connection with the origination of the Resort MHC Mortgage Loan. The borrower is owned indirectly by Catherine E. Ivy and Albert J. LaCanne, who are the guarantors of certain nonrecourse carveouts under the Resort MHC Mortgage Loan.

The Sponsors. Catherine E. Ivy served as the president of a financial planning firm in Palo Alto, California. Ms. Ivy’s late husband, Ben Ivy, was previously a financial planner who specialized in real estate investment. Albert J. LaCanne is the owner and president of Interstate Investments Incorporated, which is based in Tempe, Arizona and specializes in the marketing and management of manufactured housing communities. Interstate Investments Incorporated has 30 years of experience in brokerage, acquisition, management and joint ventures of manufactured housing and recreational vehicle communities, and currently owns and manages four manufactured housing and recreational vehicle communities, including the Resort MHC Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RESORT MHC

Escrows. The loan documents provide for monthly escrows of $12,663 for real estate taxes (subject to adjustment per lender’s estimate of real estate taxes) and $3,296 for replacement reserves. Upon origination, the borrower was also required to make initial escrow deposits equal to $50,652 for real estate taxes. No reserves for insurance are required so long as no event of default has occurred and is continuing under the Resort MHC Mortgage Loan and the borrower delivers to lender satisfactory evidence that the property is covered by an acceptable blanket insurance policy and the borrower provides evidence of payment of insurance.

In connection with the origination of the Resort HMC Mortgage Loan, the borrower made an initial deposit of $400,000 into a seasonality reserve and the loan documents require upon any disbursement being requested or made from the initial deposit, from September through April of each year during the loan term, a monthly deposit of $42,268 (subject to a cap of $440,319) (the “Seasonality Reserve”), all for the purpose of funding potential debt service shortfalls resulting from seasonal fluctuations in the performance of the Resort MHC Mortgage Property. In no event is the borrower entitled to a disbursement in any single month of more than 25% of the amount on deposit in the Seasonality Reserve as of the first day of May.

Lockbox and Cash Management. None.

Property Management. The Resort MHC Property is managed by Interstate Investments, Inc, an affiliate of the borrower. The manager is entitled to a management fee equal to $10,000 per month. The borrower may not surrender, terminate or cancel the management agreement or otherwise replace or enter into any other management agreement without prior written consent from the lender (which consent may not be unreasonably withheld).

Assumption. The Resort MHC Mortgage Loan has a two-time right to transfer the Resort MHC Property and cause an assumption of the loan, provided that no event of default has occurred and is continuing under the Resort MHC Mortgage Loan and certain other conditions are satisfied, including that: (i) the borrower pays an assumption fee of 1.0% of the outstanding principal balance of the Resort MHC Loan; (ii) the transferee satisfies certain criteria; (iii) the transferee assumes the obligations of the borrower under the management agreement or enters into a new management agreement with a manager satisfying certain criteria; (iv) the lender receives confirmation from Fitch, Moody’s and KBRA that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2012-C6 Certificates; and (v) other factors relied upon by lender in the original underwriting of the Resort MHC Mortgage Loan.

Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require the borrower to maintain an “all risk” insurance policy, with no exclusion for terrorism, in an amount equal to the full replacement cost of the Resort MHC Property, as well as business interruption insurance continuing until the earlier of: (i) the date when estimated gross income returns to the same level as before the loss or (ii) 12 months from the date the property is repaired and/or replaced and operations are resumed together with a 12-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

[THIS PAGE INTENTIONALLY LEFT BLANK.]

CITRUS CROSSING

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CITRUS CROSSING

Citrus Crossing
800-870 East Alosta Avenue and 305-377 North Citrus Avenue
Azusa, CA 91702
ANGELES NATIONAL FOREST
SAN GABRIEL MTS.
Morris Reservoir
39
Azusa Greens Country Club
Rancho Duarte Golf Club
Sierra Madre Ave
Huntington Dr
Foothill Blvd
Azusa Pacific University
Citrus College
Alosta Ave
Glendora
Glendora Country Club
210
605
Santa Fe Dam Recreation Area
Foothill Freeway
South Hills Park
Baseline Rd
Allen Ave
Azusa
Glen Oaks Golf Course
Glendora Marketplace
Gladstone St
Arrow Hwy
San Dimas
Baldwin Park
Covina Blvd
Cypress St
Covina
Los Angeles St
METROLINK SAN BERNARDINO LINE
San Bernardino Rd
COVINA
San Dimas Community Hospital
Raging Waters
Puddingstone Reservoir
Frank G. Bonelli Regional Park
57
BALDWIN PARK
Badillo St
Citrus Valley Medical Center Inter-Community Campus
Walnut Creek Park
Pacific Coast Baptist Bible College
Puente Ave
Rowland St
Westfield Eastland Mall
Orange Fwy
San Bernardino Freeway
10
Westfield West Covina
West Covina
Citrus Valley Medical Center
Cameron Ave
Merced Ave
LOS ANGELES COUNTY
Cal. State Polytech University - Pomona
South Hills Country Club
Mount San Antonio College
Pomona
Walnut
Walnut Ranch Park
Amar Rd
La Puente
Temple Ave
Industry Hills Recr. Center
Industry Hills Golf Club at Pacific Palms
La Puente Rd
METROLINK RIVERSIDE LINE
Diamond Bar
60
Victorville
Hesperia
Santa Clarita
Burbank
Glendale
Pasadena
Glendora
Rancho Cucamonga
San Bernardino
Redlands
Los Angeles
El Monte
Pomona
Ontario
Santa Monica
Inglewood
Norwalk
Riverside
Brea
Yorba Linda
Corona
Torrance
Anaheim
Orange
Long Beach
Santa Ana
Irvine
Huntington Beach
Newport Beach
Pacific Ocean
Temecula
San Clemente
Oceanside

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Citrus Crossing

Loan Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association

Credit Assessment (Fitch/Moody’s/KBRA):	NAP

Original Principal Balance:	$22,500,000

Cut-off Date Principal Balance:	$22,307,737

% of Initial Pool Balance:	2.4%

Loan Purpose:	Refinance

Borrower Name:	Citrus Crossing Properties Fee LLC

Sponsors:	John Francis; Richard Francis

Mortgage Rate:	5.350%

Note Date:	July 14, 2011

Anticipated Repayment Date:	NAP

Maturity Date:	August 1, 2021

IO Period:	None

Loan Term (Original):	120 months

Seasoning:	8 months

Amortization Term (Original):	360 months

Loan Amortization Type:	Amortizing Balloon

Interest Accrual Method:	Actual/360

Call Protection:	L(32),D(84),O(4)

Lockbox Type:	Hard/Upfront Cash Management

Additional Debt:	None

Additional Debt Type:	NAP

Escrows and Reserves:

Type:	Initial	Monthly	Cap (If Any)
Taxes	$105,000	$21,160	NAP
Insurance	$8,900	$2,967	NAP
Replacement Reserves	$0	$2,876	NAP
TI/LC(1)	$0	$18,381	$661,716
Tenant Specific Reserve(2)	$1,303,676	$0	NAP

Property Information
Single Asset/Portfolio:	Single Asset

Property Type:	Retail

Specific Property Type:	Anchored

Location:	Azusa, CA

Size:	172,533 SF

Cut-off Date Principal

Balance Per Unit/SF:	$129.30

Year Built/Renovated:	1960/2008

Occupancy %:	99.1%

Occupancy % Source Date:	December 1, 2011

Title Vesting:	Fee

Property Manager:	Trachman Indevco LLC

3rd Most Recent NOI (As of):	$2,453,168(12/31/2009)

2nd Most Recent NOI (As of):	$2,452,015(12/31/2010)

Most Recent NOI (As of):	$2,522,380 (TTM 11/30/2011)

U/W Revenues:	$3,311,266

U/W Expenses:	$735,914

U/W NOI:	$2,575,351

U/W NCF:	$2,325,562

U/W NOI DSCR:	1.71x

U/W NCF DSCR:	1.54x

U/W NOI Debt Yield:	11.5%

U/W NCF Debt Yield:	10.4%

As-Is Appraised Value:	$41,000,000

As-Is Appraisal Valuation Date:	August 1, 2011

Cut-off Date LTV Ratio:	54.4%

LTV Ratio at Maturity or ARD:	45.6%

(1)	Monthly tenant improvement and leasing commission reserves are waived so long as the leasing reserve fund is greater than or equal to $661,716 and at least 85% of net rentable area at the Citrus Crossing Property is leased to tenants in occupancy and paying rent.
(2)	The borrower made an up-front deposit into a reserve to pay for tenant improvements associated with the lease with Applebee’s. Applebee’s is in occupancy and substantially all of the funds deposited have been released. A Certificate of Occupancy for Applebee’s was issued on October 11, 2011. The remaining balance of the Applebee’s Leasing Reserve is $76,044 as of March 5, 2012.

The Mortgage Loan. The mortgage loan (the “Citrus Crossing Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering an anchored retail center located in Azusa, California (the “Citrus Crossing Property”). The Citrus Crossing Mortgage Loan was originated on July 14, 2011 by Wells Fargo Bank, National Association. The Citrus Crossing Mortgage Loan had an original principal balance of $22,500,000, has an outstanding principal balance as of the Cut-off Date of $22,307,737 and accrues interest at an interest rate of 5.350% per annum. The Citrus Crossing Mortgage Loan had an initial term of 120 months, has a remaining term of 112 months as of the Cut-off Date and requires payments of interest and principal based on a 30-year amortization schedule. The Citrus Crossing Mortgage Loan matures on August 1, 2021. The proceeds from the Citrus Crossing Mortgage Loan were used to refinance existing debt on the Citrus Crossing Mortgage Property of $21.9 million, fund upfront reserves of approximately $1.4 million and pay closing costs of approximately $413,000. The borrower contributed approximately $1.2 million in additional equity to bridge the funding gap.

Following the lockout period, the borrower has the right to defease the Citrus Crossing Mortgage Loan in whole, but not in part, on any due date before the scheduled maturity date. In addition, the Citrus Crossing Mortgage Loan is prepayable without penalty on or after May 1, 2021.

The Property. The Citrus Crossing Property is an anchored retail center totaling approximately 172,533 square feet situated on 17.2 acres at the northwest corner of Alosta Avenue and Citrus Avenue in Azusa, California. The property was originally constructed in 1960 and underwent a redevelopment in 2008. Major tenants at the property include Regency Theatres, Ross Dress for Less, 99 Cents Only Store, and Fresh & Easy. The Citrus Crossing Property also includes six outparcels leased to Burger King, Taco Bell, Kentucky Fried Chicken, Jiffy Lube, Pizza Hut and a recently constructed Applebee’s. Parking is provided by

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CITRUS CROSSING

approximately 915 surface spaces resulting in a parking ratio of 5.3 spaces per 1,000 square feet of net rentable area. As of December 1, 2011, the Citrus Crossing Property was 99.1% occupied by 25 tenants.

The following table presents certain information relating to the tenancies at the Citrus Crossing Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF(2)		Occupancy Cost(2)	Lease Expiration Date(3)
Anchor Tenants - Collateral
Regency Theatres	NR/NR/NR	37,977	22.0%	$14.15	$537,504	19.5%	$387K	(4)	18.8%	9/30/2026
Ross Dress for Less	NR/NR/BBB+	27,890	16.2%	$11.65	$325,000	11.8%	$268		5.0%	1/31/2014
Fresh & Easy	NR/NR/NR	13,969	8.1%	$20.63	$288,180	10.4%	NAV		NAV	1/31/2029
Applebee’s(5)	B/B2/B	5,700	3.3%	$35.96	$205,000	7.4%	NAV		NAV	8/31/2031
99 Cents Only Store(6)	NR/B2/B	32,134	18.6%	$4.82	$154,908	5.6%	$161		4.8%	6/30/2016

Total Anchor Tenants - Collateral		117,670	68.2%	$12.84	$1,510,592	54.8%

Non-Major Tenants		53,363	30.9%	$23.39	$1,247,930	45.2%

Occupied Collateral Total		171,033	99.1%	$16.13	$2,758,522	100.0%

Vacant Space		1,500	0.9%

Collateral Total		172,533	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Sales per square foot and occupancy costs are for the twelve months ended on December 31, 2010.
(3)	Several leases include co-tenancy remedies. Ross Dress for Less has a co-tenancy trigger based on minimum occupancy of 65% and Applebee’s has a co-tenancy trigger based on a maximum of one anchor tenant not in operation without being replaced by another anchor, and minimum occupancy of 60% of other retail floor area. As of March 5, 2012, none of the remedies have been triggered.
(4)	Regency Theatres, which operates a 10-screen theatre, reported sales of $387,361 per screen for the twelve months ended on December 31, 2010.
(5)	Applebee’s may terminate its lease if their gross revenue between August 31, 2020 and August 31, 2021 or between August 31, 2025 and August 31, 2026 do not exceed $2.3 million, within 60 days after the end of the applicable lease year. The tenant must provide financial statement certified by the tenant’s chief financial officer evidencing the tenant’s gross sales for the applicable lease year. Termination would be effective as of the last day of the eleventh or sixteenth lease year and all rents would be paid until the effective date of termination.
(6)	99 Cents Only Store subleases approximately 7,560 square feet to O’Reilly Auto Parts, Inc. at a rate of $17.25 per square foot, resulting in annual sublease payments to 99 Cents Only Store of $130,410, which is not otherwise reflected in the table. The term of the sublease extends through June 30, 2016.

The following table presents certain information relating to the lease rollover schedule at the Citrus Crossing Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring(2)	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	1	1,300	0.8%	1,300	0.8%	$49,699	$38.23
2012	1	2,000	1.2%	3,300	1.9%	$76,460	$38.23
2013	4	7,462	4.3%	10,762	6.2%	$255,924	$34.30
2014	3	33,619	19.5%	44,381	25.7%	$449,518	$13.37
2015	1	1,841	1.1%	46,222	26.8%	$62,952	$34.19
2016	5	41,543	24.1%	87,765	50.9%	$429,588	$10.34
2017	2	17,600	10.2%	105,365	61.1%	$122,606	$6.97
2018	3	4,442	2.6%	109,807	63.6%	$155,648	$35.04
2019	1	1,680	1.0%	111,487	64.6%	$58,867	$35.04
2020	0	0	0.0%	111,487	64.6%	$0	$0.00
2021	0	0	0.0%	111,487	64.6%	$0	$0.00
2022	0	0	0.0%	111,487	64.6%	$0	$0.00
Thereafter	4	59,546	34.5%	171,033	99.1%	$1,097,260	$18.43
Vacant	0	1,500	0.9%	172,533	100.0%	$0	$0.00

Total / Weighted Average	25	172,533	100.0%			$2,758,522	$16.13

(1)	Source: Information obtained from underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CITRUS CROSSING

The following table presents historical occupancy percentages at the Citrus Crossing Property:

Historical Occupancy Percentages*

12/31/2009	12/31/2010	12/31/2011
92%	96%	100%

*	Source: Information obtained from borrower rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Citrus Crossing Property:

Cash Flow Analysis

	2009	2010	TTM 11/30/2011	U/W	U/W $ per SF
Base Rent	$2,424,817	$2,494,377	$2,593,720	$2,758,522	$15.99
Grossed Up Vacant Space	0	0	0	52,560	0.30
Percentage Rent	25,631	46,870	39,412	0	0.00
Total Reimbursables	570,201	583,593	595,680	686,753	3.98
Other Income	15,000	17,500	23,300	24,787	0.14
Less Vacancy & Credit Loss	0	0	0	(211,357)	(1.23)

Effective Gross Income	$3,035,649	$3,142,340	$3,252,112	$3,311,266	$19.19

Total Operating Expenses	$582,481	$690,325	$729,732	$735,914	$4.27

Net Operating Income	$2,453,168	$2,452,015	$2,522,380	$2,575,351	$14.93
TI/LC	0	0	0	215,282	1.25
Capital Expenditures	0	0	0	34,507	0.20

Net Cash Flow	$2,453,168	$2,452,015	$2,522,380	$2,325,562	$13.48

NOI DSCR	1.63x	1.63x	1.67x	1.71x
NCF DSCR	1.63x	1.63x	1.67x	1.54x
NOI DY	11.0%	11.0%	11.3%	11.5%
NCF DY	11.0%	11.0%	11.3%	10.4%

Appraisal. According to the appraisal dated August 1, 2011, the Citrus Crossing Property had an “as-is” appraised value of $41,000,000.

Environmental Matters. According to the Phase I environmental site assessment dated June 10, 2011, there was no evidence of recognized environmental conditions at the Citrus Crossing Property. However an operations and maintenance program was recommended for the management of suspected asbestos-containing materials and lead based paint.

Market Overview and Competition. The Citrus Crossing Property is located in Azusa, California, approximately 27 miles northeast of Los Angeles and 15 miles east of Pasadena. The city of Azusa is located in the San Gabriel Valley portion of northeast Los Angeles County and the Citrus Crossing Property is approximately one mile north of Interstate 210, approximately 4.5 miles east of Interstate 605 and approximately 4.0 miles west of Orange State Route 57. According to the appraisal, Azusa encompasses 9.1 square miles and is also home to Azusa Pacific University and Citrus College, which together have more than 20,000 enrolled students. Pacific University is located adjacent to the Citrus Crossing Property.

According to the appraisal, Azusa had a 2010 population of 49,099 residents, reflecting an increase of approximately 1.0 percent annually from 2000 to 2010. As of 2010, the population within a 3-mile radius and 5-mile radius of the Citrus Crossing Property was 151,645 and 295,219, respectively. The 2010 average household income within a 3-mile radius and a 5-mile radius of the Citrus Crossing Property was $79,999 and $84,425, respectively.

The following table presents certain information relating to some comparable retail centers provided in the appraisal for the Citrus Crossing Property:

Competitive Set(1)

	Citrus Crossing (Subject)	Azusa Promenade	Glendora Center	Foothill Plaza	Covina Town Square
Market	Azusa, CA	Azusa, CA	Glendora, CA	Glendora, CA	Covina, CA
Distance from Subject	—	0.10 miles	1.45 miles	1.15 miles	2.00 miles
Property Type	Community Center	Neighborhood Center	Neighborhood Center	Neighborhood Center	Community Center
Year Built / Renovated	1960 / 2008	1989/NAP	1955 / 2001	1980 / 1997	1988 / 1998
Anchors	Ross Stores, CVS, Regency Theatre, 99 Cent Store	Big Lots, Good Year Tires, Radio Shack	Albertsons, Ace Hardware, Sav-on Pharmacy	Von’s, CVS, Wells Fargo,	AMC Theatre, Lowes, Staples
Total GLA	172,533 SF	169,121 SF	106,746 SF	106,380 SF	269,433 SF
Total Occupancy	99%	91%	94%	95%	97%

(1)	Source: Information obtained from appraisal dated August 1, 2011.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CITRUS CROSSING

The Borrower. The borrower is a Delaware limited liability company and a single-purpose entity with an independent director. John Francis and Richard Francis, the managers of the borrower, are the guarantors of certain non-recourse carve-outs under the Citrus Crossing Mortgage Loan.

The Sponsors. The sponsors and the carve-out guarantors for the Citrus Crossing Mortgage Loan are John and Richard Francis. John and Richard Francis have directly or indirectly acquired over $750 million of commercial real estate over the past 40 years.

Escrows. The mortgage loan documents provide for monthly escrows of $21,160 for real estate taxes (subject to adjustments according to lender’s estimate of real estate tax), monthly escrows of $2,967 for insurance (subject to adjustment according to lender’s estimate of insurance premiums), monthly escrows of $2,876 for replacement reserves, and monthly escrows of $18,381 for tenant improvements and leasing commission reserves (subject to a cap of $661,716). Upon origination, the borrower was also required to make initial escrow deposits equal to $105,000 for real estate taxes, $8,900 for insurance and $1,303,676 to pay for tenant improvements associated with the Applebee’s lease.

On each monthly payment date occurring during a Lease Sweep Period (as defined below), the borrower is required to pay to the lender all excess cash flow (after the payment of debt service and reserves) and any lease termination payments received from Ross Dress for Less and/or 99 Cents Only Store (the “Rollover Tenants”) for deposit into a special rollover reserve. As an alternative to the payment of excess cash flow to the lender during a Lease Sweep Period, the borrower may deposit at any time cash in an amount which, when combined with all amounts already on deposit with lender as a result of the Lease Sweep Period is not less than $450,000. Provided the Rollover Tenants enter into renewal leases acceptable to lender as after a Lease Sweep Period expires, lender shall remit to borrower all amounts deposited with lender in excess of tenant improvements and leasing costs during the Lease Sweep Period.

A “Lease Sweep Period” will commence on the first monthly payment date following any of: (i) six months prior to the scheduled expiration of the Rollover Tenants’ leases, (ii) the date required under the Rollover Tenants’ leases by which either Rollover Tenants are required to give notice of exercising a renewal right, (iii) any surrender, cancelation or termination of any Rollover Tenants’ leases, (iv) (a) any Rollover Tenant goes dark or gives notice that it intends to discontinue its business, or (b) the debt yield, excluding the Rollover Tenant, is less than 10.3%, or (v) any default under any rollover lease by the applicable Rollover Tenant. The Lease Sweep Period will end upon the occurrence of an escrow deposit of $450,000 or the first payment date following the earlier of; (i) the lender determines there are sufficient funds in the Special Rollover Reserve to pay for anticipated expenses expected to arise in relation to re-tenanting the space under the applicable rollover lease that gave rise to the Lease Sweep Period, or (ii) the occurrence of any of the following: (a) for a Lease Sweep Period triggered by clause (i) through (iv), the applicable Rollover Tenant exercises its renewal or extension option and the lender determines there are sufficient funds in the Special Rollover Reserve to pay for anticipated expenses expected to arise from renewing the applicable rollover lease that gave rise to the Lease Sweep Period, (b) for a Lease Sweep Period triggered by clause (v) above, the Rollover Tenant’s default has been cured and no other default has occurred for a period of six months.

Lockbox and Cash Management. The Citrus Crossing Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower directs tenants to pay their rents directly to such lockbox account. The loan documents also require that all cash revenues and all other monies received by the borrower or the property manager relating to the Citrus Crossing Property be deposited into the lockbox account within one business days after receipt. Funds in the lockbox account are transferred into a cash management account on each business day. Other than during a Cash Trap Event Period (as defined below), all excess funds on deposit in the cash management account are disbursed to the Citrus Crossing Mortgage Loan borrower.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default or (ii) the debt service coverage ratio is less than 1.20x during any calendar quarter. A Cash Trap Event Period will expire upon the cure of such event of default or the actual debt service coverage ratio being equal to or greater than 1.20x for six consecutive calendar months.

Property Management. The Citrus Crossing Property is managed by Trachman Indevco LLC, which is not an affiliate of the borrower. The property manager is entitled to a base management fee in the amount equal to 4.0% of monthly gross revenues. The borrower may not amend, extend, renew or cancel the management agreement or otherwise replace the manager or enter into any management agreement without written consent from the lender.

Assumption. The Citrus Crossing Mortgage Loan has a two-time right to transfer the Citrus Crossing Property and cause an assumption of the loan, provided that no event of default has occurred and is continuing under the Citrus Crossing Mortgage Loan and certain other conditions are satisfied, including that: (i) the borrower pays an assumption fee of 1.0% of the outstanding principal balance of the Citrus Crossing Mortgage Loan; (ii) the transferee satisfies certain criteria; (iii) the transferee assumes the obligations of the borrower under the management agreement or enters into a new management agreement with a manager that satisfies certain criteria; and (iv) confirmation from Fitch, Moody’s and KBRA that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2012-C6 Certificates is delivered.

Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CITRUS CROSSING

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Citrus Crossing Property, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 6- month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

[THIS PAGE INTENTIONALLY LEFT BLANK.]

BOCA INDUSTRIAL PARK

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BOCA INDUSTRIAL PARK

Boca Industrial Park
500 Northwest 77th Street
Boca Raton, FL 33487
LOXAHATCHEE NATIONAL WILDLIFE REFUGE
THE EVERGLADES
PALM BEACH COUNTY
BROWARD COUNTY
Boynton Beach
Ocean Ridge
Gulf Stream
Delray Beach
Highland Beach
Boca Raton
Deerfield Beach
Lighthouse Point
Pompano Beach
Sea Ranch Lakes
Lauderdale-by-the-Sea
Fort Lauderdale
Port Everglades
Fort Lauderdale/ Hollywood Intl. Airport
Hollywood
Hamptons at Boca Raton
Mission Bay
Boca Del Mar
Sandalfoot Cove
Boca Pointe
Parkland
Coconut Creek
Coral Springs
Margate
North Lauderdale
Tamarac
Lauderhill
Sunrise
Lauderdale Lakes
Oakland Park
Wilton Manors
Plantation
Weston
Davie
Palm Beach Intl. Airport 10 miles
Miami Intl. Airport 23 miles
Florida's Turnpike
Sawgrass Expwy
TRI RAIL
Lake Okeechobee
Gulf of Mexico
Atlantic Ocean
West Palm Beach
Miami
Miami Beach
Hialeah
Homestead
Florida City

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Boca Industrial Park

Loan Information

Mortgage Loan Seller:	Wells Fargo Bank, National Association

Credit Assessment (Fitch/Moody’s/KBRA):	NAP

Original Principal Balance:	$22,250,000

Cut-off Date Principal Balance:	$22,250,000

% of Initial Pool Balance:	2.4%

Loan Purpose:	Refinance

Borrower Name:	Boca Industrial Park, LTD.

Sponsors:	Jamie Danburg; Tilmar Hansen

Mortgage Rate:	5.080%

Note Date:	July 5, 2011

Anticipated Repayment Date:	NAP

Maturity Date:	August 1, 2021

IO Period:	60 months

Loan Term (Original):	120 months

Seasoning:	8 months

Amortization Term (Original):	360 months

Loan Amortization Type:	Interest-only, Amortizing Balloon

Interest Accrual Method:	Actual/360

Call Protection:	L(32),D(84),O(4)

Lockbox Type:	None

Additional Debt:	None

Additional Debt Type:	NAP

Escrows and Reserves:

Type:	Initial	Monthly	Cap (If Any)
Taxes(1)	$0	Springing	NAP
Insurance(2)	$0	Springing	NAP
Replacement Reserve(3)	$0	Springing	NAP
TI/LC(4)	$0	Springing	NAP

Property Information

Single Asset/Portfolio:	Single Asset

Property Type:	Industrial

Specific Property Type:	Flex

Location:	Boca Raton, FL

Size:	386,846 SF

Cut-off Date Principal

Balance Per Unit/SF:	$57.52

Year Built/Renovated:	1984/NAP

Occupancy %:	91.9%

Occupancy % Source Date:	December 8, 2011

Title Vesting:	Fee

Property Manager:	Danburg Management Corporation

3rd Most Recent NOI (As of):	$3,105,005(12/31/2009)

2nd Most Recent NOI (As of):	$2,749,235(12/31/2010)

Most Recent NOI (As of):	$2,573,239 (TTM 11/30/2011)

U/W Revenues:	$3,865,598

U/W Expenses:	$1,309,921

U/W NOI:	$2,555,677

U/W NCF:	$2,292,609

U/W NOI DSCR:	1.77x

U/W NCF DSCR:	1.59x

U/W NOI Debt Yield:	11.5%

U/W NCF Debt Yield:	10.3%

As-Is Appraised Value:	$36,900,000

As-Is Appraisal Valuation Date:	May 18, 2011

Cut-off Date LTV Ratio:	60.3%

LTV Ratio at Maturity or ARD:	55.7%

(1)	Monthly tax escrows are waived so long as no event of default has occurred and is continuing and the borrower delivers to lender satisfactory evidence of payment of taxes.
(2)	Monthly insurance escrows are waived so long as no event of default has occurred and is continuing and the borrower delivers to lender satisfactory evidence that the property is insured in accordance with the loan documents.
(3)	Monthly replacement reserve escrows are waived so long as no event of default has occurred and is continuing and the borrower is properly maintaining the Boca Industrial Park Property.
(4)	Monthly TI/LC escrows are waived so long as no event of default has occurred and is continuing and the Deposit Waiving Requirements have been satisfied. See “Escrows” below for a description of the Deposit Waiving Requirements.

The Mortgage Loan. The mortgage loan (the “Boca Industrial Park Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering an industrial facility located in Boca Raton, Florida (the “Boca Industrial Park Property”). The Boca Industrial Park Mortgage Loan was originated on July 5, 2011 by Wells Fargo Bank, National Association. The Boca Industrial Park Mortgage Loan had an original principal balance of $22,250,000, has an outstanding principal balance as of the Cut-off Date of $22,250,000 and accrues interest at an interest rate of 5.080% per annum. The Boca Industrial Park Mortgage Loan had an initial term of 120 months, has a remaining term of 112 months as of the Cut-off Date, and requires interest-only payments for the first 60 payments following origination and thereafter requires payments of interest and principal based on a 30-year amortization schedule thereafter. The Boca Industrial Park Mortgage Loan matures on August 1, 2021. The proceeds from the Boca Industrial Park Mortgage Loan were used to refinance existing debt on the Boca Industrial Park Property of approximately $17.8 million securitized in GMACC 2002-C1, fund closing and other costs of approximately $259,000, and return approximately $4.2 million of equity to the sponsors.

Following the lockout period, the borrower has the right to defease the Boca Industrial Park Mortgage Loan in whole, but not in part, on any due date before the scheduled maturity date. In addition, the Boca Industrial Park Mortgage Loan is prepayable without penalty on or after May 1, 2021.

The Property. The Boca Industrial Park Property is a 386,846 square foot industrial flex facility located in Boca Raton, Florida. The improvements consist of six one-story buildings constructed in 1984. The net rentable area at the Boca Industrial Park Property

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BOCA INDUSTRIAL PARK

includes 306,156 square feet (79.1% of the net rentable area) of warehouse space and 80,690 square feet (20.9% of the net rentable area) of office space. The warehouse space has clear heights of 22 to 24 feet, 40 dock-high loading entrances and 30 drive-in loading entrances. As of December 8, 2011, the Boca Industrial Park Property was 91.9% leased to 36 tenants.

The following table presents certain information relating to the tenancies at the Boca Industrial Park Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date
Major Tenants – Collateral
Relli Technologies, Inc.(2)	NR/NR/NR	30,000	7.8%	$8.97	$269,100	9.5%	8/31/2015
Merit Systems, Inc	NR/NR/NR	22,890	5.9%	$11.25	$257,416	9.1%	9/30/2013
Norbar Fabrics, Co.	NR/NR/NR	35,000	9.0%	$5.73	$200,550	7.1%	11/30/2013
Distinctive Kitchens and Baths, Inc	NR/NR/NR	26,690	6.9%	$6.87	$183,485	6.5%	10/31/2013
Quality Systems	NR/NR/NR	11,600	3.0%	$11.50	$133,400	4.7%	4/30/2016

Total Major Tenants – Collateral		126,180	32.6%	$8.27	$1,043,951	36.7%

Non-Major Tenants(3) – Collateral		229,466	59.3%	$7.84	$1,799,915	63.3%

Occupied Collateral Total		355,646	91.9%	$8.00	$2,843,866	100.0%

Vacant Space		31,200	8.1%

Collateral Total		386,846	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Relli Technologies, Inc. is entitled to terminate its lease at any time following August 31, 2011 if the tenant: (i) purchases a building comprising at least 30,000 square feet located in Palm Beach County and relocates its distribution operations to that building; (ii) provides at least 180 days written notice (including documentation evidencing the building purchase and relocation); (iii) pays a lease termination payment to the borrower; and (iv) reimburses the borrower for any unamortized TIs and LCs and the prorated cost of any HVAC repairs or replacements.
(3)	Pinar International, Inc., an existing tenant, executed a lease for an additional 5,445 square feet (1.4% of net rentable square feet) that commences May 1, 2012. Such space is considered occupied for purposes of the table, notwithstanding that the lease has not started and the tenant has not taken possession.

The following table presents certain information relating to the lease rollover schedule at the Boca Industrial Park Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring(2)	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2012	10	66,451	17.2%	66,451	17.2%	$564,660	$8.50
2013	11	124,599	32.2%	191,050	49.4%	$942,819	$7.57
2014	5	42,998	11.1%	234,048	60.5%	$291,295	$6.77
2015	5	59,000	15.3%	293,048	75.8%	$451,568	$7.65
2016	4	33,690	8.7%	326,738	84.5%	$308,702	$9.16
2017	1	11,863	3.1%	338,601	87.5%	$96,921	$8.17
2018	1	5,800	1.5%	344,401	89.0%	$67,918	$11.71
2019	0	0	0.0%	344,401	89.0%	$0	$0.00
2020	0	0	0.0%	344,401	89.0%	$0	$0.00
2021	0	0	0.0%	344,401	89.0%	$0	$0.00
2022(3)	2	11,245	2.9%	355,646	91.9%	$119,984	$10.67
Thereafter	0	0	0.0%	355,646	91.9%	$0	$0.00
Vacant		31,200	8.1%	386,846	100.0%	$0	$0.00

Total / Weighted Average	39	386,846	100.0%			$2,843,866	$8.00

(1)	Source: Information obtained from underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Pinar International, Inc., an existing tenant, executed a lease for an additional 5,445 square feet (1.4% of net rentable square feet) that commences May 1, 2012. Such space is considered occupied for purposes of the table, notwithstanding that the lease has not started and the tenant has not taken possession.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BOCA INDUSTRIAL PARK

The following table presents historical occupancy percentages at the Boca Industrial Park Property:

Historical Occupancy Percentages*

12/31/2008	12/31/2009	12/31/2010
99%	94%	95%

*	Source: Information provided by the borrower.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Boca Industrial Park Property:

Cash Flow Analysis

	2009	2010	TTM 11/30/2011	U/W	U/W $ per SF
Base Rent	$2,503,348	$2,499,105	$2,707,056	$2,843,866	$7.35
Grossed Up Vacant Space	0	0	0	339,486	0.88
Total Reimbursables	1,850,630	1,561,400	1,191,456	1,045,036	2.70
Other Income(1)	126,821	163,566	52,494	98,666	0.26
Less Vacancy & Credit Loss	(91,880)	(201,256)	(112,471)	(461,455)	(1.19)

Effective Gross Income	$4,388,919	$4,022,815	$3,838,535	$3,865,598	$9.99

Total Operating Expenses	$1,283,914	$1,273,581	$1,265,296	$1,309,921	$3.39

Net Operating Income	$3,105,005	$2,749,235	$2,573,239	$2,555,677	$6.61
TI/LC	177,184	114,300	0	154,819	0.40
Capital Expenditures	0	0	0	108,249	0.28

Net Cash Flow	$2,927,821	$2,634,935	$2,573,239	$2,292,609	$5.93
NOI DSCR	2.15x	1.90x	1.78x	1.77x
NCF DSCR	2.02x	1.82x	1.78x	1.59x
NOI DY	14.0%	12.4%	11.6%	11.5%
NCF DY	13.2%	11.8%	11.6%	10.3%

(1)	Other income consists of move out and late fees and FPL and legal reimbursements.

Appraisal. According to the appraisal dated May 18, 2011, the Boca Industrial Park Property had an “as-is” appraised value of $36,900,000.

Environmental Matters. The Phase I environmental site assessment (“ESA”) dated May 31, 2011 identified an environmental issue in connection with waste oil drums in a tenant space. The ESA noted no evidence of spills or leakage and no further investigation was required; however, the ESA recommended the use of secondary containment for the waste oil drums to minimize the potential for impact in the event of a spill or leak. See “Risk Factors – Environmental Condition of the Mortgaged Properties May Subject the Trust to Fund to Liability under Federal and State Laws, Reducing the Value and Cash Flow of the Mortgaged Properties Which May Result in Reduced Distributions On Your Offered Certificates” in the Free Writing Prospectus for further detail.

Market Overview and Competition. The Boca Industrial Park Property is located in Boca Raton, Florida, and, according to a year-end 2011 third party market research report, is within the Boca Raton East submarket within Palm Beach County. Access to Interstate 95 and the Florida Turnpike are located within two and six miles, respectively, of the Boca Industrial Park Property. As of December 31, 2011, the inventory of industrial flex buildings in the Boca Raton East submarket is stable at approximately 3.5 million square feet of rentable building area, with an overall occupancy of 93.4% and average rent per square foot of $10.97 triple-net. According to the appraisal, the population as of 2010 within a five mile radius of the Boca Industrial Park Property is 173,262, representing annual growth of 0.41% from 2000 to 2010.

Competitive Set(1)

	Boca Industrial Park (Subject)	Weston Center (A-D)	Weston Center (E-F)	Palmetto Distribution Center	Sawgrass International Corporate Park
Distance from Subject	—	39 miles	39 miles	52 miles	34 miles
Property Type	Industrial Flex	Industrial Flex	Industrial Flex	Industrial Flex	Industrial
Year Built / Renovated	1984/NAP	1998/NAP	1998/NAP	1992/NAP	1987/NAP
Clear Heights	22’ – 24’	24’ – 30’	24’ – 30’	24’ – 26’	20’ – 24’
% Office	20.9%	18.5%	26.4%	10.4%	5.0%
Total GLA	386,846 SF	679,918 SF	396,090 SF	880,443 SF	401,650 SF
Total Occupancy	92%	100%	100%	95%	92%

(1)	Source: Information obtained from appraisal dated May 18, 2011.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BOCA INDUSTRIAL PARK

The Borrower. The borrower is Boca Industrial Park, LTD., a Florida limited partnership and a single-purpose entity with an independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Boca Industrial Park Mortgage Loan. The borrower is owned by Tilmar Hansen (50%) and Jamie A. Danburg (49%). The general partner of the borrower, Boca Industrial, Inc., a Delaware corporation, owns a 1% interest in the borrower and is 100% owned by Jamie A. Danburg. Jamie A. Danburg and Tilmar Hansen are the guarantors of certain nonrecourse carveouts under the Boca Industrial Park Mortgage Loan.

The Sponsors. The sponsors of the Boca Industrial Park Mortgage Loan are Tilmar Hansen and Jamie A. Danburg. Both sponsors are managing members of Danburg Hansen LLC, which wholly owns Danburg Management Corporation. Danburg Management Corporation owns and manages approximately one million square feet of office and warehouse space in Palm Beach County.

Escrows. The loan documents waive monthly escrows of real estate taxes provided the following conditions are met: (i) no event of default has occurred and is continuing and (ii) borrower delivers to lender evidence of timely payment of taxes not less than ten days prior to the delinquency of such payments. The loan documents waive monthly escrows of insurance for so long as the following conditions are satisfied: (i) no event of default has occurred and is continuing; (ii) the liability and casualty policies covering the property are part of a blanket or umbrella policy approved by lender; and (iii) the borrower provides the lender with evidence of renewal of such policy and receipts for the payment of insurance premiums in accordance with the loan documents. In addition, the loan documents waive monthly escrows for capital expenditures so long as no event of default has occurred and is continuing and the borrower is properly maintaining the Boca Industrial Park Property. Finally, the loan documents waive monthly escrows for future tenant improvements and leasing commissions so long as no event of default has occurred and is continuing and the borrower satisfies the Deposit Waiving Requirements (as defined below).

The “Deposit Waiving Requirements” shall mean that the borrower maintains a balance in its operating account of not less than $500,000 at all times, provided, however, that the borrower may use up to $225,000 of that balance for tenant improvement and leasing commission costs related to the Boca Industrial Park Mortgage Property so long as: (i) the balance of the operating account at no time falls below $275,000 and (ii) at any time when the amount in the operating account is less than $500,000, the borrower replenishes the operating balance by no less than $25,000 per month.

Lockbox and Cash Management. None.

Property Management. The Boca Industrial Park Property is managed by Danburg Management Corporation, an affiliate to the borrower. The property manager is entitled to a management fee equal to 3% of effective gross income collected from the Boca Industrial Park Property. The borrower may not amend, surrender, terminate or cancel the management agreement or otherwise replace or enter into any other management agreement without prior written consent from the lender (which consent may not be unreasonably withheld).

Assumption. The Boca Industrial Park Mortgage Loan has a two-time right to transfer the Boca Industrial Park Property and cause an assumption of the loan, provided that no event of default has occurred and is continuing under the Boca Industrial Park Mortgage Loan and certain other conditions are satisfied, including that: (i) the borrower pays an assumption fee of 1.0% of the outstanding principal balance of the Boca Industrial Park Mortgage Loan; (ii) and the transferee satisfies certain criteria; (iii) transferee assumes the obligations of the borrower under the management agreement or enters into a new management agreement with a manager satisfies certain criteria; (iv) the lender receives confirmation from Fitch, Moody’s and KBRA that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2012-C6 Certificates; and (v) other factors relied upon by lender in the original underwriting of the Boca Industrial Park Mortgage Loan.

Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The mortgage loan documents require the borrower to maintain an “all risk” insurance policy, with no exclusion for terrorism, in an amount equal to the full replacement cost of the Boca Industrial Park Property, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event together with a 12- month extended period of indemnity. If coverage for terrorism is excluded under such policy or under the general liability and excess liability/umbrella policy, the borrower must obtain stand-alone coverage for terrorism, provided that such coverage is available.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

LEXINGTON HOTEL PORTFOLIO

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

LEXINGTON HOTEL PORTFOLIO

Lexington Hotel Portfolio
1 Courtyard Cincinnati North at Union Centre 6250 Muhlhauser Rd West Chester, OH 45069
2 Residence Inn West Chester 6240 Muhlhauser Rd West Chester, OH 45069
Dayton 28 miles
Liberty Township
Hamilton
Butler County Regional Airport
BUTLER COUNTY
WARREN COUNTY
Mason
The Beach Waterpark
Kings Island Theme Park
West Chester Township
Union Centre Pavilion
The Square @ Union Centre
The Streets of West Chester
Cincinnati Children's Hosp. Liberty Campus
Liberty Towne Centre
Univ. of Cincinnati Surgical Hosp.
Voice of America MetroPark
West Chester Plaza
Deerfield Township
Deerfield Towne Ctr.
Waterstone Center
Landen
Loveland Park
Loveland
Fairfield
Mercy Hospital of Fairfield
Cincinnati Mall
Forest Park
Springdale
Glendale
Sharonville
Greenhills
Woodlawn
Winton Lake
Evendale
Blue Ash
Montgomery
HAMILTON COUNTY
CLERMONT COUNTY
Cincinnati-Blue Ash Airport
Little Miami River
Wyoming
Lockland
Reading
Finneytown
Ronald Reagan Cross County Hwy
Deer Park
Kenwood
Jewish Hospital
Kenwood Towne Ctr.
Amberley
Silverton
Winton Hills
Golf Manor
Cincinnati
Madeira
Cincinnati-Northern KY Intl. Airport 19 miles
St. Bernard
Norwood
Madisonville
Fairfax
Xavier University
Cintas Ctr. at Xavier Univ.
Cincinnati Zoological Gardens

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Lexington Hotel Portfolio

Loan Information

Mortgage Loan Seller:	The Royal Bank of Scotland

Credit Assessment (Fitch/Moody’s/KBRA):	NAP

Original Principal Balance:	$20,500,000

Cut-off Date Principal Balance:	$20,473,784

% of Initial Pool Balance:	2.2%

Loan Purpose:	Refinance

Borrower Names:	WC III, LLC; WC IV, LLC

Sponsor:	R. Todd Smith

Mortgage Rate:	5.990%

Note Date:	February 24, 2012

Anticipated Repayment Date:	NAP

Maturity Date:	March 1, 2022

IO Period:	None

Loan Term (Original):	120 months

Seasoning:	1 month

Amortization Term (Original):	300 months

Loan Amortization Type:	Amortizing Balloon

Interest Accrual Method:	Actual/360

Call Protection:	L(25),D(91),O(4)

Lockbox Type:	Hard/Upfront Cash Management

Additional Debt:	None

Additional Debt Type:	NAP

Escrows and Reserves:

Type:	Initial	Monthly	Cap (If Any)
Taxes	$133,455	$16,682	NAP
Insurance	$38,500	$3,500	NAP
FF&E Reserve(1)	$23,295	$23,295	NAP
Seasonality Reserve(2)	$44,173	$11,043	NAP

Property Information

Single Asset/Portfolio:	Portfolio

Property Type:	Hospitality

Specific Property Type:	Limited Service Extended Stay

Location:	West Chester, OH

Size:	226 rooms

Cut-off Principal Balance Per Unit/SF:	$90,591.96

Year Built/Renovated:	Various/Various

Occupancy %:	76.6%

Occupancy % Source Date:	December 31, 2011

Title Vesting:	Fee

Property Manager:	Lexington Management Corp.

3rd Most Recent NOI (As of):	$2,106,476(12/31/2009)

2nd Most Recent NOI (As of):	$2,144,373(12/31/2010)

Most Recent NOI (As of):	$2,665,407(12/31/2011)

U/W Revenues:	$7,241,405

U/W Expenses:	$4,445,987

U/W NOI:	$2,795,417

U/W NCF:	$2,505,761

U/W NOI DSCR:	1.77x

U/W NCF DSCR:	1.58x

U/W NOI Debt Yield:	13.7%

U/W NCF Debt Yield:	12.2%

As-Is Appraised Value:	$33,900,000

As-Is Appraisal Valuation Date:	November 17, 2011

Cut-off Date LTV Ratio:	60.4%

LTV Ratio at Maturity or ARD:	46.8%

(1)	Monthly payments of one-twelfth of 4% of the preceding annual gross revenue (initially $23,295). See “Escrows” below.
(2)	Monthly payments (initially $11,043) will be required commencing April 1, 2012 such that the amount on reserve is required to be $132,518 by December 1, 2012. Thereafter, the borrower will, on a monthly basis commencing in February of each year, maintain a minimum balance on reserve equal to 110% of the cumulative monthly shortfalls for the prior 12-month period.

The Mortgage Loan. The mortgage loan (the “Lexington Hotel Portfolio Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering one limited service hotel and one extended stay hotel located in West Chester, Ohio (the “Lexington Hotel Portfolio Properties”). The Lexington Hotel Portfolio Mortgage Loan was originated on February 24, 2012 by The Royal Bank of Scotland. The Lexington Hotel Portfolio Mortgage Loan had an original principal balance of $20,500,000, has an outstanding principal balance as of the Cut-off Date of $20,473,784 and accrues interest at an interest rate of 5.990% per annum. The Lexington Hotel Portfolio Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of interest and principal based on a 25-year amortization schedule. The Lexington Hotel Portfolio Mortgage Loan matures on March 1, 2022. The proceeds from the Lexington Hotel Portfolio Mortgage Loan were used to refinance existing debt on the Lexington Hotel Portfolio Properties of approximately $20.0 million, pay closing costs of approximately $509,000, and fund approximately $239,000 in upfront reserves.

Following the lockout period, the borrower has the right to defease the Lexington Hotel Portfolio Mortgage Loan in whole, or in part (see partial defeasance provisions in “Release” below), on any due date before the scheduled maturity date. In addition, the Lexington Hotel Portfolio Mortgage Loan is prepayable without penalty on or after December 1, 2021.

The Properties. The Lexington Hotel Portfolio Mortgage Loan is secured by a fee interest in one limited service hotel and one extended stay hotel in West Chester, Ohio totaling 226 rooms. The Courtyard Cincinnati North at Union Centre is a 126-room, limited service hotel located in West Chester, Butler County, Ohio. The hotel is located in downtown West Chester at the intersection of West Chester Road and Muhlhauser Road, a quarter of a mile west of I-75. The sponsor developed the five-story hotel, which opened in June 2007. In 2011, the hotel’s lobby and dining areas were renovated to incorporate the most current

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

LEXINGTON HOTEL PORTFOLIO

Courtyard Cincinnati North at Union Centre lobby and The Bistro design concepts. The renovation also included the hotel’s meeting space and fitness center. Amenities include a 24-hour business center, indoor swimming pool, fitness facility, breakfast dining area (The Bistro), 900 square feet of meeting space, guest laundry room and market pantry. The Courtyard Cincinnati North at Union Centre franchise agreement expires in 2034.

The Residence Inn West Chester is a 100-room, extended stay hotel located in West Chester, Butler County, Ohio. The hotel is located in downtown West Chester near the intersection of West Chester Road and Muhlhauser Road, a quarter of a mile west of I- 75. The sponsor developed the five-story hotel, which opened in November 2008. Amenities include an indoor swimming pool, fitness facility, 1,600 square feet of meeting space, lobby workstation, breakfast dining area, guest laundry room and market pantry. The Residence Inn West Chester franchise agreement expires in 2028.

The following table presents certain information relating to the Lexington Hotel Portfolio Properties:

Property Name	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Rooms	Loan/ Room	Year Built/ Renovated	Appraised Value
Courtyard Cincinnati North at Union
Centre	$11,884,782	58.0%	126	$94,324	2007/2011	$18,800,000
Residence Inn West Chester	$8,589,002	42.0%	100	$85,290	2008/NAP	$15,100,000

Total/Weighted Average	$20,473,784	100.0%	226	$90,592		$33,900,000

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Lexington Hotel Portfolio Properties:

Cash Flow Analysis(1)

	2009	2010	2011	U/W(1)	U/W $ per Room
Occupancy	70.1%	73.8%	76.6%	76.6%
ADR	$105.72	$104.84	$108.98	$108.95
RevPAR	$74.14	$77.39	$83.49	$83.46

Total Revenue	$6,419,487	$6,707,054	$7,243,372	$7,241,405	$32,042
Total Department Expenses	1,706,886	1,668,438	1,767,137	1,767,137	7,819

Gross Operating Profit	$4,712,601	$5,038,616	$5,476,235	$5,474,268	$24,222

Total Undistributed Expenses	2,051,961	2,437,730	2,302,566	2,236,485	9,896

Profit Before Fixed Charges	$2,660,640	$2,600,886	$3,173,669	$3,237,783	$14,326

Total Fixed Charges	554,164	456,513	508,262	442,366	1,957

Net Operating Income	$2,106,476	$2,144,373	$2,665,407	$2,795,417	$12,369

FF&E	0	0	0	289,656	1,282

Net Cash Flow	$2,106,476	$2,144,373	$2,665,407	$2,505,761	$11,087

NOI DSCR	1.33x	1.35x	1.68x	1.77x
NCF DSCR	1.33x	1.35x	1.68x	1.58x
NOI DY	10.3%	10.5%	13.0%	13.7%
NCF DY	10.3%	10.5%	13.0%	12.2%

(1)	The U/W NOI is higher than historical NOIs due to several factors including but not limited to underwriting actual 2011 real estate taxes and a 4.0% management fee.

Appraisal. According to the related appraisals, the Lexington Hotel Portfolio Properties had an aggregate “as-is” appraised value of $33,900,000 as of the appraisal effective date of November 17, 2011.

Environmental Matters. According to the Phase I environmental site assessments dated November 28, 2011, there was no evidence of any recognized environmental conditions.

Market Overview and Competition. The Lexington Hotel Portfolio Properties are located in West Chester, Ohio. Per the appraisal, West Chester has become a major employment center with over 3,000 businesses and over 50,000 employees. According to the appraisal, three of the ten largest regional industrial parks are located in West Chester, as is a regional medical campus with a full-service hospital. Specific employers in West Chester include the Kroger Company, University of Cincinnati, Procter & Gamble, General Electric and Liberty Mutual Group. The Lexington Hotel Portfolio Properties are located approximately 32 miles northeast of the Cincinnati/Northern Kentucky International Airport and 42 miles south of the Dayton International Airport.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

LEXINGTON HOTEL PORTFOLIO

According to a hospitality industry report, the Courtyard Cincinnati North at Union Centre and the Residence Inn West Chester are located within the Cincinnati lodging market. As of December 2011, the Cincinnati area lodging market contained a total of 252 hotels with an inventory of 27,939 rooms. The Cincinnati market’s trailing 12-month period through December 2011 had an aggregate occupancy level of 55.6% with an ADR of $84.71, reflecting a RevPAR of $47.11, up 8.4% over the previous corresponding trailing 12-month period. Gains in occupancy of 5.1% were coupled with a 3.2% increase in ADR.

The following table presents certain information relating to the Courtyard Cincinnati North at Union Centre’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR (Courtyard Cincinnati North at Union Centre)

	Competitive Set			Courtyard Cincinnati North at Union Centre (1)(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2011 TTM	68.1%	$90.45	$61.57	69.6%	$117.33	$81.64	102.2%	129.7%	132.6%
12/31/2010 TTM	65.5%	$89.33	$58.56	66.6%	$113.66	$75.66	101.6%	127.2%	129.2%
12/31/2009 TTM	62.1%	$89.33	$55.50	63.7%	$114.25	$72.81	102.6%	127.9%	131.2%

(1)	Data provided by a December 31, 2011 hospitality report.
(2)	Courtyard Cincinnati North at Union Centre opened in June 2007.

The following table presents certain information relating to the Residence Inn West Chester’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR (Residence Inn West Chester)

	Competitive Set			Residence Inn West Chester (1)(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2011 TTM	69.3%	$92.11	$63.83	84.4%	$102.14	$86.23	121.8%	110.9%	135.1%
12/31/2010 TTM	66.5%	$91.66	$60.93	81.7%	$97.97	$80.00	122.8%	106.9%	131.3%
12/31/2009 TTM	64.1%	$91.64	$58.71	77.2%	$98.94	$76.36	120.5%	108.0%	130.1%

(1)	Data provided by a December 31, 2011 hospitality report.
(2)	Residence Inn West Chester opened in November 2008.

The Borrower. The borrower is comprised of two Delaware limited liability companies, each of which is a single purpose entity and has one independent director (collectively, the “Lexington Hotel Portfolio Borrower”). Legal counsel to the Lexington Hotel Portfolio Borrower delivered a non-consolidation opinion in connection with the origination of the Lexington Hotel Portfolio Mortgage Loan. R. Todd Smith is the guarantor of certain nonrecourse carveouts under the Lexington Hotel Portfolio Mortgage Loan.

The Sponsor. The Lexington Hotel Portfolio Borrower is controlled by R. Todd Smith. R. Todd Smith, owner of Lexington Management Corp., has over 15 years of experience in the hospitality construction, development and management. R. Todd Smith’s current portfolio consists of four limited service hotels located in West Chester, Ohio comprising over 418 rooms. Lexington Management Corp. is a fully integrated owner, developer and manager of premium branded hotels. The company’s hospitality relationships include Marriott International, Inc., Hilton Hotels Corporation, Intercontinental Hotels Group, and Choice Hotels International.

Escrows. The loan documents provide for upfront escrows at closing in the amount of $133,455 for real estate taxes, $38,500 for insurance premiums, $23,295 for an FF&E reserve, and $44,173 for a seasonality reserve.

The loan documents provide for ongoing monthly escrows in the amount of $16,682 for real estate taxes (subject to adjustment per lender’s estimate) and $3,500 for insurance premiums (subject to adjustment per lender’s estimate). The loan documents also provide for an ongoing FF&E reserve equal to one-twelfth of 4% of the preceding annual gross revenue (initially $23,295). Additionally, the loan documents provide for an ongoing seasonality reserve. Monthly payments (initially $11,043) will be required commencing April 1, 2012 such that the amount on reserve is required to be $132,518 by December 1, 2012. Thereafter, the borrower will, on a monthly basis commencing in February of each year, maintain a minimum balance on reserve equal to 110% of the cumulative monthly shortfalls for the prior 12-month period.

Lockbox and Cash Management. The Lexington Hotel Portfolio Mortgage Loan requires a lender-controlled lockbox account, which is already in place. The Lexington Hotel Portfolio Mortgage Loan requires all revenue and credit card receipts payable with respect to the Lexington Hotel Portfolio Properties to be deposited directly into the lockbox account. The loan documents also require that all revenues received by the borrower or property manager be deposited into the lockbox account within one business day, provided, however, that all cash received by the borrower or property manager is required to be deposited into the lockbox account on the seventh and twenty first day of each calendar month. All funds on deposit in the lockbox account are swept on a daily basis to a cash management account under the control of the lender.

A “Cash Trap Period” will commence upon: (i) the occurrence and continuance of an event of default or (ii) if, as of the last day of any calendar quarter during the Lexington Hotel Portfolio Mortgage Loan term, the debt service coverage ratio is less than 1.20x.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

LEXINGTON HOTEL PORTFOLIO

Property Management. The Lexington Hotel Portfolio Properties are managed by Lexington Management Corp., an affiliate of the Lexington Hotel Portfolio Borrower, based on 10-year management agreements each dated January 8, 2009. According to the management agreements, the manager is entitled to a base management fee equal 5.0% of monthly gross revenues. The Lexington Hotel Portfolio Borrower may not surrender, terminate, cancel, extend or renew the management agreements or otherwise replace the manager or enter into any other management agreements without the prior written consent of the lender.

Assumption. The Lexington Hotel Portfolio Mortgage Loan has a one-time right to transfer the Lexington Hotel Portfolio Properties, with the consent of the lender, subject to customary conditions set forth in the loan documents, including but not limited to: (i) payment of an assumption fee of 1.00% of the outstanding principal balance of the Lexington Hotel Portfolio Mortgage Loan, (ii) no event of default has occurred and is continuing under the Lexington Hotel Portfolio Mortgage Loan, (iii) the Lexington Hotel Portfolio Borrower has submitted to the lender true, correct and complete copies of any and all information and documents requested, (iv) evidence satisfactory to the lender has been provided showing that the transferee borrower complies with the special purpose entity provisions, (v) the lender receives written confirmation from Fitch, Moody’s and KBRA that the assumption will not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of Series 2012-C6 Certificates, (vi) all of the lender’s reasonable costs and expenses have been paid in connection to the transfer, (vii) replacement guarantors and indemnitors have executed and delivered all documents required by the lender and in form and substance required by the lender, (viii) the identity, experience, financial condition and creditworthiness of the transferee borrower and the replacement guarantors and indemnitors are satisfactory to the lender, and (ix) the manager and proposed management agreement is satisfactory to the lender, Fitch, Moody’s and KBRA.

Release. Following the second anniversary of the issuance of the Series 2012-C6 Certificates, the Lexington Hotel Portfolio Borrower may obtain the release of an individual property from the lien of mortgage (and the related loan documents) in connection with a partial defeasance upon the satisfaction of certain conditions including without limitation: (i) Lexington Hotel Portfolio Borrower will provide lender a written request at least 30 days prior to the proposed release date, (ii) no event of default has occurred or is continuing at the time that the release occurs, (iii) the partial defeasance of the Lexington Hotel Portfolio Mortgage Loan in an amount equal to the greater of 100% of the gross proceeds of the sale and 125% of the allocated loan amount for the individual property to be released, (iv) the debt service coverage ratio of the remaining property must not be less than the greater of the debt service coverage ratio at closing (inclusive of such release parcel) and the debt service coverage ratio (inclusive of such release parcel) immediately prior to the release, (v) the loan to value ratio shall not be greater than the lesser of the loan to value ratio on the closing date and the loan to value ratio immediately prior to the release, and (vi) receipt of confirmation that the partial release will not result in any ratings of Series 2012-C6 Certificates being downgraded, qualified or withdrawn by Fitch, Moody’s and or KBRA.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy maintained by the Lexington Hotel Portfolio Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Lexington Hotel Portfolio Properties, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SEVEN TREES RETAIL PORTFOLIO

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SEVEN TREES RETAIL PORTFOLIO

Seven Trees Retail Portfolio
1 Seven Trees Center - Monterey Road 4040-4152 Monterey Road San Jose, CA 95111
2 Solari Center 3826-3828 Seven Trees Boulevard San Jose, CA 95111
3 7-11 Center 3849-3861 Seven Trees Boulevard San Jose, CA 95111
San Jose
Milpitas
Santa Clara
Campbell
Los Gatos
Downtown
San Jose International Airport
Reid-Hillview Airport of Santa Clara
San Jose State Univ.
Santa Clara County
Willow Glen
Santa Cruz Mountains
Almaden Valley
Almaden Quicksilver Park
Santa Teresa County Park
Coyote Creek Park Chain
Lake Cunningham Park
Evergreen Valley Community College
Montgomery Hill Park
Oakridge Mall
Eastridge Center
Great Mall of the Bay Area
Westfield Valley Fair
Santa Clara Fairgrounds
Caltrain
VTA Light Rail
San Francisco
Oakland
San Jose

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Seven Trees Retail Portfolio

Loan Information

Mortgage Loan Seller:	Liberty Island Group I LLC

Credit Assessment (Fitch/Moody’s/KBRA):	NAP

Original Principal Balance:	$20,000,000

Cut-off Date Principal Balance:	$19,958,826

% of Initial Pool Balance:	2.2%

Loan Purpose:	Refinance

Borrower Name(1):	Gold Touch Investment SPE, LLC

Sponsors:	Albert J. Wang; Hung Nguy; Lai-Ching; Meei-Hwa Huang

Mortgage Rate:	5.840%

Note Date:	January 11, 2012

Anticipated Repayment Date:	NAP

Maturity Date:	February 1, 2022

IO Period:	None

Loan Term (Original):	120 months

Seasoning:	2 months

Amortization Term (Original):	360 months

Loan Amortization Type:	Amortizing Balloon

Interest Accrual Method:	Actual/360

Call Protection:	L(48),D(68),O(4)

Lockbox Type:	Hard/Springing Cash Management

Additional Debt:	None

Additional Debt Type:	NAP

Escrows and Reserves:

Type:	Initial	Monthly	Cap (If Any)
Taxes	$27,686	$27,686	NAP
Insurance	$29,576	$2,689	NAP
Replacement Reserves	$5,790	$5,700	NAP
TI/LC	$19,000	$19,000	$300,000
Deferred Maintenance	$36,469	$0	NAP
Environmental	$500,000	$0	NAP

Property Information

Single Asset/Portfolio:	Portfolio

Property Type:	Retail

Specific Property Type:	Various

Location:	San Jose, CA

Size:	156,085 SF

Cut-off Date Principal Balance Per Unit/SF:	$127.87

Year Built/Renovated:	Various/Various

Occupancy %:	92.5%

Occupancy % Source Date:	October 31, 2011

Title Vesting:	Fee

Property Manager:	Altos Enterprises, Inc.

3rd Most Recent NOI (As of):	$2,729,119(12/31/2009)

2nd Most Recent NOI (As of):	$2,716,062(12/31/2010)

Most Recent NOI (As of):	$2,735,684 (Annualized YTD 8/31/2011)

U/W Revenues:	$3,620,837

U/W Expenses:	$907,227

U/W NOI:	$2,713,645

U/W NCF:	$2,453,974

U/W NOI DSCR:	1.92x

U/W NCF DSCR:	1.74x

U/W NOI Debt Yield:	13.6%

U/W NCF Debt Yield:	12.3%

As-Is Appraised Value:	$43,400,000

As-Is Appraisal Valuation Date:	October 17, 2011

Cut-off Date LTV Ratio:	46.0%

LTV Ratio at Maturity or ARD:	38.9%

(1)	Borrower is an affiliate of the El Mercado Shopping Center borrower.

The Mortgage Loan. The mortgage loan (“The Seven Trees Retail Portfolio Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering three retail centers (Seven Trees Center, 7-11 Center, and Solari Center) that are located in San Jose, California (collectively, the “Seven Trees Retail Portfolio Properties”). The Seven Trees Retail Portfolio Mortgage Loan was originated on January 11, 2012 by Prudential Mortgage Capital Company. The Seven Trees Retail Portfolio Mortgage Loan had an original principal balance of $20,000,000, has an outstanding principal balance as of the Cut-off Date of $19,958,826 and accrues interest at an interest rate of 5.840% per annum. The Seven Trees Retail Portfolio Mortgage Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date, and requires payments of interest and principal based on a 30-year amortization schedule. The Seven Trees Retail Portfolio Mortgage Loan matures on February 1, 2022. The proceeds from The Seven Trees Retail Portfolio Mortgage Loan were used to refinance existing debt on The Seven Trees Retail Portfolio Properties totaling $12.2 million, pay closing and other costs of approximately $228,394 and fund approximately $618,521 in upfront reserves, resulting in a return of equity to the sponsors of $6.6 million.

Following the lockout period, the borrower has the right to defease the Seven Trees Retail Portfolio Mortgage Loan in whole, but not in part, on any payment date before the scheduled maturity date. The Seven Trees Retail Portfolio Mortgage Loan is prepayable without penalty on or after November 1, 2021.

The Properties. The Seven Trees Retail Portfolio Properties is comprised of three separate retail centers with a total of 156,085 square feet located in San Jose, California. The buildings were developed in 1964 (Seven Trees Center), 1979 (7-11 Center), and 1999 (Solari Center). The Seven Trees Center is anchored by Marina Grocery, and as of October 31, 2011, the Seven Trees Retail Portfolio Properties were 92.5% occupied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SEVEN TREES RETAIL PORTFOLIO

The three retail centers are Seven Trees Center (50 suites in six buildings anchored by Marina Foods, totaling 136,215 square feet),
7-11 Center (7 suites in two buildings totaling 8,515 square feet), and Solari Center (8 suites in two buildings totaling 11,355 square feet). The 7-11 Center and Solari Center are located across Seven Trees Boulevard from each other, while Seven Trees Center is located one-third mile south. The buildings are in average condition.

The following table presents certain information relating to the tenancies at the Seven Trees Retail Portfolio Properties:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF	Occupancy Cost	Lease Expiration Date
Major Tenants
Marina Grocery(2)	NR/NR/NR	27,300	17.5%	$10.99	$300,000	9.6%	$671(3)	2.1%(4)	9/30/2026
Bank of America	A/Baa1/A-	9,280	5.9%	$25.29	$234,732	7.5%	NAV	NAV	4/09/2015
Grand Fortune Restaurant	NR/NR/NR	8,340(5)	5.3%	$21.57	$179,880	5.7%	NAV	NAV	MTM(6)
All Discount Grocery Store	NR/NR/NR	6,396	4.1%	$20.64	$132,000	4.2%	NAV	NAV	11/30/2016

Occupied Collateral Total		144,425	92.5%	$21.73	$3,138,852	100.0%

Vacant Space		11,660	7.5%

Collateral Total		156,085	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Marina Grocery is an Asian and Hispanic grocer that has been at the site since 2001 and is a borrower-affiliated entity.
(3)	Sales per square foot are for the twelve months ended on December 31, 2010.
(4)	Occupancy costs are based on sales for the twelve months ended on December 31, 2010 and Marina Grocery’s total monthly rent due as of November 1, 2011.
(5)	A 6,820 square foot lease with Grand Fortune is month-to-month. A 1,520 square foot lease with Grand Fortune expires on December 31, 2013.
(6)	Month-to-month tenants are prevalent at the property and in the market. Forty-one tenants representing 77% of underwritten gross potential rent have been in occupancy for 5 years or more.

The following table presents certain information relating to the lease rollover schedule at the Seven Trees Retail Portfolio Properties:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring(2)	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	13	20,705	13.3%(3)	20,705	13.3%	$463,998	$22.41
2012	2	2,690	1.7%	23,395	15.0%	$65,438	$24.33
2013	8	15,488	9.9%	38,883	24.9%	$439,933	$28.40
2014	13	20,424	13.1%	59,307	38.0%	$530,178	$25.96
2015	8	24,850	15.9%	84,157	53.9%	$601,500	$24.21
2016	10	23,018	14.7%	107,175	68.7%	$477,021	$20.72
2017	0	0	0.0%	107,175	68.7%	$0	$0.00
2018	3	6,000	3.8%	113,175	72.5%	$183,132	$30.52
2019	0	0	0.0%	113,175	72.5%	$0	$0.00
2020	1	1,250	0.8%	114,425	73.3%	$22,104	$17.68
2021	1	2,700	1.7%	117,125	75.0%	$55,548	$20.57
2022	0	0	0.0%	117,125	75.0%	$0	$0.00
Thereafter	1	27,300	17.5%	144,425	92.5%	$300,000	$10.99
Vacant	0	11,660	7.5%	156,085	100.0%	$0	$0.00

Total/Weighted Average	60	156,085	100.0%			$3,138,852	$21.73

(1)	Source: Information obtained from underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Month-to-month tenancy is prevalent in the market and at the property. All thirteen month-to-month tenants have been at the property for three or more years.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SEVEN TREES RETAIL PORTFOLIO

The following table presents historical occupancy percentages at the Seven Trees Retail Portfolio Properties:

Historical Occupancy Percentages*

12/31/2009	12/31/2010	10/31/2011 YTD
97%	95%	95%

*	Source: Information obtained from the borrower.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Seven Trees Retail Portfolio Properties:

Cash Flow Analysis

	2009	2010	Annualized 8/31/2011	U/W	U/W $ per SF
Base Rent	$3,155,197	$3,119,955	$3,135,675	$3,138,852	$20.11
Grossed Up Vacant Space	0	0	0	269,745	1.73
Total Reimbursables	422,179	446,812	414,812	481,555	3.09
Other Income	0	0	0	0	0
Less Vacancy & Credit Loss	0	0	0	(269,279)	(1.73)

Effective Gross Income	$3,577,376	$3,566,767	$3,550,487	$3,620,873	$23.20

Total Operating Expenses	$848,257	$850,705	$814,802	$907,227	$5.81

Net Operating Income	$2,729,119	$2,716,062	$2,735,684	$2,713,645	$17.39
TI/LC	0	0	0	190,994	1.22
Capital Expenditures	0	0	0	68,677	0.44

Net Cash Flow	$2,729,119	$2,716,062	$2,735,684	$2,453,974	$15.72

NOI DSCR	1.93x	1.92x	1.93x	1.92x
NCF DSCR	1.93x	1.92x	1.93x	1.74x
NOI DY	13.7%	13.6%	13.7%	13.6%
NCF DY	13.7%	13.6%	13.7%	12.3%

Appraisal. According to the related appraisal, The Seven Trees Retail Portfolio Properties had an aggregate “as-is” appraised value of $43,400,000 as of an effective date of October 17, 2011.

Environmental Matters. According to the Phase I environmental site assessment performed on October 18, 2011, there was evidence of recognized environmental conditions. The Phase I recommended the performance of a subsurface investigation at Seven Trees Center to address a former on-site dry cleaning facility that operated at the property from 1970 to July of 2011. A Phase II environmental site assessment performed on November 22, 2011, revealed concentrations of chemicals in excess of reportable levels and recommended that the results of the investigation be reported to the San Francisco Bay Regional Water Quality Control Board (“SFBRWQCB”) and to proceed as it directs. The loan documents require the Seven Trees Retail Portfolio Borrower to comply with the directions of SFBRWQCB, and an environmental reserve of $500,000 was required at the closing of the Seven Trees Retail Portfolio Mortgage Loan, which amount is required to be released to the Seven Trees Retail Portfolio Borrower upon receipt of a “no further action” letter with respect to this matter.

An operations and maintenance program was also recommended for the management of suspected asbestos-containing materials.

Market Overview and Competition. The centers comprising the Seven Trees Retail Portfolio Properties are located in the Seven Trees neighborhood which, according to the related appraiser, is part of the San Jose/South County submarket in the City of San Jose.

With approximately 1,027,900 residents in 2010, San Jose is the 10th largest city in the nation and the third largest city on the West Coast. According to a 2009 third party survey, the city ranks as the largest and most influential high-tech center in the world and is the self-proclaimed “Capitol of Silicon Valley.” A third party report concluded that Metro San Jose’s unemployment rate will remain above 10% through 2013, but that the city’s cluster of leading technology firms, its ability to create innovative companies, and its highly educated population will lead to average to above-average long-term performance. A third party study reports a 9.8% unemployment rate for the San Jose-Sunnyvale-Santa Clara California MSA as of October 2011. Mean household income in San Jose in 2010 was $88,400, which is lower than the 2000 mean household income of $105,100 but higher than the 2005 mean household income of $85,400.

According to market sources, the San Jose metro market reports existing retail supply of 19,968,000 square feet and negative absorption of 24,000 square feet in the second quarter of 2011. Average occupancy declined from 97.3% in 2006 to 93.9% in the second quarter of 2011. Rental rates decreased from a high of $31.58 per square foot in 2007 to average annual rent of $30.57 per square foot in the second quarter of 2011.

According to market sources, the San Jose/South County submarket reports existing retail supply of 9,696,000 square feet and negative absorption of 15,000 square feet in the second quarter of 2011. Average occupancy has fallen from 97.4% in 2006 to

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SEVEN TREES RETAIL PORTFOLIO

95.4% in the second quarter of 2011. The submarket vacancy has climbed no higher than 7.1% since 2006. Rental rates increased from 2006 to 2007, were flat between 2007 and 2008 at $29.95 per square foot, and have declined since 2008 to average annual rent of $29.09 per square foot in the second quarter of 2011.

The Seven Trees Retail Portfolio Properties are located four miles south of the San Jose Central Business District. The neighborhood is defined by Tully Road to the North, Branham Lane to the South, Hellyer County Park/US101 to the East and State Highway 87 to the West. While the neighborhood primarily consists of single and multifamily residential uses, the area also includes established retail and commercial centers. According to the appraiser, the daily traffic count at Seven Trees Center is 36,500 vehicles and 56,000 vehicles for the 7-11 and Solari Centers. There are 571,874 people living within a 5 mile radius, with median household income of $81,931. According to a third party report, within a one-mile radius of the subject, 44% of the population is Hispanic or Latino and 32% is Asian.

Supporting commercial and retail uses are primarily located along the adjacent major arterials of Monterey Highway and Capitol Expressway. The closest neighborhood shopping center is located one mile south, and is anchored by a Safeway, Wells Fargo and McDonalds. Access to the Seven Trees neighborhood is good, with access provided by many north-south and east-west routes. According to the related appraiser, the neighborhood has shown minimal population growth reflecting the built-up nature of the area, and is considered to be in the stable stage of its life. According to the related appraisal, 317,000 square feet of retail space was projected to come online in the San Jose/South County submarket in 2011, and 152,000 square feet in 2012.

The following table presents certain information relating to some comparable retail centers provided in the related appraisal for The Seven Trees Retail Portfolio Properties.

Competitive Set

	Seven Trees Retail Portfolio	1040 McLaughlin Avenue	White Road Plaza	1102 Bird Avenue
Market	San Jose, CA	San Jose, CA	San Jose, CA	San Jose, CA
Distance from Subject	—	4.8 miles	6.7 miles	4.9 miles
Property Type	Community Center	Strip Center	Community Center	Community Center
Year Built/Renovated	Various/Various	1966/1972/1993	1988/NAP	1985/NAP
Anchors	Marina Grocery	NAP	Rite Aid	NAP (adjacent to Walgreens)
Total GLA	156,085 SF	16,433 SF	153,846 SF	27,830 SF
Total Occupancy	93%	100%	79%	100%

The Borrower. The Seven Trees Retail Portfolio Mortgage Loan has one borrowing entity, Gold Touch Investment SPE, LLC (“Seven Trees Retail Portfolio Borrower”), which is a Delaware limited liability company and a special purpose entity formed for the sole purpose of owning the subject property. Legal counsel to the Seven Trees Retail Portfolio Borrower delivered a non-consolidation opinion in connection with the origination of the Seven Trees Retail Portfolio Mortgage Loan. Gold Touch Investment, LLC, a California limited liability company, is the sole member and manager of Gold Touch Investments SPE, LLC. Gold Touch Investments, LLC, is also a special purpose entity. There are 19 members of Gold Touch Investments, LLC with ownership interests ranging from 1% to 26%. The following four members are guarantors of the recourse carveouts: Albert Wang (manager, 9% interest), Hung Nguy (26% interest), Lai-Ching Huang (12% interest), and Meei-Hwa Huang (12% interest).

The Sponsor. Albert Wang is the primary sponsor of the Seven Trees Retail Portfolio Borrower. Mr. Wang is a real estate owner and operator based in the San Francisco Bay Area. He manages the subject property through an affiliated company, Altos Enterprises, Inc. Altos Enterprises, Inc. manages over 550,000 square feet of retail and commercial properties including the Seven Trees Retail Portfolio Properties. Mr. Wang is a licensed real estate broker and has been in the real estate sales, management and development businesses since 1979. His company has developed more than 10 shopping centers and residential properties.

Escrows. The loan documents provide for upfront escrows at closing in the amount of $27,686 for real estate taxes, $29,576 for insurance, $5,790 for replacement reserves, and $19,000 for tenant improvements and leasing commissions. In connection with the origination of the Seven Trees Retail Portfolio Mortgage Loan, the Seven Trees Retail Portfolio Borrower was required to deposit $36,469 into a repair and remediation reserve to remedy deferred maintenance (including ADA accessibility, roof repair, and HVAC replacement) as outlined in the related property condition report. The Seven Trees Retail Portfolio Borrower was also required to deposit $500,000 into an environmental reserve with respect to remediation of chemical concentrations that exceed acceptable levels according to the SFBRWQCB. Any Funds remaining in the environmental reserve are required to be released to the Seven Trees Retail Portfolio Borrower upon receipt of a “no further action” letter with respect to this matter.

The loan documents provide for ongoing monthly escrows in the amount of: $27,686 for real estate taxes (subject to adjustment per lender’s estimate), $2,689 for insurance (subject to adjustment per lender’s estimate), $5,700 for replacement reserves, and $19,000 for tenant improvements and leasing commissions (subject to a cap of $300,000).

Lockbox and Cash Management. The Seven Trees Retail Portfolio Mortgage Loan is subject to a cash management agreement which requires that the tenants remit all rents and profits to a clearing bank account in the name of the Seven Trees Retail Portfolio Borrower and controlled by lender. Prior to the occurrence of a Seven Trees Retail Portfolio Trigger Event, (as defined below) the Seven Trees Retail Portfolio Borrower has access to all rents and profits deposited into the clearing bank account to be used in connection with the operation of the property. Following a Seven Trees Retail Portfolio Trigger Event, the Seven Trees Retail Portfolio Borrower is required to cause all tenants at the property to pay directly into the clearing bank account, and amounts on deposit in the clearing bank account will be transferred to a lender controlled account and administered as set forth in the cash management agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SEVEN TREES RETAIL PORTFOLIO

A “Seven Trees Retail Portfolio Trigger Event” will exist upon the occurrence of (i) an event of default under the loan documents until cured, (ii) the debt service coverage ratio of the property for the two most recent calendar quarters is less than 1.10x until the debt service coverage ratio for the two most recent calendar quarters is at least 1.50x, (iii) the failure of Marina Food LLC (or a successor acceptable to lender) to remain in occupancy and open for business during the term of the loan (until a replacement lease meeting certain criteria is in place) or Marina Food LLC becoming insolvent or a debtor in bankruptcy, or (iv) any applicable governmental authority provides notice of a violation with respect to a certificate of occupancy concerning the property until such time as such violation is cured in accordance with the loan documents.

Property Management. The Seven Trees Retail Portfolio Properties are managed by Altos Enterprises Inc., an affiliate of the Seven Trees Retail Portfolio Borrower. According to the management agreements, the property manager is entitled to a base management fee in an amount equal to 3.0% of the gross monthly receipts excluding security deposits. The Seven Trees Retail Portfolio Borrower may not modify or amend in any material respect, the terms of the management agreement, replace or remove the manager, or enter into any management agreement without prior written consent from the lender.

Assumption. The Seven Trees Retail Portfolio Mortgage Loan has a two-time right to transfer the Seven Trees Retail Portfolio Properties and cause an assumption of the loan, provided that no event of default has occurred and is continuing under the Seven Trees Retail Portfolio Mortgage Loan and certain other conditions are satisfied, including that: (a) the borrower pays an assumption fee of 1.0% of the outstanding principal balance of the Seven Trees Retail Portfolio Mortgage Loan; (b) the transferee satisfies certain criteria; and (c) confirmation from Fitch, Moody’s and KBRA that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2012-C6 Certificates is delivered.

Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Other Additional Financing. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Seven Trees Retail Portfolio Properties, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

[THIS PAGE INTENTIONALLY LEFT BLANK.]

EL MERCADO SHOPPING CENTER

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

EL MERCADO SHOPPING CENTER

El Mercado Shopping Center
1601-1801 Decoto Road & 34300-34396 Alvarado Niles Road
Union City, CA 94587
Oakland
San Leandro
Anthony Cabot Regional Park
Lake Chabot
Cull Canyon Regional Recr. Area
Oakland Intl. Airport 3 miles
Castro Valley
Ashland
Bayfair Center
Eden Medical Center
Don Castro Regional Park
San Lorenzo
Hayward Executive Airport
Southland Mall
Chabot College
Hayward
Cal. State University-East Bay
Garin Regional Park
Pleasanton Ridge Regional Park
St. Rose Hospital
Dry Creek Pioneer Regional Park
San Mateo-Hayward Bridge
San Francisco Intl. Airport 14 miles
Sunol Peak
Union Landing
Union City
ALAMEDA COUNTY
Washington Hospital
Tak Fudenna Stadium
Fremont
Fremont Civic Ctr
Fremont Central Park
The Fremont Hub
Coyote Hills Regional Park
Ardenwood Regional Preserve
San Francisco Bay
Newark
NewPark Mall
Ohlone College
Dumbarton Bridge
SAN MATEO COUNTY
San Jose Intl. Airport 11 miles
Nimitz Fwy
Mission Blvd
Decoto Rd
Alvarado Niles Rd
Alvarado Blvd
Whipple Rd
BART
Sinclair Fwy
Paseo Padre Pkwy
Fremont Blvd
Thornton Ave
Peralta Blvd
Palomares Rd
Crow Canyon Rd
Redwood Rd
580
880
238
185
92
84
680

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

El Mercado Shopping Center

Loan Information

Mortgage Loan Seller:	Liberty Island Group I LLC

Credit Assessment (Fitch/Moody’s/KBRA):	NAP

Original Principal Balance:	$20,000,000

Cut-off Date Principal Balance:	$19,941,865

% of Initial Pool Balance:	2.2%

Loan Purpose:	Refinance

Borrower Name(1):	El Mercado SPE, LLC

Sponsors:	Albert J. Wang; Hung Nguy; William & My-Huong Cheung; et al.

Mortgage Rate:	5.880%

Note Date:	December 21, 2011

Anticipated Repayment Date:	NAP

Maturity Date:	January 1, 2022

IO Period:	None

Loan Term (Original):	120 months

Seasoning:	3 months

Amortization Term (Original):	360 months

Loan Amortization Type:	Amortizing Balloon

Interest Accrual Method:	Actual/360

Call Protection:	L(48),D(68),O(4)

Lockbox Type:	Hard/Springing Cash Management

Additional Debt:	None

Additional Debt Type:	NAP

Escrows and Reserves:

Type:	Initial	Monthly	Cap (If Any)
Taxes	$178,891	$35,778	NAP
Insurance	$24,116	$2,412	NAP
Replacement Reserves	$2,375	$2,375	NAP
TI/LC	$13,000	$13,000	$300,000
Deferred Maintenance	$15,750	NAP	NAP
Environmental Escrow	$50,000	NAP	NAP
Daiso Japan Leasing Reserve(2)	$400,000	NAP	NAP

Property Information

Single Asset/Portfolio:	Single Asset

Property Type:	Retail

Specific Property Type:	Anchored

Location:	Union City, CA

Size:	109,468 SF

Cut-off Date Principal

Balance Per Unit/SF:	$182.17

Year Built/Renovated:	1981/NAP

Occupancy %:	100.0%

Occupancy % Source Date:	October 1, 2011

Title Vesting:	Fee

Property Manager:	Altos Enterprises, Inc.

3rd Most Recent NOI (As of):	$2,210,232(12/31/2009)

2nd Most Recent NOI (As of):	$2,259,123(12/31/2010)

Most Recent NOI (As of):	$2,609,483 (Annualized YTD 8/31/2011)

U/W Revenues:	$3,335,004

U/W Expenses:	$1,031,375

U/W NOI:	$2,303,629

U/W NCF:	$2,122,138

U/W NOI DSCR:	1.62x

U/W NCF DSCR:	1.49x

U/W NOI Debt Yield:	11.6%

U/W NCF Debt Yield:	10.6%

As-Is Appraised Value:	$35,800,000

As-Is Appraisal Valuation Date:	October 17, 2011

Cut-off Date LTV Ratio:	55.7%

LTV Ratio at Maturity or ARD:	47.2%

(1)	Borrower is an affiliate of the Seven Trees Retail Portfolio borrower.
(2)	See “Escrows” below for a description of the holdback.

The Mortgage Loan. The mortgage loan (the “El Mercado Shopping Center Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a grocery-anchored retail center located in Union City, California (the “El Mercado Shopping Center Property”). The El Mercado Shopping Center Mortgage Loan was originated on December 21, 2011 by Prudential Mortgage Capital Company. The El Mercado Shopping Center Mortgage Loan had an original principal balance of $20,000,000, has an outstanding principal balance as of the Cut-off Date of $19,941,865 and accrues interest at an interest rate of 5.880% per annum. The El Mercado Shopping Center Mortgage Loan had an initial term of 120 months, has a remaining term of 117 months as of the Cut-off Date, and requires payments of interest and principal based on a 30-year amortization schedule. The El Mercado Shopping Center Mortgage Loan matures on January 1, 2022. The proceeds from the El Mercado Shopping Center Mortgage Loan were used to refinance existing debt on the El Mercado Shopping Center Property of $15.7 million, pay closing and other costs and fund approximately $684,132 in upfront reserves, resulting in a return of equity to the sponsors of approximately $3.3 million.

Following the lockout period, the borrower has the right to defease the El Mercado Shopping Center Mortgage Loan in whole, but not in part, on any payment date before the scheduled maturity date. The El Mercado Shopping Center Mortgage Loan is prepayable without penalty on or after October 1, 2021.

The Property. The El Mercado Shopping Center Property is a 109,468 square foot grocery-anchored retail center located in Union City, California. The El Mercado Shopping Center Property was 100.0% leased to 29 tenants as of October 1, 2011 and the property

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

EL MERCADO SHOPPING CENTER

has averaged 100.0% occupancy from 2009 to 2011. The El Mercado Shopping Center Property was constructed in 1981, and has not undergone any significant renovations.

The El Mercado Shopping Center Property is located at the northwest corner of Decoto Road and Alvarado Niles Road in Union City. The immediate area surrounding the El Mercado Shopping Center Property includes established residential and commercial developments. The region is substantially built out with little vacant land available for development. Office uses in the neighborhood include low and mid-rise developments, while retail uses include strip, neighborhood and community shopping centers, restaurants and gas stations. Retail growth patterns have occurred along primary commercial thoroughfares such as Decoto Road, Alvarado Niles Road, and Paseo Padre Parkway. The appraiser’s traffic analysis reflects 37,000 vehicles per day. Freeway access to I-880 is located two miles from the subject and there is a BART station one quarter mile east of the subject. There are public bus transit stops in many locations in the neighborhood, with a stop near the El Mercado Shopping Center Property.

The following table presents certain information relating to the tenancies at the El Mercado Shopping Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF(2)	Occupancy Cost(2)	Lease Expiration Date
Major Tenants
Marina Grocery	NR/NR/NR	30,000	27.4%	$14.40	$432,000	14.6%	$480	3.9%	9/30/2026
Daiso Japan	NR/NR/NR	17,700	16.2%	$20.27	$358,800	12.1%	NAV	NAV	4/30/2012
Mayflower Seafood	NR/NR/NR	7,353	6.7%	$38.85	$285,660	9.6%	NAV	NAV	12/31/2016
O’Reilly (Kragen) Auto Parts	NR/NR/NR	6,748	6.2%	$24.01	$162,000	5.5%	NAV	NAV	4/30/2016

Occupied Collateral Total		109,468	100.0%	$27.05	$2,961,144	100.0%

Vacant Space		0	0%

Collateral Total		109,468	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Sales per square foot and occupancy costs are for the twelve months ended on December 31, 2010.

The following table presents certain information relating to the lease rollover schedule at the El Mercado Shopping Center Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2012	3	20,867	19.1%	20,867	19.1%	$477,408	$22.88
2013	4	5,435	5.0%	26,302	24.0%	$220,140	$40.50
2014	2	3,600	3.3%	29,902	27.3%	$135,936	$37.76
2015	6	16,220	14.8%	46,122	42.1%	$537,168	$33.12
2016	10	26,656	24.4%	72,778	66.5%	$936,684	$35.14
2017	2	3,190	2.9%	75,968	69.4%	$129,648	$40.64
2018	0	0	0.0%	75,968	69.4%	$0	$0.00
2019	0	0	0.0%	75,968	69.4%	$0	$0.00
2020	0	0	0.0%	75,968	69.4%	$0	$0.00
2021	0	0	0.0%	75,968	69.4%	$0	$0.00
2022	0	0	0.0%	75,968	69.4%	$0	$0.00
Thereafter	2	33,500	30.6%	109,468	100.0%	$524,160	$15.65
Vacant	0	0	0.0%	109,468	100.0%	$0	$0.00

Total / Weighted Average	29	109,468	100.0%			$2,961,144	$27.05

(1)	Source: Information obtained from underwritten rent roll.

The following table presents historical occupancy percentages at the El Mercado Shopping Center Property:

Historical Occupancy Percentages*

12/31/2009	12/31/2010	10/1/2011
100%	100%	100%
*	Source: Information obtained from underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

EL MERCADO SHOPPING CENTER

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the El Mercado Shopping Center Property:

Cash Flow Analysis

	2009	2010	Annualized 8/31/2011	U/W	U/W $ per SF
Base Rent	$2,631,744	$2,755,603	$2,901,501	$2,961,144	$27.05
Grossed Up Vacant Space	0	0	0	0	0
Total Reimbursables	537,494	490,741	549,098	571,699	5.22
Other Income	0	0	0	0	0
Less Vacancy & Credit Loss	0	0	0	(197,839)	(1.81)

Effective Gross Income	$3,169,239	$3,246,344	$3,450,599	$3,335,004	$30.47

Total Operating Expenses	$959,006	$987,221	$841,116	$1,031,375	$9.42

Net Operating Income	$2,210,232	$2,259,123	$2,609,483	$2,303,629	$21.04
TI/LC	0	0	0	153,029	1.40
Capital Expenditures	0	0	56,850	28,462	0.26

Net Cash Flow	$2,210,232	$2,259,123	$2,552,633	$2,122,138	$19.39

NOI DSCR	1.56x	1.59x	1.84x	1.62x
NCF DSCR	1.56x	1.59x	1.80x	1.49x
NOI DY	11.1%	11.3%	13.1%	11.6%
NCF DY	11.1%	11.3%	12.8%	10.6%

Appraisal. According to the related appraisal, the El Mercado Shopping Center Property had an “as-is” appraised value of $35,800,000 as of an effective date of October 17, 2011.

Environmental Matters. According to the Phase I environmental assessment dated December 2, 2011 there was no evidence of any recognized environmental conditions at the El Mercado Shopping Center Property. However, an operations and maintenance program was recommended for the management of suspected asbestos-containing materials and removal of the six 55 gallon drums.

Market Overview and Competition. The El Mercado Shopping Center Property is located in Union City, which is part of the South Alameda submarket in the larger Oakland-East Bay market.

The Oakland-East Bay market is comprised of Contra Costa and Alameda counties, and the subject property is located in Alameda County, which has a population of 1,549,800 residents as of 2010. The largest employment sectors in the area are government (17.6%), professional and business services (15.6%), and educational and health services (14.7%). Oakland is one of the most populous cities in the San Francisco Bay Area and a major industrial center. The city contains the Port of Oakland, the fifth busiest intermodal container port in the United States.

A third party report indicates that the 10.1% current unemployment rate for the Oakland, California Metropolitan Division is expected to decrease as growing output and employment in manufacturing and healthcare sectors are more than offsetting contractions in finance, insurance, and the public sector. State and local budget cuts are a risk to the area’s near-term forecast, since University of California Berkeley and Oakland Unified School District are major employers in the region.

The top employers according to a third party report are comprised of University of California, Berkeley (21,437 employees), Kaiser Permanente (16,705 employees), Safeway, Inc. (9,121 employees), Chevron Corporation (7,535 employees), John Muir Health (6,420 employees), Lawrence Livermore National Laboratory (6,405 employees), Wells Fargo and Company (5,885 employees), Alta Bates Summit Medical Center (5,281 employees), Pacific Gas and Electric Company (3,139 employees), and Lawrence Berkeley National Laboratory (3,000 employees).

According to market sources, the Oakland-East Bay market reports existing retail supply of 27,553,000 square feet and negative absorption of 26,000 square feet in the second quarter of 2011. Average occupancy has fallen from 96.9% in 2006 to 93.6% in the second quarter of 2011. Average rental rates reached a high of $29.12 per square foot in 2007, declined to $28.01 per square foot in the fourth quarter of 2010, and have increased to $28.06 per square foot in the second quarter of 2011.

Union City is a suburban community located in the southern part of the East Bay and is bordered by Hayward to the north and Fremont to the south. 2010 mean household income in Union City was $103,800. From 1990-2005, the city’s population grew at a 1.85% annual rate and households grew at a 1.50% annual rate. According to the appraisal, manufacturing, wholesale and transportation jobs comprise the largest industries in Union City. Tech manufacturing in the area has experienced some upheaval due to the shutdown of Solyndra and temporary closure of the NUMMI auto plant, both located in neighboring Fremont.

Recent market sources in the South Alameda submarket report existing retail supply of 4,667,000 square feet and negative absorption of 16,000 square feet in the second quarter of 2011. Average occupancy has fallen from 98.1% in 2006 to 94.4% in the second quarter of 2011. Average rental rates declined from a high of $27.44 per square foot in 2007 to $25.16 per square foot in the fourth quarter 2010 and have since increased to $25.25 per square foot in the second quarter of 2011.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

EL MERCADO SHOPPING CENTER

The following table presents certain information relating to some comparable retail centers provided in the related appraisal for the El Mercado Shopping Center Property.

Competitive Set(1)

	El Mercado Shopping Center	Lido Faire Shopping Center	Raley’s Center
Market	Union City, CA	Newark, CA	Newark, CA
Distance from Subject	—	3.6 miles	3.6 miles
Property Type	Neighborhood Shopping Center	Neighborhood Shopping Center	Neighborhood Shopping Center
Year Built/Renovated	1981/NAP	1966/1999	1987/NAP
Anchors	Marina Grocery	99 Ranch Market (Asian Grocer), Dollar Tree	Raley’s
Total GLA	109,468 SF	114,727 SF	123,374 SF
Total Occupancy	100%	90%	100%

(1)	Source: Information obtained from appraisal dated October 31, 2011.

The Borrower. The El Mercado Shopping Center Mortgage Loan has one borrowing entity, El Mercado SPE, LLC (“The El Mercado Shopping Center Property Borrower”), which is a Delaware limited liability company and a special purpose entity formed for the sole purpose of owning the El Mercado Shopping Center Property. Legal counsel to the El Mercado Shopping Center Borrower delivered a non-consolidation opinion in connection with the origination of the El Mercado Shopping Center Mortgage Loan. El Mercado, LLC, a California limited liability company, is the sole member and manager of El Mercado SPE, LLC. El Mercado, LLC, is also a special purpose entity. There are 23 members of El Mercado, LLC with ownership interests ranging from 0.8% to 16%. The following four members are guarantors of the recourse carveouts: Albert Wang (manager, 6% interest), Hung Nguy (16% interest), William Cheung (15% interest), and Sen-Lin Lee (14.2% interest).

The Sponsor. Albert Wang is the primary sponsor of the El Mercado Shopping Center Borrower. Mr. Wang is a real estate owner and operator based in the San Francisco Bay Area. He manages the subject property through an affiliated company, Altos Enterprises, Inc. Altos Enterprises, Inc. manages over 550,000 square feet of retail and commercial properties including the El Mercado Shopping Center Property. Mr. Wang is a licensed real estate broker and has been in the real estate sales, management and development businesses since 1979. Mr. Wang’s company has developed more than 10 shopping centers and residential properties. Hung Nguy is a co-owner and managing member of El Mercado, LLC. Mr. Nguy has 26 years of real estate experience. William Cheung has 23 years of real estate experience. Sen-Lin Lee has been investing in real estate for 40 years and has been the general partner and managing member for a number of residential and commercial properties.

Escrows. The loan documents provide for upfront escrows at closing in the amount of $178,891 for real estate taxes, $24,116 for insurance, $13,000 for leasing and tenant improvement costs, and $2,375 for replacement reserves. In connection with the origination of the El Mercado Shopping Center Mortgage Loan, the El Mercado Shopping Center Borrower was required to deposit $15,750 into a repair and remediation reserve to remedy deferred maintenance. The El Mercado Shopping Center Borrower deposited $50,000 into an environmental reserve to address (i) the testing and remediation of potential asbestos-containing material and (ii) the disposal of six 55 gallon drums (which may contain materials associated with the investigation of the former dry cleaning tenant), The El Mercado Shopping Center Borrower deposited $400,000 into a leasing reserve to address leasing commissions and tenant improvements associated with the portion of the property currently leased to Daiso California, LLC. The loan documents provide for ongoing monthly escrows in the amount of: $35,778 for real estate taxes (subject to adjustment per lender’s estimate), $2,412 for insurance (subject to adjustment per lender’s estimate), $2,375 for replacement reserves, and $13,000 for tenant improvements and leasing commissions (subject to a cap of $300,000).

Lockbox and Cash Management. The El Mercado Shopping Center Mortgage Loan is subject to a cash management agreement that requires the El Mercado Shopping Center Property tenants remit all rents to a clearing bank account in the name of the El Mercado Shopping Center Borrower and controlled by the lender. Prior to the occurrence of an El Mercado Shopping Center Trigger Event (as defined below), all funds will be swept into an account controlled by the El Mercado Shopping Center Borrower on a daily basis. Following an El Mercado Shopping Center Trigger Event, amounts on deposit in the clearing bank account will be transferred to certain accounts controlled by the lender.

An “El Mercado Shopping Center Trigger Event” will exist upon the occurrence of (i) an event of default under the loan documents until cured, (ii) the debt service coverage ratio of the property for the two most recent calendar quarters is less than 1.10x until the debt service coverage ratio for the two most recent calendar quarters is at least 1.25x, or (iii) the failure of Marina Food LLC (or a successor acceptable to lender) to remain in occupancy and open for business during the term of the loan (until a replacement lease meeting certain criteria is in place) or Marina Food LLC becoming insolvent or a debtor in bankruptcy.

Property Management. The El Mercado Shopping Center Property is managed by Altos Enterprises, Inc., an affiliate of the El Mercado Shopping Center Borrower. The property manager is entitled to a base management fee in an amount equal to 4.0% of the gross monthly receipts excluding security deposits. The manager may not be removed or replaced and the terms of any management agreement may not be modified or amended in any material respect without the prior written consent of lender.

Assumption. The El Mercado Shopping Center Mortgage Loan has a two-time right to transfer the El Mercado Shopping Center Property and cause an assumption of the loan, provided that no event of default has occurred and is continuing under the El

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

EL MERCADO SHOPPING CENTER

Mercado Shopping Center Mortgage Loan and certain other conditions are satisfied, including that: (a) the borrower pays an assumption fee of 1.0% of the outstanding principal balance of the El Mercado Shopping Center Mortgage Loan; (b) the transferee satisfies certain criteria; and (c) confirmation from Fitch, Moody’s and KBRA that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2012-C6 Certificates is delivered.

The limited partnership and non-managing membership interests in the El Mercado Shopping Center Borrower are freely transferable at El Mercado Shopping Center Borrower’s sole cost and expense without the consent of lender so long as (i) the persons responsible for the management and/or control of the El Mercado Shopping Center Property and/or the El Mercado Shopping Center Borrower remain in legal, beneficial and actual control and (ii) the El Mercado Shopping Center Borrower remains in compliance with the representations, warranties, and covenants set forth in the loan documents.

Without lender consent, the El Mercado Shopping Center Borrower may not (i) transfer 49% or more of the interests in the El Mercado Shopping Center Borrower or (ii) change the management or control of the El Mercado Shopping Center Borrower.

Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Other Additional Financing. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the El Mercado Shopping Center Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

[THIS PAGE INTENTIONALLY LEFT BLANK.]

Sunwest Portfolio

Loan Information

Mortgage Loan Seller:	Basis Real Estate Capital II, LLC

Credit Assessment (Fitch/Moody’s/KBRA):	NAP

Original Principal Balance:	$19,500,000

Cut-off Date Principal Balance:	$19,500,000

% of Initial Pool Balance:	2.1%

Loan Purpose:	Refinance

Borrower Name:	Rainier Sunwest 2012, LLC

Sponsor:	J. Kenneth Dunn

Mortgage Rate:	6.000%

Note Date:	March 7, 2012

Anticipated Repayment Date:	NAP

Maturity Date:	April 1, 2022

IO Period:	None

Loan Term (Original):	120 months

Seasoning:	0 months

Amortization Term (Original):	271 months

Loan Amortization Type(1):	Amortizing Balloon

Interest Accrual Method:	Actual/360

Call Protection:	L(24),D(93),O(3)

Lockbox Type:	Hard/Upfront Cash Management

Additional Debt:	None

Additional Debt Type:	NAP

Escrows and Reserves:

Type:	Initial	Monthly	Cap (If Any)
Real Estate Tax	$169,299	$54,218	NAP
Insurance	$25,090	$4,302	NAP
Deferred Maintenance(2)	$241,678	NAP	NAP
Replacement Reserves(3)	$0	$3,617	NAP
TI/LC	$0	(4)	$750,000
Debt Service	$0	(5)	$200,000
Wichita Lease	$28,500	(6)	$114,000
Ground Rent(7)	$22,686	$9,403	NAP
Environmental(8)	$13,188	NAP	NAP

Property Information

Single Asset/Portfolio:	Portfolio

Property Type:	Retail

Specific Property Type:	Various – See Table

Location:	Various – See Table

Size:	611,528 SF

Cut-off Date Principal

Balance Per Unit/SF:	$31.89

Year Built/Year Renovated:	Various – See Table

Occupancy %:	98.5%

Occupancy % Source Date:	January 30, 2012

Title Vesting:	Various – See Table

Property Manager:	Emersons Commercial Management

3rd Most Recent NOI (As of):	$2,542,272(12/31/2009)

2nd Most Recent NOI (As of):	$2,766,792(12/31/2010)

Most Recent NOI (As of):	$2,641,252(12/31/2011)

U/W Revenues:	$3,750,830

U/W Expenses:	$1,258,345

U/W NOI:	$2,492,486

U/W NCF:	$2,133,000

U/W NOI DSCR:	1.58x

U/W NCF DSCR:	1.35x

U/W NOI Debt Yield:	12.8%

U/W NCF Debt Yield:	10.9%

As-Is Appraised Value:	$29,265,000

As-Is Appraisal Valuation Date:	Various

Cut-off Date LTV Ratio:	66.6%

LTV Ratio at Maturity or ARD:	48.3%

(1)	There are 5 mortgaged properties that secure the Sunwest Portfolio Mortgage Loan (totaling 113,359 square feet or 18.5% of the portfolio’s net rentable square feet that represent $2,850,000 of the allocated loan proceeds) that amortize according to a 10-year amortization schedule (the “Self-Amortizing Properties”). The portion of the Sunwest Portfolio Mortgage Loan that is allocated to the remaining 20 mortgaged properties is $16,650,000 and amortizes according to a 30-year amortization schedule.
(2)	The Sunwest Portfolio property condition reports have identified $775,297 in total deferred maintenance, of which the Borrower is responsible for $193,342 (the “Borrower’s Required Repairs Responsibility”) and certain tenants are responsible for $581,995 (the “Tenants’ Required Repairs Responsibility”). A required repair reserve of $241,678 equal to 125% of the Borrower’s Required Repair Responsibility was established at loan closing. In lieu of collecting an upfront required repair deposit to cover the Tenants’ Required Reserve Responsibility, the Borrower and Sponsor have provided a guaranty (completion and lien free performance) for the completion of the Tenants’ Required Repairs Responsibility.
(3)	The Sunwest Portfolio property condition reports have identified $120,550 in necessary annual replacement reserves, of which the related Borrower is responsible for $43,406 per year (the “Borrower’s Replacement Reserve Responsibility”) and certain tenants are responsible for $77,144 (the “ Tenants’ Replacement Reserve Responsibility”). An ongoing monthly replacement reserve of $3,617 will be collected on each payment date to cover the Borrower’s Replacement Reserve Responsibility. In lieu of collecting replacement reserves for the Tenants’ Replacement Reserve Responsibility, the Borrower and Sponsor have provided a guaranty (completion and lien free performance) for the on-going repair items that are the Tenants’ Replacement Reserve Responsibility.
(4)	The TI/LC reserve will be funded monthly out of excess cash flow until, and for so long as, the balance in the TI/LC reserve is less than the TI/LC reserve cap of $750,000.
(5)	A debt service reserve will be funded monthly out of excess cash flow until, and for so long as, the balance in such debt service reserve is less than $200,000.
(6)

The Borrower is currently negotiating the possible renewal of the lease with the sole tenant at the Wichita Falls, Texas property, which is currently occupied under a month-to-month lease. To mitigate the risk of non-renewal: (i) $28,500 was deposited at closing into the Wichita Lease Reserve, which is an amount equal to 3 months of the current tenant’s rent and estimated expense recovery obligation; (ii) if, by September 6, 2012, the Borrower has not entered into a lease renewal or a new lease for a minimum term of 5 years and on terms otherwise reasonably acceptable to the Lender, then excess cash flow will be swept into the Wichita Lease Reserve until the amount in such reserve is equal to $114,000 (which is equal to 12 months of current rent and expense recovery obligation) and (iii) an affiliate of the Borrower has entered into a 5-year master lease at an annual minimum triple net rent of $81,566 plus recoveries, which lease will terminate on the earlier to occur of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUNWEST PORTFOLIO

(a) March 7, 2017, and (b) the date the Borrower has entered into a lease renewal or a new lease for a minimum term of 5 years and on terms otherwise reasonably acceptable to Lender. The tenant obligations under the master lease are guaranteed by the Sponsor.
(7)	The Borrower is required to make monthly payments of $9,403 into the ground rent reserve account and the ground rent will be paid out of such ground rent reserve account.
(8)	An environmental reserve of $13,188 was established at closing. This represents 125% of the estimated costs provided by the Borrower and approved by engineer to encapsulate asbestos located in tile flooring at the Craig, CO and Vernal, UT properties.

The mortgage loan (the “Sunwest Portfolio Mortgage Loan”) is secured by a first mortgage encumbering 19 single-tenant retail buildings and 6 multi-tenant anchored and unanchored retail centers; with such properties located in the following states: Texas (12), Colorado (3), Missouri (3), Kansas (2), Wyoming (2), Utah (1), Oklahoma (1) and Montana (1) (the “Sunwest Portfolio Properties”). The Sunwest Portfolio Mortgage Loan was 98.5% occupied by 33 tenants and 100.0% leased to 34 tenants as of January 30, 2012. The improvements consist of a total net rentable area of 611,528 square feet. The Sunwest Portfolio Properties were built between 1950 and 2009, with renovations occurring between 1987 and 2008.

The following table represents certain information relating to the Sunwest Portfolio Properties:

Property Name – Location	Specific Property Type	Allocated Cut-off Date Principal Balance	Total Occupancy	Year Built/Year Renovated	Net Rentable Area (SF)	Appraised Value	Title Vesting(1)
1937 Parker Road, Plano, TX	Anchored	$2,599,000	80.2%	1988/NAP	47,890	$3,550,000	Fee/Leasehold
2010 South Sheridan, Tulsa, OK	Anchored	1,721,000	100.0%	1979/NAP	44,785	2,350,000	Fee
2524 North Galloway, Mesquite, TX	Single Tenant	1,677,000	100.0%	1991/NAP	36,874	2,350,000	Fee
2770 Trinity Mills Road, Carrollton, TX	Single Tenant	1,654,000	100.0%	1983/NAP	43,046	2,250,000	Fee/Leasehold
100 Cleveland S.C., Cleveland, TX	Single Tenant	1,508,000	100.0%	1983/NAP	38,438	2,060,000	Fee/Leasehold
1201 South Stockton, Monahans, TX	Single Tenant	1,208,000	100.0%	1982/NAP	30,375	1,650,000	Fee/Leasehold
3065 Josey Lane, Carrollton, TX	Anchored	1,025,000	100.0%	1979/NAP	26,810	2,150,000	Leasehold
709 North Federal, Riverton, WY	Single Tenant	882,000	100.0%	1959/NAP	23,463	1,200,000	Fee
6400 Nieman Road, Shawnee, KS	Single Tenant	809,000	100.0%	1962/1995	19,022	1,100,000	Fee/Leasehold
335 South Cedar Ridge, Duncanville, TX	Anchored	682,000	100.0%	1979/2008	30,885	1,575,000	Fee/Leasehold
535 Green Street, Craig, CO	Unanchored	659,000	100.0%	1961/NAP	18,539	900,000	Fee/Leasehold
1300 North Highway 7, Blue Springs, MO	Single Tenant	615,000	100.0%	1973/2005	23,556	840,000	Fee
1380 North Main Street, Vidor, TX	Single Tenant	490,000	100.0%	1983/2008	38,168	710,000	Fee
14th Street & Grand Avenue, Billings, MT	Anchored	486,000	100.0%	1969/2005	22,080	900,000	Leasehold
1818 Ninth Street, Wichita Falls, TX	Single Tenant	476,000	100.0%	1964/NAP	19,340	650,000	Fee/Leasehold
1343 Miner Street, Idaho Springs, CO	Single Tenant	456,000	100.0%	2009/NAP	10,978	620,000	Fee
280 West Main Street, Vernal, UT	Single Tenant	439,000	100.0%	1960/NAP	13,558	600,000	Fee
1605 West Pioneer Parkway, Arlington, TX	Single Tenant	349,000	100.0%	1974/NAP	24,880	940,000	Fee/Leasehold
712 West Commercial, Springfield, MO	Single Tenant	337,000	100.0%	1966/1987	20,663	460,000	Fee/Leasehold
306 East Paisano Avenue, El Paso, TX	Single Tenant	308,000	100.0%	1950/NAP	8,704	695,000	Leasehold
111 Park Street, Powell, WY	Single Tenant	249,000	100.0%	1955/NAP	7,918	350,000	Fee/Leasehold
2215 South Marsalis Ave., Dallas, TX	Single Tenant	244,000	100.0%	1967/NAP	20,223	375,000	Fee/Leasehold
3510 Prospect, Kansas City, MO	Single Tenant	229,000	100.0%	1963/NAP	19,240	350,000	Fee/Leasehold
259 14th Street, Burlington, CO	Single Tenant	217,000	100.0%	1961/1988	7,493	340,000	Fee/Leasehold
4601 Parallel Street, Kansas City, KS	Single Tenant	181,000	100.0%	1963/2002	14,600	300,000	Fee/Leasehold

Total/Weighted Average		$19,500,000	98.5%		611,528	$29,265,000

(1)	The fully extended ground lease expiration dates of the ground leases that encumber the Self-Amortizing Properties range from November 30, 2029 to April 30, 2046. The appraised value of the portfolio excluding the Self-Amortizing Properties is $23,005,000, which results in an adjusted loan-to-value ratio of 84.8% for the portfolio (assuming an original mortgage loan principal balance of $19.5 million). These ground leases do not grant notice and cure rights to the lender. However, the lender obtained title insurance on these properties and escrowed approximately 2 months of ground rent at closing. In addition, the Borrower is required to make monthly ground rent deposits of $9,403. In addition, excess cash flow will be retained in the rollover reserve if any space tenant (a) files a voluntary bankruptcy or insolvency proceeding, or if an involuntary bankruptcy or insolvency proceeding is commenced by any person (other than lender) against such leasehold tenant, (b) provides notice of its intent to terminate its lease or terminates its lease, (c) provides notice of its intent to close its business to the general public at its premises (i.e., “goes dark”) or closes its business to the general public at its premises, or (d) the earlier of (i) the date that is 6 months prior to the expiration date of any leasehold tenant’s lease and (ii) the date upon which any leasehold tenant fails, pursuant to the terms of its lease, to provide timely notice of its intent to renew its lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUNWEST PORTFOLIO

The following table presents certain information relating to the tenancies at the Sunwest Portfolio Properties:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	PSF Sales(2)	Occupancy Cost	Lease Expiration Date
Major Tenants
24 Hour Fitness	NR/B3/B	43,046	7.0%	$5.75	$247,515	8.2%	NAV	NAV	10/31/2014
Champions United Inc.	NR/NR/NR	31,227	5.1%	$7.25	$226,396	7.5%	NAV	NAV	4/30/2017
HE Butt	NR/NR/NR	38,438	6.3%	$5.07	$194,833	6.4%	$450	1.1%	6/15/2013
Just Fitness	NR/NR/NR	36,874	6.0%	$5.05	$186,395	6.2%	NAV	NAV	1/31/2021
Office Depot	NR/NR/NR	25,000	4.1%	$6.60	$165,000	5.5%	$161	4.4%	5/31/2016
Lowe’s Supermarket	NR/NR/NR	30,375	5.0%	$5.25	$159,469	5.3%	$505	1.0%	10/31/2012
Brookshire Brothers	NR/NR/NR	38,168	6.2%	$1.99	$75,954	2.5%	$315	0.6%	1/31/2015

Seven Largest Tenants		243,128	39.8%	$5.16	$1,255,561	41.5%

Remaining 26 Tenants		358,937	58.7%	$4.71	$1,690,064	55.8%

Occupied Collateral Total		602,065	98.5%	$4.89	$2,945,625	97.3%

Leased But Not Yet Occupied(3)		9,463	1.5%	$8.55	$80,909	2.7%

Collateral Total		611,528	100.0%	$4.95	$3,026,533	100.0%

(1)	Ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Sales per square foot and occupancy costs are for the twelve months ended December 31, 2010. Approximately 56% of the portfolio’s net rentable square feet is occupied by tenants that report sales, including most of the grocery tenants. The weighted average occupancy cost of grocery anchored tenants that report sales is 1.1%.
(3)	One 9,463 square feet tenant (1.5% of net rentable square feet) is currently completing improvements to its space and intends to open at the end of March, 2012; it would then start paying rent as of April 1, 2012. The lease expires April 30, 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUNWEST PORTFOLIO

The following table presents certain information relating to the lease rollover schedule at the Sunwest Portfolio Properties:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	1	19,340	3.16%	19,340	3.16%	$81,566	$4.22
2012	0	0	0.00%	19,340	3.16%	$0	$0.00
2013	5	99,313	16.24%	118,653	19.40%	$508,787	$5.12
2014	5	98,094	16.04%	216,747	35.44%	$507,083	$5.17
2015	5	75,892	12.41%	292,639	47.85%	$240,549	$3.17
2016	7	81,008	13.25%	373,647	61.10%	$424,130	$5.24
2017	3	70,690	11.56%	444,337	72.66%	$314,624	$4.45
2018	1	13,027	2.13%	457,364	74.79%	$66,698	$5.12
2019	0	0	0.00%	457,364	74.79%	$0	$0.00
2020	0	0	0.00%	457,364	74.79%	$0	$0.00
2021	2	56,569	9.25%	513,933	84.04%	$283,413	$5.01
2022	2	44,545	7.28%	558,478	91.33%	$283,465	$6.36
Thereafter	3	43,587	7.13%	602,065	98.45%	$235,310	$5.40
Vacant(2)	0	9,463	1.55%	611,528	100.00%	$80,909	$8.55

Total/Weighted Average	34	611,528	100.00%			$3,026,533	$4.95

(1)	Source: Information obtained from the underwritten rent roll.
(2)	One 9,463 square feet tenant (1.5% of net rentable square feet) is currently completing improvements to its space and intends to open at the end of March, 2012; it would then start paying rent as of April 1, 2012. The lease expires April 30, 2017.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow for the Sunwest Portfolio properties:

Cash Flow Analysis

	2009	2010	2011	U/W	U/W $ per SF
Gross Potential Rent	$2,896,789	$2,988,809	$2,889,570	$3,026,533	$4.95
Total Reimbursables	405,530	552,284	562,275	921,875	1.51
Other Income	34,353	0	0	62,425	0.10
Less Vacancy & Credit Loss	0	0	0	(260,003)	(0.43)

Effective Gross Income	$3,336,672	$3,541,093	$3,451,845	$3,750,830	$6.13

Total Operating Expenses	$794,400	$774,301	$810,593	$1,258,345	$2.06

Net Operating Income	$2,542,272	$2,766,792	$2,641,252	$2,492,486	$4.08
TI/LC	0	0	0	223,262	0.37
Capital Expenditures	0	0	0	136,224	0.22

Net Cash Flow	$2,542,272	$2,766,792	$2,641,252	$2,133,000	$3.49

NOI DSCR				1.58x
NCF DSCR				1.35x
NOI DY				12.8%
NCF DY				10.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Whole Foods

Loan Information
Mortgage Loan Seller:	The Royal Bank of Scotland

Credit Assessment (Fitch/Moody’s/KBRA):	NAP

Original Principal Balance:	$19,500,000

Cut-off Date Principal Balance:	$19,500,000

% of Initial Pool Balance:	2.1%

Loan Purpose:	Refinance

Borrower Name:	North Halsted (Chicago), DST

Sponsor:	Syndicated Equities

Mortgage Rate:	5.650%

Note Date:	March 5, 2012

Anticipated Repayment Date:	NAP

Maturity Date:	April 1, 2022

IO Period:	24 months

Loan Term (Original):	120 months

Seasoning:	0 months

Amortization Term (Original):	360 months

Loan Amortization Type:	Interest-only, Amortizing Balloon

Interest Accrual Method:	Actual/360

Call Protection:	L(24),D(92),O(4)

Lockbox Type:	Hard/Springing Cash Management

Additional Debt:	None

Additional Debt Type:	NAP

Escrows and Reserves:

Type:	Initial	Monthly	Cap (If Any)
Taxes	$53,257	$26,629	NAP
Insurance	$15,557	$1,414	NAP
Replacement Reserves	$0	$1,079	NAP

Property Information
Single Asset/Portfolio:	Single Asset

Property Type:	Retail

Specific Property Type:	Anchored

Location:	Chicago, IL

Size:	43,169 SF

Cut-off Date Principal:

Balance Per Unit/SF:	$451.71

Year Built/Year Renovated:	2007/NAP

Occupancy %:	100.0%

Occupancy % Source Date:	April 1, 2012

Title Vesting:	Leasehold(1)

Property Manager:	North Halsted Asset Manager, LLC

3rd Most Recent NOI (As of):	$1,749,992(12/31/2009)

2nd Most Recent NOI (As of):	$1,749,992(12/31/2010)

Most Recent NOI (As of):	$1,749,992(12/31/2011)

U/W Revenues:	$1,901,191

U/W Expenses:	$57,036

U/W NOI:	$1,844,156

U/W NCF:	$1,826,422

U/W NOI DSCR:	1.37x

U/W NCF DSCR:	1.35x

U/W NOI Debt Yield:	9.5%

U/W NCF Debt Yield:	9.4%

As-Is Appraised Value:	$28,150,000

As-Is Appraisal Valuation Date:	January 14, 2012

Cut-off Date LTV Ratio:	69.3%

LTV Ratio at Maturity or ARD:	60.9%

(1)	The mortgaged property consists of the borrower’s fee interest in the facade and leasehold interest under a long-term space lease which has a remaining lease term that exceeds 94 years. The borrower has prepaid all rent due through July 2032.

The Whole Foods mortgage loan is secured by a first mortgage encumbering a 99-year space lease for a 43,169 square foot grocery anchored retail property and associated parking garage, which are part of a larger mixed-use property in the Lakeview neighborhood of Chicago, IL (the “Whole Foods Property”). The Whole Foods Property is located in a dense infill location approximately three blocks from Wrigley Field, three blocks from the Addison Red Line train station and three blocks from Lake Shore Drive. The space lease commenced in June 2007 and is subleased by the sponsor to Whole Foods Market under a 25-year triple-net sublease, which also commenced in June 2007 and expires in 2032 subject to five, 5-year extension options. The Whole Foods Market sublease is guaranteed by Whole Foods Market, Inc. The Whole Foods sublease is triple-net and contains contractual rent steps every five years. See “Risk Factors – Risks Related to the Mortgage Loans – Loans Secured by Mortgages on a Leasehold Interest Will Subject Your Investment to a Risk of Loss Upon a Lease Default” and “Description of the Mortgage Pool – Certain Characteristics of the Mortgage Pool” in the Free Writing Prospectus for more information regarding the space lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WHOLE FOODS

The following table presents certain information relating to the tenancies at the Whole Foods Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent(2)	Sales PSF(3)	Occupancy Costs	Lease Expiration Date
Major Tenant
Whole Foods Market	NR/NR/BB+	43,169	100.0%	$45.40	$1,959,991	100.0%	$709	NAV	6/30/2032

Total Major Tenant - Collateral		43,169	100.0%	$45.40	$1,959,991	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	The in-place rent is currently $1,749,992 but steps up to $1,959,991 in June 2012, $2,195,190 in June 2017, $2,458,613 in June 2022 and $2,753,647 in June 2027.
(3)	Sales per square foot are for the full year ending December 31, 2010.

The following table presents certain information relating to the lease rollover schedule at the Whole Foods Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(2)	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2012	0	0	0.0%	0	0.0%	$0	$0.00
2013	0	0	0.0%	0	0.0%	$0	$0.00
2014	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	0	0	0.0%	0	0.0%	$0	$0.00
2020	0	0	0.0%	0	0.0%	$0	$0.00
2021	0	0	0.0%	0	0.0%	$0	$0.00
2022	0	0	0.0%	0	0.0%	$0	$0.00
Thereafter	1	43,169	100.0%	43,169	100.0%	$1,959,991	$45.40
Vacant	0	0	0.0%	43,169	100.0%	$0	$0.00

Total/Weighted Average	1	43,169	100.0%			$1,959,991	$45.40

(1)	Source: Information obtained from the underwritten rent roll.
(2)	The in-place rent is currently $1,749,992 but steps up to $1,959,991 in June 2012, $2,195,190 in June 2017, $2,458,613 in June 2022 and $2,753,647 in June 2027.
(3)	Annual U/W base rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Whole Foods Property:

Historical Occupancy Percentages*

12/31/2009	12/31/2010	12/31/2011
100%	100%	100%

* Source: Information provided by the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WHOLE FOODS

The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Whole Foods Property:

Cash Flow Analysis

	2009	2010	2011	U/W		U/W $ per SF
Base Rent	$1,749,992	$1,749,992	$1,749,992	$1,959,991	(1)	$45.40
Grossed Up Vacant Space	0	0	0	0		0.00
Total Reimbursables	0	0	0	0		0.00
Other Income	0	0	0	0		0.00
Less Vacancy & Credit Loss	0	0	0	(58,800)		(1.36)

Effective Gross Income	$1,749,992	$1,749,992	$1,749,992	$1,901,191		$44.04

Total Operating Expenses	$0	$0	$0	$57,036		$1.32

Net Operating Income	$1,749,992	$1,749,992	$1,749,992	$1,844,156		$42.72
TI/LC	0	0	0	13,417		0.31
Capital Expenditures	0	0	0	4,317		0.10

Net Cash Flow	$1,749,992	$1,749,992	$1,749,992	$1,826,422		$42.31

NOI DSCR	1.30x	1.30x	1.30x	1.37x
NCF DSCR	1.30x	1.30x	1.30x	1.35x
NOI DY	9.0%	9.0%	9.0%	9.5%
NCF DY	9.0%	9.0%	9.0%	9.4%

(1)	The U/W NOI is higher than historical NOIs due to underwriting the contractual rent increase through June 15, 2012. The annual rent increases to $2,195,190 in June 2017, $2,458,613 in June 2022 and $2,753,647 in June 2027.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

[THIS PAGE INTENTIONALLY LEFT BLANK.]

Williams Centre Plaza

Loan Information

Mortgage Loan Seller:	Wells Fargo Bank, National Association

Credit Assessment
(Fitch/Moody’s/KBRA):	NAP

Original Principal Balance:	$16,750,000

Cut-off Date Principal Balance:	$16,605,456

% of Initial Pool Balance:	1.8%

Loan Purpose:	Refinance

Borrower Name:	The Plaza at Williams Centre, L.L.C.

Sponsors:	Donald L. Baker; George C. Larsen

Mortgage Rate:	5.820%

Note Date:	June 16, 2011

Anticipated Repayment Date:	NAP

Maturity Date:	July 1, 2021

IO Period:	None

Loan Term (Original):	120 months

Seasoning:	9 months

Amortization Term (Original):	360 months

Loan Amortization Type:	Amortizing Balloon

Interest Accrual Method:	Actual/360

Call Protection:	L(33),GRTR 1% or YM(83),O(4)

Lockbox Type:	None

Additional Debt(1):	Yes

Additional Debt Type(1):	Future Unsecured Subordinate Debt

Escrows and Reserves:

Type:	Initial	Monthly	Cap (If Any)
Taxes	$73,785	$24,595	NAP
Insurance(2)	$0	Springing	NAP
Replacement Reserves	$0	$1,345	NAP
TI/LC(3)	$0	$10,728	$257,468
Deferred Maintenance	$129,210	$0	NAP

Property Information

Single Asset/Portfolio:	Single Asset

Property Type:	Retail

Specific Property Type:	Unanchored

Location:	Tucson, AZ

Size:	108,914 SF

Cut-off Date Principal
Balance Per Unit/SF:	$152.46

Year Built/Renovated:	1987/NAP

Occupancy %:	92.5%

Occupancy % Source Date:	September 30, 2011

Title Vesting:	Fee

Property Manager:	Larsen Baker LLC

3rd Most Recent NOI (As of):	$1,797,452(12/31/2009)

2nd Most Recent NOI (As of):	$1,661,692(12/31/2010)

Most Recent NOI (As of):	$1,808,952 (TTM 11/30/2011)

U/W Revenues:	$2,678,143

U/W Expenses:	$875,624

U/W NOI:	$1,802,519

U/W NCF:	$1,657,647

U/W NOI DSCR:	1.53x

U/W NCF DSCR:	1.40x

U/W NOI Debt Yield:	10.9%

U/W NCF Debt Yield:	10.0%

Appraised Value:	$25,500,000

Appraisal Valuation Date:	April 28, 2011

Cut-off Date LTV Ratio:	65.1%

LTV Ratio at Maturity or ARD:	55.4%

(1)	Future unsecured debt is permitted from members of the borrower in an aggregate amount not to exceed 1% of outstanding principal balance of the Williams Centre Plaza mortgage loan. Subordination and standstill provisions required to be included in member loan documentation.
(2)	Monthly insurance escrow requirements are waived provided no event of default has occurred and is continuing and the borrower provides satisfactory evidence that the mortgaged property is insured in accordance with the loan documents.
(3)	An additional monthly deposit amount of $1,829 is required from August 1, 2011 through December 1, 2014 if the TI/LC reserve balance is less than the cap.

The Williams Centre Plaza mortgage loan is secured by a first mortgage encumbering an unanchored retail center located in Tucson, Arizona (the “Williams Centre Plaza Property”). According to the appraisal, Tucson, Arizona is the second most populous city in the State of Arizona and has a 2010 population base of 540,084. The improvements consist of six, one to two-story buildings constructed between 1987 and 1992. The Williams Centre Plaza Property is part of Williams Centre, a master-planned mixed use development with approximately 236 single family homes, 344 apartment units, three hotels and more than 500,000 square feet of office space. Parking for the Williams Centre Plaza is provided by 582 spaces in surrounding surface parking, resulting in a ratio of approximately 5.3 spaces per 1,000 square feet of net rentable area. The Williams Centre Plaza Property was 92.5% leased as of September 30, 2011 by 32 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WILLIAMS CENTRE PLAZA

The following table presents certain information relating to the tenancies at the Williams Centre Plaza Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF(2)	Occupancy Cost(2)	Lease Expiration Date
Anchor Tenants - Collateral
Cactus Moon Café	NR/NR/NR	11,800	10.8%	$28.00	$330,400	17.2%	$221	28.8%	8/31/2019
Fed-Ex Kinko’s	NR/Baa1/BBB	6,858	6.3%	$20.50	$140,589	7.3%	NAV	NAV	6/30/2015(3)
Olive Garden	BBB/Baa2/BBB	8,650	7.9%	$14.55	$125,882	6.6%	$767	4.9%	8/14/2015
Coldwell Banker	NR/NR/NR	7,234	6.6%	$16.50	$119,333	6.2%	NAV	NAV	5/31/2014(4)
Aaron Brothers	NR/NR/NR	6,500	6.0%	$17.00	$110,500	5.8%	NAV	NAV	2/28/2015

Total Anchor Tenants - Collateral		41,042	37.7%	$20.14	$826,704	43.1%

Non-Major Tenants		59,667	54.8%	$18.27	$1,090,398	56.9%

Occupied Collateral Total		100,709	92.5%	$19.04	$1,917,102	100.0%

Vacant Space		8,205	7.5%

Collateral Total		108,914	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Sales per square foot and occupancy costs are for the twelve months ended December 31, 2010.
(3)	Fed-Ex Kinko’s may terminate its lease at anytime on or after July 1, 2013 upon 6 months written notice.
(4)	Coldwell Banker has executed a new lease commencing August 1, 2012 and terminating July 31, 2017. The new lease includes a contraction of the leased area to 3,179 square feet and a base rent of $16.50 per square foot for 3 years, followed by $18.67 per square foot for 2 years. The new lease also includes a one-time right to terminate on July 31, 2015 upon providing 90 days prior written notice and payment of a $50,724 termination fee.

The following table presents certain information relating to the lease rollover schedule at the Williams Centre Plaza Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring(2)	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2012	3	4,395	4.0%	4,395	4.0%	$73,680	$16.76
2013	5	8,544	7.8%	12,939	11.9%	$170,723	$19.98
2014	7	16,399	15.1%	29,338	26.9%	$284,303	$17.34
2015	5	28,698	26.3%	58,036	53.3%	$474,681	$16.54
2016	4	12,264	11.3%	70,300	64.5%	$202,457	$16.51
2017	2	4,552	4.2%	74,852	68.7%	$97,871	$21.50
2018	1	810	0.7%	75,662	69.5%	$14,580	$18.00
2019	2	13,720	12.6%	89,382	82.1%	$364,960	$26.60
2020	1	3,200	2.9%	92,582	85.0%	$60,800	$19.00
2021	2	8,127	7.5%	100,709	92.5%	$173,048	$21.29
2022	0	0	0.0%	100,709	92.5%	$0	$0.00
Thereafter	0	0	0.0%	100,709	92.5%	$0	$0.00
Vacant	0	8,205	7.5%	108,914	100.0%	$0	$0.00

Total/Weighted Average	32	108,914	100.0%			$1,917,102	$19.04

(1)	Source: Information obtained from underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

The following table presents historical occupancy percentages at the Williams Centre Plaza Property:

Historical Occupancy Percentages*

12/31/2009	12/31/2010	12/31/2011
94%	94%	94%

*	Source: Information obtained from borrower rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WILLIAMS CENTRE PLAZA

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Williams Centre Plaza Property:

Cash Flow Analysis

	2009	2010	TTM 11/30/2011	U/W	U/W $ per SF
Base Rent	$1,887,194	$1,801,243	$1,855,162	$1,917,102	$17.60
Grossed Up Vacant Space	0	0	0	158,850	1.46
Percentage Rent	79,635	66,292	66,292	66,292	0.61
Total Reimbursables	653,554	632,757	686,624	757,808	6.96
Less Vacancy & Credit Loss	0	0	0	(221,909)	(2.04)

Effective Gross Income	$2,620,384	$2,500,292	$2,608,078	$2,678,143	$24.59

Total Operating Expenses	$822,931	$838,600	$799,126	$875,624	$8.04

Net Operating Income	$1,797,452	$1,661,692	$1,808,952	$1,802,519	$16.55
TI/LC	9,391	10,630	8,400	128,734	1.18
Capital Expenditures	15,040	66,343	55,502	16,137	0.15

Net Cash Flow	$1,773,021	$1,584,719	$1,745,050	$1,657,647	$15.22

NOI DSCR	1.52x	1.41x	1.53x	1.53x
NCF DSCR	1.50x	1.34x	1.48x	1.40x
NOI DY	10.8%	10.0%	10.9%	10.9%
NCF DY	10.7%	9.5%	10.5%	10.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

[THIS PAGE INTENTIONALLY LEFT BLANK.]

Claremont Village Square

Loan Information

Mortgage Loan Seller:	Wells Fargo Bank, National Association

Credit Assessment
(Fitch/Moody’s/KBRA):	NAP

Original Principal Balance:	$15,100,000

Cut-off Date Principal Balance:	$15,049,818

% of Initial Pool Balance:	1.6%

Loan Purpose:	Refinance

Borrower Name:	Claremont Village Expansion Borrower LLC

Sponsors:	Jonathan Tolkin

Mortgage Rate:	5.230%

Note Date:	December 29, 2011

Anticipated Repayment Date:	NAP

Maturity Date:	January 1, 2022

IO Period:	None

Loan Term (Original):	120 months

Seasoning:	3 months

Amortization Term (Original):	360 months

Loan Amortization Type:	Amortizing Balloon

Interest Accrual Method:	Actual/360

Call Protection(1):	L(35),GRTR 1% or YM(81),O(4)

Lockbox Type:	Soft/Springing Cash Management

Additional Debt:	Yes

Additional Debt Type(2):	Subordinate Secured

Escrows and Reserves:

Type:	Initial	Monthly	Cap (If Any)
Taxes	$68,080	$17,020	NAP
Insurance	$16,765	$1,863	NAP
Replacement Reserves	$0	$1,602	$80,000
TI/LC	$350,000	$8,333	$350,000
Deferred Maintenance	$4,900	$0	NAP

Property Information

Single Asset/Portfolio:	Single Asset

Property Type:	Mixed Use

Specific Property Type:	Retail/Office

Location:	Claremont, CA

Size:	96,119 SF

Cut-off Date Principal
Balance Per Unit/SF:	$156.57

Year Built/Renovated:	2007/NAP

Occupancy %:	91.8%

Occupancy % Source Date:	October 31, 2011

Title Vesting:	Fee

Property Manager:	The Tolkin Group, Inc.

3rd Most Recent NOI (As of):	$1,971,753(12/31/2009)

2nd Most Recent NOI (As of):	$2,062,812(12/31/2010)

Most Recent NOI (As of):	$2,247,165 (TTM 10/31/2011)

U/W Revenues:	$2,488,217

U/W Expenses:	$650,524

U/W NOI:	$1,837,694

U/W NCF:	$1,669,803

U/W NOI DSCR:	1.84x

U/W NCF DSCR:	1.67x

U/W NOI Debt Yield:	12.2%

U/W NCF Debt Yield:	11.1%

Appraised Value:	$34,700,000

Appraisal Valuation Date:	November 28, 2011

Cut-off Date LTV Ratio:	43.4%

LTV Ratio at Maturity or ARD:	36.0%

(1)	The yield maintenance premium is calculated based on an amount equal to the greater of: (i) 1% of the outstanding principal balance of the loan; and (ii) the excess of the sum of the present value, using a discount rate equal to 50 basis points plus a periodic Treasury yield of P&I through maturity date over the outstanding principal balance.
(2)	The Claremont Village Square mortgage loan has a non-pooled subordinate secured loan with a balance as of origination of $1,243,000. The subordinate secured loan is with the Claremont Redevelopment Agency, does not accrue interest, has an unlimited term and does not require regular debt service payments. The inplace total debt LTV ratio is 47.0%, the in-place total debt U/W NCF DSCR is 1.67x and the in-place total debt NCF Debt Yield is 10.2%.

The Claremont Village Square mortgage loan is secured by a first mortgage encumbering a mixed use property located in Claremont, California (the “Claremont Village Square Property”). According to the appraisal, Claremont, California is in eastern Los Angeles County, has an estimated 2010 population base of 36,618 and is home to the Claremont College consortium. The improvements consist of six, one to three-story buildings with a total net rentable area of 96,119 square feet. Parking for the Claremont Village Square Property is provided by 495 spaces in an adjacent public parking garage (under agreement with the city of Claremont), resulting in a parking ratio of approximately 5.1 spaces per 1,000 square feet of net rentable area. The Claremont Village Square Property was 91.8% leased as of October 31, 2011 to 38 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CLAREMONT VILLAGE SQUARE

The following table presents certain information relating to the tenancies at the Claremont Village Square Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF(2)	Occupancy Cost(2)	Lease Expiration Date
Anchor Tenants - Collateral
Technip USA	NR/NR/BBB+	16,966	17.7%	$18.00	$305,388	15.2%	NAV	NAV	Various(3)(4)
Casa Moreno	NR/NR/NR	4,451	4.6%	$30.00	$133,530	6.7%	$341	9.3%	5/14/2020(5)
Chico’s	NR/NR/NR	3,706	3.9%	$30.00	$111,180	5.6%	$342	10.3%	9/30/2012
American Apparel	NR/NR/NR	3,694	3.8%	$27.00	$99,738	5.0%	NAV	NAV	9/30/2017
La Parolaccia	NR/NR/NR	3,034	3.2%	$30.00	$91,020	4.5%	$359	9.7	4/30/2018

Total Anchor Tenants - Collateral		31,851	33.1%	$23.26	$740,856	37.0%

Non-Major Tenants		56,343	58.6%	$22.40	$1,262,120	63.0%

Occupied Collateral Total		88,194	91.8%	$22.71	$2,002,976	100.0%

Vacant Space		7,925	8.2%

Collateral Total		96,119	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Sales per square foot and occupancy costs are for the twelve months ended on December 31, 2011.
(3)	Technip USA’s space is comprised of two leases as follows: a 11,581 square foot lease which expires on December 11, 2017 and a 5,385 square foot lease which expires December 11, 2012.
(4)	Technip has the right to terminate its 11,581 square foot lease commencing in January 2013 and upon providing 9 months prior notice. Upon termination, the tenant is required to pay a termination fee equal to all unamortized leasing costs and commissions and legal fees upon the termination date
(5)	Casa Moreno has the right to terminate its lease at anytime on or after November 30, 2012.

The following table presents certain information relating to the lease rollover schedule at the Claremont Village Square Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	1	1,075	1.1%	1,075	1.1%	$29,025	$27.00
2012	6	16,326	17.0%	17,401	18.1%	$346,548	$21.23
2013	2	5,745	6.0%	23,146	24.1%	$103,410	$18.00
2014	8	11,031	11.5%	34,177	35.6%	$237,054	$21.49
2015	9	9,803	10.2%	43,980	45.8%	$244,077	$24.90
2016	3	4,741	4.9%	48,721	50.7%	$112,020	$23.63
2017	8	24,215	25.2%	72,936	75.9%	$498,635	$20.59
2018	4	6,430	6.7%	79,366	82.6%	$171,948	$26.74
2019	0	0	0.0%	79,366	82.6%	$0	$0.00
2020	1	4,451	4.6%	83,817	87.2%	$133,530	$30.00
2021	1	1,527	1.6%	85,344	88.8%	$41,229	$27.00
2022	1	2,850	3.0%	88,194	91.8%	$85,500	$30.00
Thereafter	0	0	0.0%	88,194	91.8%	$0	$0.00
Vacant	0	7,925	8.2%	96,119	100.0%	$0	$0.00

Total/Weighted Average	44	96,119	100.0%			$2,002,976	$22.71

(1)	Source: Information obtained from underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

The following table presents historical occupancy percentages at the Claremont Village Square Property:

Historical Occupancy Percentages*

12/31/2009	12/31/2010	12/31/2011
80%	92%	95%

*	Source: Information obtained from borrower rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CLAREMONT VILLAGE SQUARE

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Claremont Village Square Property:

Cash Flow Analysis

	2009	2010	TTM 10/31/2011	U/W	U/W $ per SF
Base Rent	$2,121,233	$2,262,741	$2,349,487	$2,002,976	$20.84
Grossed Up Vacant Space	0	0	0	193,833	2.02
Percentage Rent	38,181	84,554	95,846	45,000	0.47
Total Reimbursables	376,432	408,269	461,767	434,893	4.52
Other Income	12,336	4,834	4,312	4,834	0.05
Less Vacancy & Credit Loss	0	0	0	(193,319)	(2.01)

Effective Gross Income	$2,548,182	$2,760,398	$2,911,412	$2,488,217	$25.89

Total Operating Expenses	$576,429	$697,586	$664,247	$650,524	$6.77

Net Operating Income	$1,971,753	$2,062,812	$2,247,165	$1,837,694	$19.12
TI/LC	0	0	0	148,667	1.55
Capital Expenditures	0	0	0	19,224	0.20

Net Cash Flow	$1,971,753	$2,062,812	$2,247,165	$1,669,803	$17.37

NOI DSCR	1.98x	2.07x	2.25x	1.84x
NCF DSCR	1.98x	2.07x	2.25x	1.67x
NOI DY	13.1%	13.7%	14.9%	12.2%
NCF DY	13.1%	13.7%	14.9%	11.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

[THIS PAGE INTENTIONALLY LEFT BLANK.]

Commerce Park IV & V

Loan Information

Mortgage Loan Seller:	The Royal Bank of Scotland

Credit Assessment
(Fitch/Moody’s/KBRA):	NAP

Original Principal Balance:	$15,000,000

Cut-off Date Principal Balance:	$14,985,810

% of Initial Pool Balance:	1.6%

Loan Purpose:	Refinance

Borrower Names:	Commerce Park IV & V Associates LLC; UI Commerce Park LLC

Sponsors:	Mark Munsell; Herbert Luxenburg

Mortgage Rate:	5.482%

Note Date:	February 24, 2012

Anticipated Repayment Date:	NAP

Maturity Date:	March 1, 2022

IO Period:	None

Loan Term (Original):	120 months

Seasoning:	1 month

Amortization Term (Original):	360 months

Loan Amortization Type:	Amortizing Balloon

Interest Accrual Method:	Actual/360

Call Protection:	L(25),D(91),O(4)

Lockbox Type:	Hard/Springing Cash Management

Additional Debt:	None

Additional Debt Type:	NAP

Escrows and Reserves:

Type:	Initial	Monthly	Cap (If Any)
Taxes	$259,437	$49,937	NAP
Insurance(1)	$10,764	$2,691	NAP
Capital Expenditures	$3,824	$3,824	NAP
General TI/LC	$19,122	$19,122	$500,000
Tenant Specific Reserve(2)	$86,867	$0	NAP

Property Information

Single Asset/Portfolio:	Single Asset

Property Type:	Office

Specific Property Type:	Suburban

Location:	Beachwood, OH

Size:	229,459 SF

Cut-off Date Principal
Balance Per Unit/SF:	$65.31

Year Built/Renovated:	1984/NAP

Occupancy %:	93.2%

Occupancy % Source Date:	February 17, 2012

Title Vesting:	Fee

Property Manager:	Munsell Realty Advisors

3rd Most Recent NOI (As of):	$1,734,311(12/31/2009)

2nd Most Recent NOI (As of):	$1,507,961(12/31/2010)

Most Recent NOI (As of):	$1,848,960(12/31/2011)

U/W Revenues:	$4,252,792

U/W Expenses:	$2,199,959

U/W NOI:	$2,052,833

U/W NCF:	$1,777,482

U/W NOI DSCR:	2.01x

U/W NCF DSCR:	1.74x

U/W NOI Debt Yield:	13.7%

U/W NCF Debt Yield:	11.9%

As-Is Appraised Value:	$24,100,000

As-Is Appraisal Valuation
Date:	January 17, 2012

Cut-off Date LTV Ratio:	62.2%

LTV Ratio at Maturity or ARD:	52.0%

(1)	The monthly insurance escrow will be waived as long as no event of default has occurred and is continuing and the insurance required to be maintained by the borrower is effected under an acceptable blanket policy.
(2)	The borrower deposited $86,867 in an upfront reserve to cover partial rent concessions associated with the Howard Wershbale & Company lease. Provided no event of default has occurred or is continuing, lender shall disburse these funds to the borrower in an amount equal to $21,717 on the payment dates occurring in August 2012, September 2012, October 2012 and November 2012.

The Commerce Park IV & V mortgage loan is secured by a first mortgage encumbering two Class A office buildings that contain a total of 229,459 square feet (the “Commerce Park IV & V Property”). The Commerce IV & V Property is located on Chagrin Boulevard in Beachwood, Ohio, approximately 1.5 miles west of Interstate Highway I-271 and approximately 10 mile east of Downtown Cleveland, Ohio. As of February 17, 2012, the Commerce IV & V Property was 93.2% leased to 64 tenants. The Commerce IV & V Property contains 947 surface and underground garage parking spaces, resulting in a parking ratio of 4.13 spaces per 1,000 square feet.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COMMERCE PARK IV & V

The following table presents certain information relating to the tenancies at the Commerce Park IV & V Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date
Major Tenants
Howard Wershbale & Company(2)	NR/NR/NR	24,881	10.8%	$19.00	$472,739	12.3%	6/30/2018
Dorsky & Associates	NR/NR/NR	13,162	5.7%	$18.00	236,916	6.2%	2/29/2016
Windsor Laurelwood Center	NR/NR/NR	9,085	4.0%	$14.00	127,190	3.3%	8/31/2013
University Hospital	NR/NR/NR	8,756	3.8%	$14.77	129,326	3.4%	8/31/2015

Total Major Tenants		55,884	24.4%	$17.29	$966,171	25.1%

Non-Major Tenants		157,902	68.8%	$18.27	$2,884,697	74.9%

Occupied Collateral		213,786	93.2%	$18.01	$3,850,868	100.0%

Vacant Space		15,673	6.8%

Collateral Total		229,459	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Howard, Wershbale & Company has a one-time right to terminate its lease on August 31, 2016 provided that the tenant provides notification by November 30, 2015 and pays a termination fee equal to the sum of the unamortized cost of the improvements with 8% annual interest. The exercise will trigger a lease sweep period.

The following table presents certain information relating to the lease rollover schedule at the Commerce Park IV & V Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(2)
MTM(3)	3	1,890	0.8%	1,890	0.8%	$3,900	$2.06
2012	4	7,129	3.1%	9,019	3.9%	$146,046	$20.49
2013	11	43,663	19.0%	52,682	23.0%	$766,577	$17.56
2014	15	50,429	22.0%	103,111	44.9%	$960,997	$19.06
2015	13	30,088	13.1%	133,199	58.0%	$528,902	$17.58
2016	6	32,686	14.2%	165,885	72.3%	$581,194	$17.78
2017	4	14,379	6.3%	180,264	78.6%	$215,450	$14.98
2018	2	29,381	12.8%	209,645	91.4%	$549,239	$18.69
2019	3	4,141	1.8%	213,786	93.2%	$98,563	$23.80
2020	0	0	0.0%	213,786	93.2%	$0	$0.00
2021	0	0	0.0%	213,786	93.2%	$0	$0.00
2022	0	0	0.0%	213,786	93.2%	$0	$0.00
Thereafter	0	0	0.0%	213,786	93.2%	$0	$0.00
Vacant	0	15,673	6.8%	229,459	100.0%	$0	$0.00

Total / Weighted Average	61	229,459	100.0%			$3,850,868	$18.01

(1)	Source: Information obtained from underwritten rent roll.
(2)	Annual U/W base rent PSF excludes vacant space.
(3)	Includes a management office (980 square feet) and conference room (712 square feet) that do not pay rent at the Commerce IV & V Property.

The following table presents historical occupancy percentages at the Commerce Park IV & V Property:

Historical Occupancy Percentages*

12/31/2009	12/31/2010	12/31/2011
92%	92%	90%

*	Source: Information provided by the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COMMERCE PARK IV & V

The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Commerce Park IV & V Property:

Cash Flow Analysis

	2009	2010	2011	U/W	U/W $ per SF
Base Rent	$3,575,938	$3,441,292	$3,492,312	$3,850,868	$16.78
Grossed Up Vacant Space	0	0	0	297,787	1.30
Total Reimbursables	308,092	299,694	441,169	337,595	1.47
Other Income	58,612	63,163	64,329	64,329	0.28
Less Vacancy & Credit Loss	0	0	0	(297,787)	(1.30)

Effective Gross Income	$3,942,642	$3,804,149	$3,997,810	$4,252,792	$18.53

Total Operating Expenses	$2,208,331	$2,296,188	$2,148,850	$2,199,959	$9.59

Net Operating Income(1)	$1,734,311	$1,507,961	$1,848,960	$2,052,833	$8.95
TI/LC	0	0	0	229,459	1.00
Capital Expenditures	0	0	0	45,892	0.20

Net Cash Flow	$1,734,311	$1,507,961	$1,848,960	$1,777,482	$7.75

NOI DSCR	1.70x	1.48x	1.81x	2.01x
NCF DSCR	1.70x	1.48x	1.81x	1.74x
NOI DY	11.6%	10.1%	12.3%	13.7%
NCF DY	11.6%	10.1%	12.3%	11.9%

(1)	The U/W NOI is higher than the historical NOIs due to several factors but not limited to new leases that were signed in 2012 as well as partial rent concession afforded to Howard Wershbale & Company, which were reserved at closing by the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2012-C6	Transaction Contact Information

VI.	Transaction Contact Information

Questions regarding this Structural and Collateral Term Sheet may be directed to any of the following individuals:

Wells Fargo Securities, LLC		RBS Securities Inc.

Kara McShane	Tel. (212) 214-5617	Jeff Wilson	Tel. (203) 897-2900
Fax (212) 214-8970

Brigid Mattingly	Tel. (312) 269-3062	Adam Ansaldi	Tel. (203) 897-0881
	Fax (312) 658-0140		Fax (203) 873-3542

Matthew Orrino	Tel. (212) 214-5608	Jim Barnard	Tel. (203) 897-4417
	Fax (212) 214-8970		Fax (203) 873-4310

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.